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                   ECHOSTAR DBS CORPORATION

                         $375,000,000

             12 1/2% SENIOR SECURED NOTES DUE 2002

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                          INDENTURE

                  Dated as of June 25, 1997

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               First Trust National Association

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                           Trustee

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     INDENTURE dated as of June 25, 1997 among EchoStar DBS Corporation (the
"Company"), a Colorado corporation, the Guarantors (as defined herein) and First Trust National Association, as trustee (the "Trustee").

     The Company, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 12 1/2% Senior Secured Notes due 2002:


                                  ARTICLE 1.

                        DEFINITIONS AND INCORPORATION
                                 BY REFERENCE

SECTION 1.01.  DEFINITIONS.

   "ACCOUNTS RECEIVABLE SUBSIDIARY" means one Unrestricted Subsidiary of the Company specifically designated as an Accounts Receivable Subsidiary for the purpose of financing the accounts receivable of the Company, and provided that any such designation shall not be deemed to prohibit the Company from financing accounts receivable through any other entity, including without limitation, any other Unrestricted Subsidiary.

   "ACCOUNTS RECEIVABLE SUBSIDIARY NOTES" means the notes to be issued by the Accounts Receivable Subsidiary for the purchase of accounts receivable.

   "ACQUIRED DEBT" means, with respect to any specified person, Indebtedness of any other person existing at the time such other person merges with or into or becomes a Subsidiary of such specified person, or Indebtedness incurred by such person in connection with the acquisition of assets, including Indebtedness incurred in connection with, or in contemplation of, such other person merging with or into or becoming a Subsidiary of such specified person or the acquisition of such assets, as the case may be.

   "ADDITIONAL PAYMENT OBLIGATIONS" means the portion of the payment obligations, under any vendor financing arrangements, of any of the Company, EchoStar or any of the Company's Subsidiaries with respect to the construction, launch or insurance of EchoStar IV in excess of $15.0 million.

   "AFFILIATE" of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person, whether through the ownership of voting securities, by agreement or otherwise; PROVIDED, HOWEVER, that beneficial ownership of 10% or more of the voting securities of a person shall be deemed to be control; PROVIDED FURTHER that no individual, other than a director of EchoStar or an officer of EchoStar with a policy making function, shall be deemed an Affiliate of EchoStar or any of its Subsidiaries, solely by reason of such individual's employment, position or responsibilities by or with respect to EchoStar or any of its Subsidiaries.

   "AGENT" means any Registrar, Paying Agent or co-registrar.

   "BANK DEBT" means Indebtedness incurred pursuant to the Credit Agreement in an aggregate amount not to exceed 90% of the accounts receivable of the borrowers under the Credit Agreement eligible for inclusion in the borrowing base under the Credit Agreement, plus 75% of the inventory of the Credit Agreement borrowers under the Credit Agreement eligible for inclusion in the borrowing base under the Credit Agreement, plus 100% of the cash collateral and marketable securities of the Borrowers under the Credit Agreement eligible for inclusion in the borrowing base under the Credit Agreement.

   "BANKRUPTCY LAW" means title 11, U.S. Code or any similar federal or state law for the relief of debtors.

   "BUSINESS DAY" means any day other than a Legal Holiday.

   "CAPITAL LEASE" means, at the time any determination thereof is made, any lease of property, real or personal, in respect of which the present value of the minimum rental commitment would be capitalized on a balance sheet of the lessee in accordance with GAAP.

   "CAPITAL LEASE OBLIGATION" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be so required to be capitalized on the balance sheet in accordance with GAAP.

   "CAPITAL STOCK" means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock or partnership or membership interests, whether common or preferred.

   "CASH EQUIVALENTS" means: (a) U.S. dollars; (b) securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition; (c) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500 million; (d) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses
(b) and (c) entered into with any financial institution meeting the qualifications specified in clause (c) above; and (e) commercial paper rated P-1, A-l or the equivalent thereof by Moody's Investors Service, Inc. or Standard & Poor's Corporation, respectively, and in each case maturing within six months after the date of acquisition.

   "CHANGE OF CONTROL" means: (a) any transaction or series of transactions (including, without limitation, a tender offer, merger or consolidation) the result of which is that the Principals and their Related Parties or an entity controlled by the Principals and their Related Parties cease to (i) be the "beneficial owners" (as defined in Rule 13(d)(3) under the Exchange Act) of at least 30% of the total Equity Interests in EchoStar and (ii) have the voting power to elect at least a majority of the Board of Directors of EchoStar; (b) the first day on which a majority of the members of the Board of Directors of EchoStar are not Continuing Directors; (c) any transaction or series of transactions (including, without limitation, a tender offer, merger or consolidation) the result of which is that the Principals and their Related

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Parties or any entity controlled by the Principals and their Related Parties cease to be the "beneficial owners" (as defined in Rule 13(d)(3) under the Exchange Act) of at least 30% of the total Equity Interests in the Company and have the voting power to elect at least a majority of the Board of Directors of the Company, or (d) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

   "COLLATERAL" means all assets pledged, mortgaged or collaterally assigned as Security pursuant to the Collateral Documents.

   "COLLATERAL ASSIGNMENT" means the Security Agreement dated the date hereof, substantially in the form of Exhibit I hereto.

   "COLLATERAL DOCUMENTS" means (i) the Interest Escrow Agreement, (ii) the Satellite Escrow Agreement, (iii) the Stock Pledge Agreement, (iv) the Escrow Accounts Security Agreement, (v) the EchoStar IV Security Agreement, (vi) the Collateral Assignment and (vii) the Orbital Slot Security Agreement.

   "COMMUNICATIONS ACT" means the Communications Act of 1934, as amended.

   "CONSOLIDATED CASH FLOW" means, with respect to any person for any period, the Consolidated Net Income of such person for such period, plus, to the extent deducted in computing Consolidated Net Income: (a) provision for taxes based on income or profits; (b) Consolidated Interest Expense; (c) depreciation and amortization (including amortization of goodwill and other intangibles) of such person for such period; and (d) any extraordinary loss and any net loss realized in connection with any Asset Sale, in each case, on a consolidated basis determined in accordance with GAAP, provided that Consolidated Cash Flow shall not include interest income derived from the net proceeds of the Offering.

   "CONSOLIDATED INTEREST EXPENSE" means, with respect to any person for any period, consolidated interest expense of such person for such period, whether paid or accrued (including amortization of original issue discount and deferred financing costs, non-cash interest payments and the interest component of Capital Lease Obligations), on a consolidated basis determined in accordance with GAAP.

   "CONSOLIDATED NET INCOME" means, with respect to any person for any period, the aggregate of the Net Income of such person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; PROVIDED, HOWEVER, that: (a) the Net Income of any person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to such person, in the case of a gain, or to the extent of any contributions or other payments by the referent person, in the case of a loss; (b) the Net Income of any person that is a Subsidiary that is not a Wholly Owned Subsidiary shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent person; (c) the Net Income of any person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded; (d) the Net Income of any Subsidiary of such person shall be excluded to the extent that the declaration or payment of dividends or similar distributions is not at the time permitted by operation of the terms of its charter or bylaws or any other agreement, instrument, judgment, decree,

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order, statute, rule or government regulation to which it is subject;
and (e) the cumulative effect of a change in accounting principles shall be excluded.

   "CONSOLIDATED NET WORTH" means, with respect to any person, the sum of:
(a) the stockholders' equity of such person; plus (b) the amount reported on such person's most recent balance sheet with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such person upon issuance of such preferred stock, less: (i) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the date of the Indenture in the book value of any asset owned by such person or a consolidated Subsidiary of such person; and (ii) all unamortized debt discount and expense and unamortized deferred charges, all of the foregoing determined in accordance with GAAP.

   "CONTINUING DIRECTOR" means, as of any date of determination, any member of the Board of Directors of EchoStar or the Company, as the case may be, who: (a) was a member of such Board of Directors on the date of the Indenture; or (b) was nominated for election or elected to such Board of Directors with the affirmative vote of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

   "CORPORATE TRUST OFFICE OF THE TRUSTEE" shall be at the address of the Trustee specified in Section 12.02 or such other address as to which the Trustee may give notice to the Company.

   "CREDIT AGREEMENT" means any one or more credit agreements (which may include or consist of revolving credits) between EchoStar, the Company or any of the Company's Restricted Subsidiaries and one or more banks or other financial institutions providing financing for the business of EchoStar, the Company and the Company's Restricted Subsidiaries, PROVIDED that the lenders party to the Credit Agreement may not be Affiliates of EchoStar.

   "CREDIT AGREEMENT BORROWERS" means Echo Acceptance Corporation, Echosphere Corporation, EchoStar International Corporation, Houston Tracker Systems, Inc., Satellite Source, Inc., EchoStar Satellite Corporation and DNCC.

   "CUSTODIAN" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

   "DBS" means direct broadcast satellite.

   "DEFAULT" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

   "DEFERRED PAYMENTS" means Indebtedness to satellite contractors incurred in connection with the construction and launch of EchoStar I, EchoStar II, EchoStar III and EchoStar IV in an amount not to exceed $135.0 million.

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   "DISH" means Dish, Ltd., a Nevada corporation.

   "DISH GUARANTEE" means the Guarantee dated the date hereof, by Dish, of the Obligations of the Company under the Notes and this Indenture, in substantially the same form as Exhibit D hereto.

   "DISH GUARANTEE DATE" means the earlier of: (i) the first date upon which Dish is permitted, pursuant to the terms of both the 1996 Notes Indenture and the 1994 Notes Indenture, to Guarantee the Company's total payment obligations under all of the then-outstanding Senior Secured Notes; and (ii) the first date upon which both the 1996 Notes and the 1994 Notes are no longer outstanding or have been defeased.

   "DISH PREFERRED STOCK" means Dish's 8% Series A Cumulative Preferred Stock having an aggregate liquidation preference not in excess of $15.1 million.

   "DISQUALIFIED STOCK" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to date on which the Notes mature.

   "DNCC" means Dish Network Credit Corporation, a Colorado corporation.

   "ECHOSTAR" means EchoStar Communications Corporation, a Nevada corporation.

   "ECHOSTAR DBS" means EchoStar DBS Corporation, a Colorado corporation.

   "ECHOSTAR DBS SYSTEM" means the digital direct broadcast satellite system of the Company, as defined in the Offering Memorandum.

   "ECHOSTAR I" means the Company's high-powered direct broadcast satellite designated as EchoStar I in the Offering Memorandum.

   "ECHOSTAR II" means the Company's high-powered direct broadcast satellite designated as EchoStar II in the Offering Memorandum.

   "ECHOSTAR III" means the high-powered direct broadcast satellite being constructed by DBSC as of the date of this Indenture, and any replacement satellite thereof to the extent permitted by the terms of the Indenture.

   "ECHOSTAR IV" means the high-powered direct broadcast satellite being constructed which is designated as EchoStar IV in the Offering Memorandum, and any replacement satellite thereof to the extent permitted by the terms of this Indenture.

   "ECHOSTAR IV SECURITY AGREEMENT" means the Security Agreement dated the date hereof, substantially in the form of Exhibit J hereto.

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   "ECHOSTAR GUARANTEE" means the Guarantee by EchoStar of the Obligations of the Company under the Notes and this Indenture, in substantially the same form as Exhibit B hereto.

   "ECHOSTAR RECEIVER SYSTEM" means a satellite dish, digital satellite receiver, remote control and related components, used in connection with the DBS service PROVIDED by EchoStar and its Subsidiaries.

   "ELIGIBLE INSTITUTION" means a commercial banking institution that has combined capital and surplus of not less than $500 million or its equivalent in foreign currency, whose debt is rated Investment Grade at the time as of which any investment or rollover therein is made.

   "EQUITY INTERESTS" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

   "ESBC" means EchoStar Satellite Broadcasting Corporation.

   "ESBC GUARANTEE" means the Guarantee dated the date hereof, by ESBC, of the Obligations of the Company under the Notes and this Indenture, in substantially the same form as Exhibit C hereto.

   "ESBC GUARANTEE DATE" means the earlier of: (i) the first date upon which ESBC is permitted, pursuant to the terms of the 1996 Notes Indenture, to Guarantee the Company's total payment obligations under all of the then-outstanding Notes; and (ii) the first date upon which the 1996 Notes are no longer outstanding or have been defeased.

   "ESC" means EchoStar Satellite Corporation.

   "ESCROW AGENT" means First Trust National Association, as Escrow Agent under the Interest Escrow Agreement and the Satellite Escrow Agreement, or any successor thereto appointed pursuant to such agreements.

   "ESCROW ACCOUNTS SECURITY AGREEMENT" means the Security Agreement dated the date hereof, substantially in the form of Exhibit H hereto.

   "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

   "EXCHANGE NOTES" means 121/2% Senior Secured Notes Due 2002 issued by the Company, and containing terms identical to those of the Notes (except that such Exchange Notes shall have been issued in an exchange offer registered under the Securities Act), that are issued and exchanged for the Notes pursuant to the Registration Rights Agreement and this Indenture.

   "EXISTING INDEBTEDNESS" means the Notes and any other Indebtedness of the Company and its Subsidiaries in existence on the date of the Indenture until such amounts are repaid.

   "FCC" means Federal Communications Commission.

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   "FULL-CONUS ORBITAL SLOT" means the 101, 110 or 119 degrees West Longitude orbital slot.

   "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the U.S., which are applicable as of the date of determination; PROVIDED, HOWEVER; that these definitions and all ratios and calculations contained in Sections 4.07, 4.08, 4.09 and 4.10 shall be determined in accordance with GAAP as in effect and applied by EchoStar and its Subsidiaries on the date of the Indenture, consistently applied; PROVIDED, FURTHER, that in the event of any change in GAAP or in any change by EchoStar or any of its Subsidiaries in GAAP applied that would result in any change in any such ratio or calculation, the Company shall deliver to the Trustee, each time any such ratio or calculation is required to be determined or made, an Officers' Certificate setting forth the computations showing the effect of such change or application on such ratio or calculation.

   "GLOBAL NOTE" means a Note evidencing all or part of the Notes issued to the Depositary for such Notes.

   "GOVERNMENT SECURITIES" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States of America is pledged.

   "GUARANTEE" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

   "GUARANTOR" means EchoStar and any other entity that executes a Guarantee of the obligations of the Company under the Notes, and their respective successors and assigns.

   "HEDGING OBLIGATIONS" means, with respect to any person, the obligations of such person under: (a) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and (b) other agreements or arrangements designed to protect such person against fluctuations in interest rates.

   "HOLDER" means a Person in whose name a Note is registered.

   "INDEBTEDNESS" means, with respect to any person, any indebtedness of such person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or representing the balance deferred and unpaid of the purchase price of any property (including pursuant to capital leases) or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing (other than Hedging Obligations) would appear as a liability upon a balance sheet of such person prepared in accordance with GAAP, and also includes, to the extent not otherwise included, the Guarantee of items that would be included within this definition.

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

   "INDEBTEDNESS TO CASH FLOW RATIO" means, with respect to any person, the ratio of: (a) the Indebtedness of such person and its Subsidiaries as of the end of the most recently ended fiscal quarter, plus the amount of any Indebtedness incurred subsequent to the end of such fiscal quarter; to (b) such person's Consolidated Cash Flow for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur (the "Measurement Period"), PROVIDED, HOWEVER; that: (i) in making such computation, Indebtedness shall include the total amount of funds outstanding and available under any revolving credit facilities; and (ii) in the event that the Company or any of its Subsidiaries consummates a material acquisition or an Asset Sale or other disposition of assets subsequent to the commencement of the Measurement Period but prior to the event for which the calculation of the Indebtedness to Cash Flow Ratio is made, then the Indebtedness to Cash Flow Ratio shall be calculated giving pro forma effect to such material acquisition or Asset Sale or other disposition of assets, as if the same had occurred at the beginning of the applicable period.

   "INDENTURE" means this Indenture, as amended or supplemented from time to time.

   "IN-ORBIT INSURANCE" means, with respect to a satellite, In-Orbit insurance providing coverage beginning 180 days after the launch (or contemporaneously with the expiration of any applicable Launch Insurance) of such satellite in an amount which is, together with cash and Cash Equivalents (not including cash and Cash Equivalents in the Satellite Escrow Account) segregated and reserved on the balance sheet of the Company, for the duration of the useful life of the satellite or until applied in accordance with the covenant entitled "Maintenance of Insurance," in an amount equal to or greater than the cost of construction, launch and insurance of such satellite, which insurance shall provide pro rata benefits to the insured upon a loss of more than 20% of the capacity of such satellite and shall compensate the insured for a total loss upon a loss of more than 50% of the capacity of such satellite. For purposes of the Indenture, the proceeds of any In-Orbit Insurance shall be deemed to include the amount of cash and Cash Equivalents segregated and reserved by the Company for purposes of the preceding sentence.

   "INTEREST ESCROW ACCOUNT" means an escrow account for the deposit of the proceeds from the sale of the Notes under the Interest Escrow Agreement.

   "INTEREST ESCROW AGREEMENT" means the Interest Escrow Agreement, dated as of the date hereof, by and among the Escrow Agent, the Trustee and the Company, governing the disbursement and loan of funds from the Interest Escrow Account, in the form of Exhibit E.

   "INVESTMENT GRADE" means with respect to a security, that such security is rated, by at least two nationally recognized statistical rating organizations, in one of each such organization's four highest generic rating categories.

   "INVESTMENTS" means, with respect to any person, all investments by such person in other persons (including Affiliates) in the forms of loans (including Guarantees), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

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

   "LAUNCH CONTRACT" means any contract for the launching of EchoStar IV into geostationary transfer orbit.

   "LAUNCH INSURANCE" means, with respect to a satellite, launch insurance (including, at the option of the Company, reflight coverage for any launch by Lockheed Martin or LKE, PROVIDED that such coverage permits assignment of the right to any subsequent launch, without consent of the launch provider) covering the period of the launch of such satellite to 180 days after such launch (or for such period as otherwise specified in the applicable policy) in an amount which, together with cash and Cash Equivalents segregated and reserved on the consolidated balance sheet of the Company until the successful launch of such satellite or until applied in accordance with the covenant entitled "Maintenance of Insurance," is equal to or greater than the cost of construction, launch and insurance of such satellite, which insurance shall provide pro rata benefits to the insured upon a loss of more than 20% of the capacity of such satellite and shall compensate the insured for a total loss upon a loss of more than 50% of the capacity of such satellite; PROVIDED, HOWEVER, that the amount of cash and Cash Equivalents that may be used by the Company for purposes of this definition may include cash and Cash Equivalents contained in the Satellite Escrow Account only for purposes of Launch Insurance with respect to EchoStar IV, but only to the extent that the Company certifies, in an Officers' Certificate delivered to the Trustee, that such cash and Cash Equivalents are reasonably not expected to be necessary for the completion of the development, construction, launch and operation of the relevant satellite. For purposes of the Indenture, the proceeds of any Launch Insurance shall be deemed to include the amount of cash and Cash Equivalents segregated and reserved by the Company for purposes of the preceding sentence.

   "LEGAL HOLIDAY" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

   "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent status) of any jurisdiction).

   "LKE" means Lockheed-Khruenichev-Energia, Inc., a Delaware corporation.

   "LOCKHEED MARTIN" means Lockheed Martin Corporation, a Maryland corporation, and its successors.

   "LOCKHEED MARTIN SATELLITE CONTRACT" means the Satellite Contract, dated as of July 18, 1996, between Lockheed Martin and the Company, as amended from time to time.

   "MARKETABLE SECURITIES" means: (a) Government Securities; (b) any certificate of deposit maturing not more than 365 days after the date of acquisition issued by, or time deposit of, an Eligible Institution; (c) commercial paper maturing not more than 365 days after the date of acquisition issued by a corporation (other than an Affiliate of the Company)

                                     -9-
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with an Investment Grade rating, at the time as of which any investment therein is made, issued or offered by an Eligible Institution; (d) any bankers acceptances or money market deposit accounts issued or offered by an Eligible Institution; and (e) any fund investing exclusively in investments of the types described in clauses (a) through (d) above.

   "MINIMUM APPRAISED VALUE" means: (a) an appraised value determined and set forth in writing by a nationally recognized appraisal firm experienced in the industry described under Section 4.18 of this Indenture in an amount not less than the aggregate principal amount of Senior Secured Notes then outstanding plus all accrued and unpaid interest thereon (less any funds remaining in the Interest Escrow Account as of the date of determination); or (b) a satellite of equal or greater value as compared to EchoStar IV.

   "NET INCOME" means, with respect to any person, the net income (loss) of such person, determined in accordance with GAAP, excluding, however, any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions), and excluding any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

   "NET PROCEEDS" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries, as the case may be, in respect of any Asset Sale, net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred, as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that are the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets. Net Proceeds shall exclude any non-cash proceeds received from any Asset Sale, but shall include such proceeds when and as converted by the Company or any Restricted Subsidiary to cash.

   "1994 NOTES INDENTURE" means the Indenture relating to the 1994 Notes.

   "1994 NOTES" means the 12 7/8% Senior Discount Notes due 2004 of Dish.

   "1994 CREDIT AGREEMENT" has the meaning set forth in the 1996 Notes
Indenture.

   "1996 NOTES INDENTURE" means the Indenture relating to the 1996 Notes.

   "1996 NOTES" means the 13 1/8% Senior Discount Notes due 2004 of ESBC.

   "NON-RECOURSE INDEBTEDNESS" of any person means Indebtedness of such person that: (i) is not guaranteed by any other person (except a Wholly Owned Subsidiary of the referent person); (ii) is not recourse to and does not obligate any other person (except a Wholly Owned Subsidiary of the referent person) in any way; (iii) does not subject any property or assets of any other person (except a Wholly Owned Subsidiary of the referent person), directly or indirectly, contingently or otherwise, to the satisfaction thereof; and (iv) is not

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required by GAAP to be reflected on the financial statements of any other person (other than a Subsidiary of the referent person) prepared in accordance with GAAP.

   "NOTES" means the 12 1/2% Senior Secured Notes due 2002 issued under this Indenture on the date of this Indenture. For purpose of this Indenture, the term "Notes" shall include any Exchange Notes and all Notes and Exchange Notes shall vote together as a single class.

   "OBLIGATIONS" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

   "OFFERING MEMORANDUM" means the Offering Memorandum dated June 25, 1997 relating to the offering of the Notes.

   "OFFICER" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, Controller, Secretary or any Vice-President of such Person.

   "OFFICERS' CERTIFICATE" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, principal financial officer, treasurer or principal accounting officer of the Company.

   "OPINION OF COUNSEL" means an opinion from legal counsel, who may be an employee of or counsel to the Company (or any Guarantor, if applicable), any Subsidiary of the Company (or any Guarantor, if applicable) or the Trustee.

   "ORBITAL SLOT SECURITY AGREEMENT" means the Security Agreement dated the date hereof, substantially in the form of Exhibit K hereto.

   "PERMITTED INVESTMENTS" means: (a) Investments in the Company or in a Wholly Owned Subsidiary of the Company, other than Unrestricted Subsidiaries of the Company, (b) Investments in Cash Equivalents and Marketable Securities; (c) conversion of debentures of SSET and DBS Industries, Inc. ("DBSI"), in accordance with their terms, into Equity Interests of SSET and DBSI; and (d) Investments by the Company or any Subsidiary of the Company in a person if, as a result of such Investment: (i) such person becomes a Wholly Owned Restricted Subsidiary of the Company, or (ii) such person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Wholly Owned Subsidiary of the Company that is not an Unrestricted Subsidiary of the Company.

   "PERMITTED LIENS" means: (a) Liens securing the Notes; (b) Liens securing the Deferred Payments; (c) Liens on EchoStar IV to the extent permitted under
Article X of this Indenture and the Collateral Documents; (d) Liens securing the Bank Debt on current assets of the Company's Restricted Subsidiaries; (e) Liens securing the 1996 Notes and the 1994 Notes; (f) Liens securing Purchase Money Indebtedness, PROVIDED that such Indebtedness was permitted to be incurred by the terms of the Indenture and such Liens do not extend to any assets of the Company or its Restricted Subsidiaries other than the assets so acquired; (g) Liens securing Indebtedness the proceeds of which are used to develop, construct, launch or insure any satellites other than EchoStar I, EchoStar II, EchoStar III or EchoStar IV (or any permitted replacements thereof), PROVIDED that such Indebtedness was permitted to be incurred by the terms of the Indenture and such Liens do not extend to any assets of the Company or its Restricted Subsidiaries other than such satellites being developed, constructed, launched or insured and to the related licenses, permits and construction, launch, insurance and TT&C contracts; (h) Liens on orbital slots, licenses and other assets and rights of the Company, PROVIDED that such orbital slots, licenses and other assets and rights relate solely to the satellites referred to in clause (g) of this definition; (i) Liens on property of a person existing at the time such person is merged into or consolidated with the Company or any Restricted Subsidiary of the Company, PROVIDED, that such Liens were not incurred in connection with, or in contemplation of, such merger or consolidation, other than in the ordinary course of business; (j) Liens on property of an Unrestricted Subsidiary at the time that it is designated as a Restricted Subsidiary pursuant to the definition of "Unrestricted Subsidiary," PROVIDED that such liens were not incurred in connection with, or contemplation of, such designation; (k) Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company; PROVIDED that such Liens were not incurred in connection with, or in contemplation of, such acquisition and do not extend to any assets of the Company or any of its Restricted Subsidiaries other than the property so acquired; (l) Liens to secure the performance of statutory obligations, surety or appeal bonds or performance bonds, or landlords', carriers', warehousemen's, mechanics', suppliers', materialmen's or other like Liens, in any case incurred in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate process of law, if a reserve or other appropriate provision, if any, as is required by GAAP shall have been made therefore; (m) Liens existing on the date of the Indenture; (n) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; PROVIDED that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (o) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company (including, without limitation, Liens securing Purchase Money Indebtedness) with respect to obligations that do not exceed $2 million in principal amount in the aggregate at any one time outstanding; and
(p) extensions, renewals or refundings of any Liens referred to in clauses (a) through (o) above, PROVIDED that any such extension, renewal or refunding does not extend to any assets or secure any Indebtedness not securing or secured by the Liens being extended, renewed or refinanced.

   "PERSON" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust or unincorporated organization (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

   "PREFERRED EQUITY INTEREST", in any person, means an Equity Interest of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such person, over Equity Interests of any other class in such person.

   "PRINCIPALS" means Charles W. Ergen, James DeFranco, R. Scott Zimmer, Steven B. Schaver and David K. Moskowitz.

     "PURCHASE MONEY INDEBTEDNESS" means indebtedness of the Company or any of its Restricted Subsidiaries incurred (within 180 days of such purchase) to finance the purchase of any assets of the Company or any of its Restricted
Subsidiaries: (a) to the extent the amount of Indebtedness thereunder does not exceed 80% of the purchase cost of such assets; (b) to the extent the purchase cost of such assets is or should be included in "additions to property, plant and equipment" in accordance with GAAP; (c) to the extent that such Indebtedness is not recourse to the Company or any of its Restricted Subsidiaries or any of their respective assets, other than the assets so purchased; and (d) if the purchase of such assets is not part of an acquisition of any Person.

     "RECEIVER SUBSIDY" means a subsidy, rebate or other similar payment by EchoStar or any of its Subsidiaries, in the ordinary course of business, to subscribers, vendors or distributors, relating to an EchoStar Receiver System, not to exceed the cost of such EchoStar Receiver System, together with the cost of installation of such EchoStar Receiver System.

     "RECEIVABLES TRUST" means a trust organized solely for the purpose of securitizing the accounts receivable held by the Accounts Receivable Subsidiary that (a) shall not engage in any business other than (i) the purchase of accounts receivable or participation interests therein from the Accounts Receivable Subsidiary and the servicing thereof, (ii) the issuance of and distribution of payments with respect to the securities permitted to be issued under clause (b) below and (iii) other activities incidental to the foregoing, (b) shall not at any time incur Indebtedness or issue any securities, except (i) certificates representing undivided interests in the Trust issued to the Accounts Receivable Subsidiary and (ii) debt securities issued in an arm's length transaction for consideration solely in the form of cash and Cash Equivalents, all of which (net of any issuance fees and expenses) shall promptly be paid to the Accounts Receivable Subsidiary, and
(c) shall distribute to the Accounts Receivable Subsidiary as a distribution on the Accounts Receivable Subsidiary's beneficial interest in the Receivables Trust no less frequently than once every six months all available cash and Cash Equivalents held by it, to the extent not required for reasonable operating expenses or reserves therefor or to service any securities issued pursuant to clause (b) above that are not held by the Accounts Receivable Subsidiary.

     "RELATED PARTY" means, with respect to any Principal, (a) the spouse and each immediate family member of such Principal and (b) each trust, corporation, partnership or other entity of which such Principal beneficially holds an 80% or more controlling interest.

     "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement among the Company, the Guarantors, Donaldson, Lufkin & Jenrette Securities Corporation and Smith Barney Inc.

     "RESPONSIBLE OFFICER," when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

     "RESTRICTED INVESTMENT" means an Investment other than Permitted
Investments.

     "RESTRICTED SUBSIDIARY" means, any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by the Company or one or more Subsidiaries of the Company or a combination thereof, other than Unrestricted Subsidiaries.

     "SATELLITE CONTRACT" means any contract relating to the construction of EchoStar IV, including, without limitation, the Lockheed Martin Satellite Contract.

     "SATELLITE ESCROW ACCOUNT" means an escrow account for the deposit of the proceeds from the sale of the Notes under the Satellite Escrow Agreement.

     "SATELLITE ESCROW AGREEMENT" means the Satellite Escrow Agreement, dated as of the date hereof, by and among the Escrow Agent, the Trustee and the Company, governing the disbursement and loan of funds from the Satellite Escrow Account, in the form of Exhibit F.

     "SATELLITE RECEIVER" means any satellite receiver capable of receiving programming from the EchoStar DISH Network-SM-.

     "SEC" means the Securities and Exchange Commission.

     "SECURITIES ACT" means the Securities Act of 1933, as amended.

     "SENIOR ECHOSTAR INDEBTEDNESS" means all Indebtedness for borrowed money of EchoStar, whether outstanding on the date of this Indenture or incurred after the date of this Indenture, which is not by its terms subordinate and junior to other Indebtedness of EchoStar.

     "SIGNIFICANT SUBSIDIARY" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of this Indenture.

     "SPRINGING GUARANTEES" means the Guarantees by the Springing Guarantors of the Obligations of the Company under the Notes and this Indenture.

     "SPRINGING GUARANTORS" means Dish and ESBC.

     "SSET" means Satellite Systems Engineering Technologies, Inc. and its Affiliates.

     "STOCK PLEDGE AGREEMENT" means the Pledge Agreement dated the date hereof, substantially in the form of Exhibit G hereto.

     "SUBSIDIARY" means, with respect to any person, any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such person or one or more of the other Subsidiaries of such person or a combination thereof.

     "SUPPLEMENTAL INDENTURE" means any supplemental indenture relating to this Indenture.

     "TIA" means the Trust Indenture Act of 1939 as in effect on the date on which this Indenture is qualified under the TIA.

     "TRUSTEE" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

     "TT&C" means telemetry, tracking and control.

     "UNRESTRICTED SUBSIDIARY" means; (A) EchoStar Real Estate Corporation, EchoStar International (Mauritius) Ltd., EchoStar Manufacturing and Distribution Pvt. Ltd. and Satrec Mauritius Ltd.; and (B) any Subsidiary of the Company designated as an Unrestricted Subsidiary in a resolution of the Board of Directors of the Company: (a) no portion of the Indebtedness or any other obligation (contingent or otherwise) of which, at the time of such designation: (i) is guaranteed by the Company or any other Subsidiary of the Company (other than another Unrestricted Subsidiary); (ii) is recourse to or obligates the Company or any other Subsidiary of the Company (other than another Unrestricted Subsidiary) in any way; or (iii) subjects any property or asset of the Company or any other Subsidiary of the Company (other than another Unrestricted Subsidiary), directly or indirectly, contingently or otherwise, to satisfaction thereof; (b) with which neither the Company nor any other Subsidiary of the Company (other than another Unrestricted Subsidiary) has any contract, agreement, arrangement, understanding or is subject to an obligation of any kind, written or oral, other than on terms no less favorable to the Company or such other Subsidiary than those that might be obtained at the time from persons who are not Affiliates of the Company;
(c) with which neither the Company nor any other Subsidiary of the Company (other than another Unrestricted Subsidiary) has any obligation: (i) to subscribe for additional shares of Capital Stock or other equity interests therein; or (ii) to maintain or preserve such Subsidiary's financial condition or to cause such Subsidiary to achieve certain levels of operating results and (d) which does not provide direct broadcast services in any capacity other than as a selling, billing and collection agent for one or more of the Company and its Restricted Subsidiaries; PROVIDED, HOWEVER, that none of the Company, Dish, EchoStar Satellite Corporation, DirectSat Corporation, Echo Acceptance Corporation, Houston Tracker Systems, Inc., EchoStar International Corporation and Echosphere Corporation may be designated as Unrestricted Subsidiaries. At the time that the Company designates a Subsidiary as an Unrestricted Subsidiary, the Company will be deemed to have made a Restricted Investment in an amount equal to the fair market value (as determined in good faith by the Board of Directors of the Company evidenced by a resolution of the Board of Directors of the Company and set forth in an Officers' Certificate delivered to the Trustee; PROVIDED, HOWEVER, that if the fair market value of such Subsidiary exceeds $10 million, the fair market value shall be determined by an investment banking firm of national standing selected by the Company) of such Subsidiary; provided that the Company may designate DNCC as an Unrestricted Subsidiary at any time and such designation shall not be deemed a Restricted Investment if, but only if, the provisions of clauses (B) (a), (b), (c) and (d) shall have been complied with prior to such designation. An Unrestricted Subsidiary may be designated as a Restricted Subsidiary of the Company if, at the time of such designation after giving pro forma effect thereto as if such designation had occurred at the beginning of the applicable four-quarter period, the Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Cash Flow Ratio test set forth in the covenant entitled "--Incurrence of Indebtedness, Issuance of Disqualified Stock and Issuance of Preferred Equity Interest of Subsidiaries."

     "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding principal amount of such Indebtedness into (b) the total of the product obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

     "WHOLLY OWNED RESTRICTED SUBSIDIARY" means a Wholly Owned Subsidiary of the Company that is a Restricted Subsidiary of the Company.

     "WHOLLY OWNED SUBSIDIARY" means, with respect to any person, any Subsidiary all of the outstanding voting stock (other than directors' qualifying shares) of which is owned by such person, directly or indirectly.

SECTION 1.02.     OTHER DEFINITIONS.

               TERM                                    DEFINED IN SECTION

     "Affiliate Transaction" . . . . . . . . . . . . . . . 4.11
     "Asset Sale". . . . . . . . . . . . . . . . . . . . . 4.10
     "Change of Control Offer" . . . . . . . . . . . . . . 4.15
     "Change of Control Payment" . . . . . . . . . . . . . 4.15
     "Change of Control Payment Date". . . . . . . . . . . 4.15
     "Covenant Defeasance" . . . . . . . . . . . . . . . . 8.03
     "EAC" . . . . . . . . . . . . . . . . . . . . . . . . 4.07
     "Event of Default". . . . . . . . . . . . . . . . . . 6.01
     "Excess Proceeds" . . . . . . . . . . . . . . . . . . 4.10; 4.16; 3.09
     "Excess Proceeds Offer" . . . . . . . . . . . . . . . 3.09
     "Incur" . . . . . . . . . . . . . . . . . . . . . . . 4.09
     "Legal Defeasance". . . . . . . . . . . . . . . . . . 8.02
     "Offer Amount". . . . . . . . . . . . . . . . . . . . 3.09
     "Offer Payment" . . . . . . . . . . . . . . . . . . . 4.21
     "Offer Payment Date". . . . . . . . . . . . . . . . . 4.21
     "Offer Period". . . . . . . . . . . . . . . . . . . . 3.09
     "Offer to Purchase" . . . . . . . . . . . . . . . . . 4.21
     "Paying Agent". . . . . . . . . . . . . . . . . . . . 2.04
     "Payment Default" . . . . . . . . . . . . . . . . . . 6.01
     "Permitted Refinancing" . . . . . . . . . . . . . . . 4.09
     "Purchase Date" . . . . . . . . . . . . . . . . . . . 3.09
     "Refinancing Indebtedness". . . . . . . . . . . . . . 4.09
     "Registrar" . . . . . . . . . . . . . . . . . . . . . 2.04
     "Restricted Payments" . . . . . . . . . . . . . . . . 4.07
     "Significant Transaction" . . . . . . . . . . . . . . 4.22

     "Special Offer Payment" . . . . . . . . . . . . . . . 4.22
     "Special Offer Payment Date". . . . . . . . . . . . . 4.22
     "Special Offer to Purchase" . . . . . . . . . . . . . 4.22
     "Strategic Partner" . . . . . . . . . . . . . . . . . 4.22
     "Subordinate and junior". . . . . . . . . . . . . . .11.01

SECTION 1.03.  INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

     Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

     The following TIA terms used in this Indenture have the following meanings:

     "INDENTURE SECURITIES" means the Notes and any Guarantee of the Notes;

     "INDENTURE SECURITY HOLDER" means a Holder of a Note;

     "INDENTURE TO BE QUALIFIED" means this Indenture;

     "INDENTURE TRUSTEE" or "INSTITUTIONAL TRUSTEE" means the Trustee;

     "OBLIGOR" on the Notes means each of the Company and any successor obligor upon the Notes or any Guarantor.

     All other terms used in this Indenture that are defined by the TIA, defined by reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

SECTION 1.04.  RULES OF CONSTRUCTION.

     Unless the context otherwise requires:

     (1)  a term has the meaning assigned to it;

     (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

     (3)  "or" is not exclusive;

     (4) words in the singular include the plural, and in the plural include the singular; and

     (5)  provisions apply to successive events and transactions.

                                   ARTICLE 2.
                                   THE NOTES

SECTION 2.01.  FORM AND DATING.

     The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto, the terms of which are incorporated in and made a part of this Indenture. The Guarantees of the Notes by the Guarantors shall be substantially in the forms set forth in
Article 11, the terms of which are incorporated in and made a part of this Indenture. The Notes and the Guarantees of the Notes by the Guarantors may have notations, legends or endorsements approved as to form by the Company or the Guarantors, as the case may be, and required by law, stock exchange rule, agreements to which the Company or the Guarantors, as the case may be, are subject or usage. Each Note shall be dated the date of its authentication. The Notes shall be issuable only in denominations of $1,000 and integral multiples thereof.

     The Notes shall be issued in the form of Global Notes and the Depository Trust Company, its nominees, and their respective successors, shall act as the Depositary with respect thereto. Each Global Note shall (i) be registered in the name of the Depositary for such Global Note or the nominee of such Depositary, (ii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary's instructions, and (iii) shall bear a legend substantially to the following effect: Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York Corporation ("DTC"), to Company or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

     Any Note not registered under the Securities Act shall bear the following legend on the face thereof:

               "THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER (1) REPRESENTS THAT IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES
          ACT)(A "QIB"), (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO UNDER RULE 144(k) (TAKING INTO ACCOUNT THE PROVISIONS OF RULE 144(d) UNDER THE SECURITIES ACT, IF APPLICABLE) UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF THE TRANSFER OF

          THIS NOTE, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A PERSON WHOM THE HOLDER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (D) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY) OR (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS."

The Trustee must refuse to register any transfer of a Note bearing such legend that would violate the restrictions described in such legend.

SECTION 2.02.  FORM OF EXECUTION AND AUTHENTICATION.

     Two Officers of the Company shall sign the Notes for the Company by manual or facsimile signature. The Company's seal shall be reproduced on the Notes.

     If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note shall nevertheless be valid.

     A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature of the Trustee shall be conclusive evidence that the Note has been authenticated under this Indenture.

     The Trustee shall, upon a written order of the Company signed by two Officers of the Company, authenticate Notes for original issue up to an aggregate principal amount of $375,000,000 of the Notes exchanged therefor. The aggregate principal amount of Notes outstanding at any time shall not exceed the amount set forth herein except as provided in Section 2.07.

     The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or any Affiliate of the Company.

SECTION 2.03.  REGISTRAR AND PAYING AGENT.

     The Company shall maintain (i) an office or agency where Notes may be presented for registration of transfer or for exchange (including any co-registrar, the "REGISTRAR") and (ii) an office or agency where Notes may be presented for payment ("PAYING AGENT"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent, Registrar or co-registrar without prior notice to any Holder of a Note. The Company shall notify the Trustee and the Trustee shall notify the-Holders of the Notes of the name and address of any Agent not a party to this Indenture. The Company or any Guarantor may act as Paying Agent, Registrar or co-registrar. The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of the TIA. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such, and shall be entitled to appropriate compensation in accordance with Section 7.07.

     The Company initially appoints the Trustee as Registrar, Paying Agent and agent for service of notices and demands in connection with the Notes.

SECTION 2.04.  PAYING AGENT TO HOLD MONEY IN TRUST.

     The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of the Holders of the Notes or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, and interest on the Notes, and shall notify the Trustee of any Default by the Company or any Guarantor in making any such payment. While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Guarantor) shall have no further liability for the money delivered to the Trustee. If the Company or a Guarantor acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders of the Notes all money held by it as Paying Agent.

SECTION 2.05.  LISTS OF HOLDERS OF THE NOTES.

     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders of the Notes and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders of the Notes, including the aggregate principal amount of the Notes held by each thereof, and the Company and each Guarantor shall otherwise comply with TIA Section 312(a).

SECTION 2.06.  TRANSFER AND EXCHANGE.

     When Notes are presented to the Registrar with a request to register the transfer or to exchange them for an equal principal amount of Notes of other denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met; PROVIDED, HOWEVER, that any Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar and the Trustee duly executed by the Holder thereof or by his attorney duly authorized in writing. To permit registrations of transfer and exchanges, the Company shall issue and the Trustee shall authenticate Notes at the Registrar's request, subject to such rules as the Trustee may reasonably require.

     Neither the Company nor the Registrar shall be required to (i) issue, register the transfer of or exchange Notes during a period beginning at the opening of business on a Business Day 15 days before the day of any selection of Notes for redemption under Section 3.02 or (ii) register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

     No service charge shall be made to any Holder of a Note for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than such transfer tax or similar governmental charge payable upon exchanges pursuant to Sections 2.10, 3.06, 3.09 or 9.05, which shall be paid by the Company).

     Prior to due presentment to the Trustee for registration of the transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of, premium, if any, and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and neither the Trustee, any Agent nor the Company shall be affected by notice to the contrary.

SECTION 2.07.  REPLACEMENT NOTES.

     If any mutilated Note is surrendered to the Trustee, or the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon the written order of the Company signed by two Officers of the Company, shall authenticate a replacement Note if the Trustee's requirements for replacements of Notes are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent or any authenticating agent from any loss which any of them may suffer if a Note is replaced. Each of the Company and the Trustee may charge for its expenses in replacing a Note.

     Every replacement Note is an additional obligation of the Company and the Guarantors.

SECTION 2.08   OUTSTANDING NOTES.

     The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding.

     If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

     If the principal amount of any Note is considered paid under Section 4.01, it ceases to be outstanding and interest on it ceases to accrue.

     Subject to Section 2.09, a Note does not cease to be outstanding because the Company, a Subsidiary of the Company or an Affiliate of the Company holds the Note.

SECTION 2.09.  TREASURY NOTES.

     In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, any Subsidiary of the Company or any Affiliate of the Company shall be considered as though not outstanding, except that for purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Responsible Officer knows to be so owned shall be so considered. Notwithstanding the foregoing, Notes that are to be acquired by the Company, any Subsidiary of the Company or an Affiliate of the Company pursuant to an exchange offer, tender offer or other agreement shall not be deemed to be owned by the Company, a Subsidiary of the Company or an Affiliate of the Company until legal title to such Notes passes to the Company, such Subsidiary or such Affiliate, as the case may be.

SECTION 2.10.  TEMPORARY NOTES.

     Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company and the Trustee consider appropriate for temporary Notes.
Without unreasonable delay, the Company shall prepare and the Trustee, upon receipt of the written order of the Company signed by two Officers of the Company, shall authenticate definitive Notes in exchange for temporary Notes. Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as definitive Notes.

SECTION 2.11.  CANCELLATION.

     The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy canceled Notes (subject to the record retention requirement of the Exchange Act), unless the Company directs canceled Notes to be returned to it. The Company may not issue new Notes to replace Notes that it has redeemed or paid or that have been delivered to the Trustee for cancellation. All canceled Notes held by the Trustee shall be destroyed and certification of their destruction delivered to the Company, unless by a written order, signed by two Officers of the Company, the Company shall direct that canceled Notes be returned to it.

SECTION 2.12.  DEFAULTED INTEREST.

     If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders of the Notes on a subsequent special record date, which date shall be at the earliest practicable date but in all events at least five Business Days prior to the payment date, in each case at the rate provided in the Notes. The Company shall, with the consent of the Trustee, fix or cause to be fixed each such special record date and payment date. At least 15 days before the special record date, the Company (or the Trustee, in the name of and at the expense of the Company) shall mail to Holders of the Notes a notice that states the special record date, the related payment date and the amount of such interest to be paid.

SECTION 2.13.  RECORD DATE.

     The record date for purposes of determining the identity of Holders of the Notes entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture shall be determined as provided for in TIA Section 316(c).

SECTION 2.14.  CUSIP NUMBER.

     The Company in issuing the Notes may use a "CUSIP" number and, if it does so, the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; PROVIDED that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes. The Company will promptly notify the Trustee of any change in the CUSIP number.


                                  ARTICLE 3.
                                  REDEMPTION

SECTION 3.01.  NOTICES TO TRUSTEE.

     If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07, it shall furnish to the Trustee, at least 45 days (unless a shorter period is acceptable to the Trustee) but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the redemption date, (ii) the principal amount of Notes to be redeemed and (iii) the redemption price.

SECTION 3.02.  SELECTION OF NOTES TO BE REDEEMED.

     If less than all of the Notes are to be redeemed at any time, the selection of Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or if the Notes are not so listed on a PRO RATA basis, by lot or in accordance with any other method the Trustee considers fair and appropriate, PROVIDED that no Notes with a principal amount of $1,000 or less shall be redeemed in part.
In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

     The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of them selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

SECTION 3.03.  NOTICE OF REDEMPTION.

Subject to the provisions of Section 3.09, at least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

     The notice shall identify the Notes to be redeemed and shall state:

          (a)  the redemption date;

          (b)  the redemption price;

          (c) if any Note is being redeemed in part only, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued;

          (d)  the name and address of the Paying Agent;

          (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

          (f) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

          (g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

          (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

     At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; PROVIDED, HOWEVER, that the Company shall have delivered to the Trustee, at least 45 days (unless a shorter period is acceptable to the Trustee) prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

SECTION 3.04.  EFFECT OF NOTICE OF REDEMPTION.

     Once notice of redemption is mailed in accordance with Section 3.03, Notes called for redemption become due and payable on the redemption date at the redemption price.

SECTION 3.05.  DEPOSIT OF REDEMPTION PRICE.

     On or prior to any redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

     On and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes.

SECTION 3.06.  NOTES REDEEMED IN PART.

     Upon surrender and cancellation of a Note that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder of the Notes at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

SECTION 3.07.  OPTIONAL REDEMPTION.

     Except as provided in the next paragraph, the Company shall not have the option to redeem the Notes prior to July 1, 2000. Thereafter, the Company shall have the option to redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below, together with accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the 12-month period beginning on July 1 of the years indicated below:

          YEAR                                           PERCENTAGE
          ----                                           ----------
          2000 . . . . . . . . . . . . . . . . . . . . .  106.250%
          2001 . . . . . . . . . . . . . . . . . . . . .  103.125%
          2002 . . . . . . . . . . . . . . . . . . . . .  100.000%
          ---------------------------------------------------------
          ---------------------------------------------------------

     Notwithstanding the foregoing, at any time prior to July 1, 2000, the Company may redeem Notes at a redemption price equal to 112.50% of the principal amount thereof on the repurchase date with the net proceeds of one public or private sale of Equity Interests (other than Disqualified Stock) of EchoStar, the Company or any of their Subsidiaries (other than proceeds from a sale to EchoStar, the Company or any of their Subsidiaries); PROVIDED that
(a) at least two-thirds in aggregate principal amount of the Notes originally issued remain outstanding immediately after the occurrence of such redemption and (b) such redemption occurs within 120 days of the date of the closing of any such sale.

SECTION 3.08.  MANDATORY REDEMPTION.

     The Notes will not be subject to any mandatory redemption or sinking fund provisions.

SECTION 3.09.  OFFER TO PURCHASE BY APPLICATION OF EXCESS PROCEEDS.

     When the cumulative amount of Excess Proceeds that have not been applied in accordance with Section 4.10 and 4.16 herein or this Section 3.09, exceeds $5 million, the Company shall be obligated to make an offer to all Holders of the Notes (an "EXCESS PROCEEDS OFFER") to purchase the maximum principal amount of Notes that may be purchased out of such Excess Proceeds at an offer price in cash in an amount equal to 101% of the principal amount thereof, together with accrued and unpaid interest to the date fixed for the closing of such offer in accordance with the procedures set forth in this Indenture. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of such Excess Proceeds, the Trustee shall select the Notes to be purchased on a PRO RATA basis.

     The Excess Proceeds Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "OFFER PERIOD"). No later than five Business Days after the termination of the Offer Period (the "PURCHASE DATE"), the Company shall purchase the maximum principal amount of Notes that may be purchased with such Excess Proceeds (which maximum principal amount of Notes shall be the "OFFER AMOUNT") or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Excess Proceeds Offer.

     If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Excess Proceeds Offer.

     Upon the commencement of any Excess Proceeds Offer, the Company shall send, by first class mail, a notice to each of the Holders of the Notes, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender

Notes pursuant to the Excess Proceeds Offer. The notice, which shall govern the terms of the Excess Proceeds Offer, shall state:

          (a) that the Excess Proceeds Offer is being made pursuant to this Section 3.09 and the length of time the Excess Proceeds Offer shall remain open;

          (b)  the Offer Amount, the purchase price and the Purchase Date;

          (c) that any Note not tendered or accepted for payment shall continue to accrue interest;

          (d) that any Note accepted for payment pursuant to the Excess Proceeds Offer shall cease to accrue interest after the Purchase Date;

          (e) that Holders electing to have a Note purchased pursuant to any any Excess Proceeds Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three business days before the Purchase Date;

          (f) that Holders shall be entitled to withdraw their election if the Company, depositary or Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have the Note purchased;

          (g) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Company shall select the Notes to be purchased on a PRO RATA basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

          (h) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

     On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a PRO RATA basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Excess Proceeds Offer, or if less than the Offer Amount has been tendered, all Notes or portion thereof tendered, and deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09. The Company, depositary or Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Note tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee shall authenticate and mail or deliver such new Note, to such Holder equal in principal amount to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the

Excess Proceeds Offer on the Purchase Date. To the extent that the aggregate principal amount of Notes tendered pursuant to an Excess Proceeds Offer is less than the amount of such Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes. Upon completion of an Excess Proceeds Offer, the amount of Excess Proceeds shall be reset at zero.

     Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06.

                                ARTICLE 4.
                                COVENANTS

SECTION 4.01.  PAYMENT OF NOTES.

     The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

     The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 4.02.  MAINTENANCE OF OFFICE OR AGENCY.

     The Company shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

     The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; PROVIDED, HOWEVER, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

     The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03.

SECTION 4.03.  REPORTS.

     (a) Whether or not required by the rules and regulations of the SEC, so long as any of the Notes remain outstanding, the Company shall cause copies of all quarterly and annual financial reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act (including all information that would be required to be contained in Forms 10-Q and 10-K) to be filed with the SEC and the Trustee and mailed to the Holders at their addresses appearing in the register of Notes maintained by the Registrar, in each case, within 15 days of filing with the SEC. If the Company is not subject to the requirements of such
Section 13 or 15(d) of the Exchange Act, the Company shall nevertheless continue to cause the annual and quarterly financial statements, including any notes thereto (and, with respect to annual reports, an auditors' report by an accounting firm of established national reputation) and a "Management's Discussion and Analysis of Financial Condition and Results of Operations," comparable to that which would have been required to appear in annual or quarterly reports filed under Section 13 or 15(d) of the Exchange Act (including all information that would be required to be contained in Forms 10-Q and 10-K), to be so filed with the SEC for public availability and the Trustee and mailed to the Holders within 120 days after the end of the Company's fiscal years and within 60 days after the end of each of the first three quarters of each such fiscal year. The Company and the Guarantors shall also comply with the provisions of TIA Section 314(a).

     (b) The Company shall provide the Trustee with a sufficient number of copies of all reports and other documents and information that the Trustee may be required to deliver to the Holders of the Notes under this Section 4.03.

SECTION 4.04.  COMPLIANCE CERTIFICATE.

     (a) The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether each has kept, observed, performed and fulfilled its obligations under this Indenture and the Collateral Documents, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge each entity has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and the Collateral Documents and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture or the Collateral Documents, including, without limitation, a default in the performance or breach of Section 4.07, Section 4.09, Section 4.10, Section
4.15 or Section 4.20 (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action each is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action each is taking or proposes to take with respect thereto.

     (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03 above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention which would lead them to believe that the Company or any of its Affiliates has violated any provisions of Article Four or Article Five of this Indenture or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation. The Trustee has no duty to review these statements or any other financial statements for purposes of determining compliance with this or any other provision of this Indenture.

     (c) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of (i) any Default or Event of Default, (ii) any default under any of the Collateral Documents or (iii) any default under any Indebtedness referred to in Section 6.01(g) or (h), an Officers' Certificate specifying such Default, Event of Default or default and what action the Company or any of its Affiliates is taking or proposes to take with respect thereto.

SECTION 4.05.  TAXES.

     The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except as contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

SECTION 4.06.  STAY, EXTENSION AND USURY LAWS.

     The Company and each Guarantor covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.07.  RESTRICTED PAYMENTS.

     The Company shall not, and shall not permit any of its Restricted Subsidiaries, to, directly or indirectly, (a) declare or pay any dividend or make any distribution on account of any Equity Interests of the Company or any of its Subsidiaries, other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or dividends or distributions payable to any Wholly Owned Subsidiary of the Company (other than Unrestricted Subsidiaries of the Company), (b) purchase, redeem or otherwise acquire or retire for value any outstanding Equity Interests of EchoStar, any of its Subsidiaries or any other Affiliate of EchoStar, other than any such Equity Interests owned by the Company or any of its Wholly Owned Subsidiaries (other than Unrestricted Subsidiaries of the Company), (c) voluntarily purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is expressly subordinated in right of payment to the Notes, except in accordance with the scheduled mandatory redemption or repayment provisions set forth in the original documentation governing such Indebtedness or (d) make any Restricted Investment (all such prohibited payments and other actions set forth in clauses (a) through (d) above being collectively referred to as "RESTRICTED PAYMENTS"), unless, at the time of such Restricted Payment:

          (i) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

          (ii) after giving effect to such Restricted Payment and the incurrence of any Indebtedness the net proceeds of which are used to finance such Restricted Payment, the Indebtedness to Cash Flow Ratio of the Company would not have exceeded 6.0 to 1; and

          (iii) such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company after the date of this Indenture, is less than the sum of: (A) the difference of cumulative (x) Consolidated Cash Flow determined at the time of such Restricted Payment (or, in case such Consolidated Cash Flow shall be a deficit, minus 100% of such deficit) minus (y) 150% of Consolidated Interest Expense of the Company, each as determined for the period (taken as one accounting period) from July 1, 1997 to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment; plus (B) an amount equal to 100% of the aggregate net cash proceeds received by the Company and its Subsidiaries from the issue or sale of Equity Interests (other than Disqualified Stock) of the Company or EchoStar (other than Equity Interests sold to a Subsidiary of the Company or EchoStar, and provided that any sale of Equity Interests of EchoStar shall only be included in such calculation to the extent that the proceeds thereof are contributed to the capital of the Company other than as Disqualified Stock or Indebtedness), since the date of the Indenture.

     The foregoing provisions will not prohibit:

          (1) the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such payment would have complied with the provisions of this Indenture;

          (2) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Company in exchange for, or out of the net proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Company) of other Equity Interests of the Company (other than Disqualified Stock);

          (3) the payment of dividends on, or the redemption of, the Dish Preferred Stock;

          (4) Investments in an aggregate amount not to exceed $20 million; PROVIDED that such Investments are in businesses of the type described in
     Section 4.18;

          (5) Investments to fund the financing activity of DNCC in the ordinary course of its business in an amount not to exceed, as of the date of determination, the sum of (A) $25.0 million plus (B) 30% of the aggregate cost to DNCC for each Satellite Receiver purchased by DNCC and leased by DNCC to a retail consumer in excess of 100,000 units;

          (6) the purchase of employee stock options, or capital stock issued pursuant to the exercise of employee stock options, in an aggregate amount not to exceed $2 million in any calendar year and in an aggregate amount not to exceed $10 million since the date of this Indenture;

          (7) a Permitted Refinancing as defined in Section 4.09 of this Indenture;

          (8) Investments in an amount equal to the net proceeds received by the Company or any of its Restricted Subsidiaries from the issue and sale of Equity Interests of EchoStar (other than Equity Interests sold to a Subsidiary of EchoStar and other than Disqualified Stock), since the date of this Indenture; provided that the entity making such Investment (if other than the Company) receives a capital contribution from EchoStar in an amount greater than or equal to the amount of such Investment;

          (9) the purchase of odd-lots of Equity Interests of EchoStar, in an amount not to exceed $1 million in the aggregate;

          (10) Investments in ExpressVu Inc. or an Affiliate thereof, in an amount not to exceed the amount necessary to exercise the purchase options granted, through the date of this Indenture, to EchoStar or its Subsidiaries with respect to ExpressVu, Inc.;

          (11) Investments in ABCN, Inc. or an Affiliate thereof, in an amount not to exceed the amount necessary to exercise the purchase options granted, through the date of this Indenture, to EchoStar or its Subsidiaries with respect to ABCN, Inc.; or

          (12) the payment of any dividend, or making of any distribution or Investment, the proceeds of which are, within five Business Days of receipt thereof, used to pay for the construction, launch, operation or insurance of EchoStar III, provided that at the time of any such payment, distribution or Investment, EchoStar III shall be owned by EchoStar or any Wholly Owned Subsidiary of EchoStar.

     The amounts referred to in clauses (1) and (8) shall be included as Restricted Payments in any computation made pursuant to clause (iii) of this
Section 4.07.

     Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.07 were computed, which calculations shall be based upon the Company's latest available financial statements.

SECTION 4.08.  DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING
               SUBSIDIARIES.

     The Company shall not, and the Company shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any of its Subsidiaries, (b) make loans or advances to the Company or any of its Subsidiaries or (c) transfer any of its properties or assets to the Company or any of its Subsidiaries, except for such encumbrances or restrictions existing under or by reasons of (i) Existing Indebtedness and existing agreements as in effect on the date of this Indenture, (ii) any Credit Agreement containing any encumbrances or restrictions that are no more restrictive with respect to the provisions set forth in clauses (a), (b) and
(c) above than the 1994 Credit Agreement as in effect on the date of its expiration, (iii) applicable law or regulation, (iv) any instrument governing Acquired Debt as in effect at the time of acquisition (except to the extent such Indebtedness was incurred in connection with, or in contemplation of, such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, PROVIDED that the Consolidated Cash Flow of such Person shall not be taken into account in determining whether such acquisition was permitted by the terms of this Indenture, (v) by reason of customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices, or (vi) Refinancing Indebtedness, as defined in Section 4.09 herein, PROVIDED that the restrictions contained in the agreements governing such Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced.

SECTION 4.09. INCURRENCE OF INDEBTEDNESS, ISSUANCE OF DISQUALIFIED STOCK AND ISSUANCE OF PREFERRED EQUITY INTERESTS OF SUBSIDIARIES.

     The Company shall not, and the Company shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guaranty or otherwise become directly or indirectly liable with respect to (collectively, "INCUR") any Indebtedness (including Acquired Debt) and the Company shall not, and the Company shall not permit any of its Restricted Subsidiaries to, issue any Disqualified Stock or any Preferred Equity Interest; PROVIDED, HOWEVER, that notwithstanding the foregoing the Company and each of its Restricted Subsidiaries may incur Indebtedness or issue Disqualified Stock if, after giving effect to the incurrence of such Indebtedness or the issuance of such Disqualified Stock and the application of the net proceeds thereof, the Indebtedness to Cash Flow Ratio of the Company would not have exceeded 6.0 to 1.

     The foregoing limitation will not apply to:

          (i) the incurrence of the Deferred Payments and letters of credit with respect thereto;

          (ii)  the incurrence of Bank Debt;

          (iii) the incurrence of Indebtedness in an aggregate amount not to exceed $15 million upon a finding by the Company (evidenced by a resolution of the Board of Directors of EchoStar set forth in an Officers' Certificate delivered to the Trustee) that such Indebtedness is necessary to finance costs in connection with the development, construction, launch or insurance of EchoStar III or IV (or any permitted replacements thereof), PROVIDED that such Indebtedness is subordinated by its terms in right and priority of payment to the Notes;

          (iv) Indebtedness between and among the Company and each of its Restricted Subsidiaries;

          (v) Acquired Debt of a person incurred prior to the date upon which such person was acquired by the Company or any of its Subsidiaries (excluding Indebtedness incurred by such entity other than in the ordinary course of its business in connection with, or in contemplation of, such entity being so acquired) in an aggregate principal amount not to exceed $15 million, PROVIDED that such Indebtedness and the holders thereof do not at any time have direct or indirect recourse to any property or assets of the Company or any of its Subsidiaries other than the property and assets of such acquired entity and its Subsidiaries;

          (vi) Existing Indebtedness;

          (vii) additional Indebtedness in an aggregate amount not to exceed $15 million at any one time outstanding;

          (viii) the incurrence of Purchase Money Indebtedness by the Company and any Restricted Subsidiary in an aggregate amount not to exceed
     $30 million at any one time outstanding; or

          (ix) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness issued in exchange for, or the proceeds of which are used to extend, refinance, renew, replace, substitute or refund Indebtedness referred to in clauses (i), (iii), (v), (vi), (vii) and (viii) above ("REFINANCING INDEBTEDNESS"); PROVIDED, HOWEVER, that (A) the principal amount of such Refinancing Indebtedness shall not exceed the principal amount and accrued interest of the Indebtedness so extended, refinanced, renewed, replaced, substituted or refunded; (B) the Refinancing Indebtedness shall have a final maturity later than, and a Weighted Average Life to Maturity equal to or greater than; the final maturity and Weighted Average Life to Maturity of the Indebtedness being extended, refinanced, renewed, replaced or refunded; and (C) the Refinancing Indebtedness shall be subordinated in right of payment to the Notes, if at all, on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced or refunded (a "PERMITTED REFINANCING").

SCTION 4.10.   ASSET SALES; TRANSFER OF ECHOSTAR IV.

     If the Company or any of its Restricted Subsidiaries, in a single transaction or a series of related transactions, (a) sell, lease, convey or otherwise dispose of any assets (including by way of a sale-and-leaseback transaction), other than (i) sales of inventory in the ordinary course of business, (ii) sales to the Company or a Wholly Owned Restricted Subsidiary of the Company by any Restricted Subsidiary of the Company, (iii) sales of accounts receivable by EAC or DNCC for cash in an amount at least equal to the fair market value of such accounts receivable or (iv) sales of rights to satellite launches (PROVIDED that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company shall be governed by Section 5.01 of this Indenture); (b) issue or sell equity securities of any Restricted Subsidiary of the Company, in the case of either (a) or (b) above, which assets or securities (i) have a fair market value (as determined in good faith by the Board of Directors of EchoStar evidenced by a resolution of the Board of Directors of EchoStar and set forth in an Officers' Certificate delivered to the Trustee; PROVIDED, HOWEVER, that if the fair market value of such assets exceeds $20 million, the fair market value shall be determined by an investment banking firm of national standing selected by the Company) in excess of $10 million or (ii) are sold or otherwise disposed of for net proceeds in excess of $10 million (each of the foregoing, an "ASSET SALE") then:

          (A) The Company or such Restricted Subsidiary, as the case may be, must receive consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by the Board of Directors of EchoStar evidenced by a resolution of the Board of Directors of EchoStar and set forth in an Officers' Certificate delivered to the Trustee; PROVIDED, HOWEVER, that if the fair market value of such assets exceeds $20 million, the fair market value shall be determined by an investment banking firm of national standing selected by the Company) of the assets sold or otherwise disposed of; and

          (B) at least 80% of the consideration therefor received by the Company or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; PROVIDED, HOWEVER, that the Company may consider up to $15 million of non-cash assets at any one time to be cash for purposes of this clause (B), PROVIDED that the provisions of the next paragraph are complied with as such non-cash assets are converted to cash.

The Net Proceeds from such Asset Sale shall be placed in the Satellite Escrow Account, and shall be disbursed only: (i) to make Receiver Subsidies, to buy or lease satellite frequencies at orbital slots or to purchase tangible assets to be used in the business of EchoStar as described in Section 4.18 or if any satellite is sold after launch, only to purchase a replacement satellite or (ii) as set forth in the next sentence. Any Net Proceeds from any Asset Sale that are not applied or invested as provided in the preceding sentence within 180 days after such Asset Sale, and not applied to an offer to repurchase 1994 Notes required by the 1994 Notes Indenture or 1996 Notes required by the 1996 Notes Indenture, shall constitute "Excess Proceeds" and shall be applied to an offer to purchase Notes as set forth in Section 3.09.

     Notwithstanding the foregoing or any other provision of this Indenture to the contrary, (i) any of DBSC, EchoStar Satellite Corporation or DirectSat Corporation may transfer its right and interest in any permits and licenses relating to the use of channels at the 166DEG. West Longitude or 175DEG. West Longitude orbital slot, or any portions thereof, without receiving any consideration and (ii) the Company may lease EchoStar IV to any Wholly Owned Subsidiary of EchoStar (other than an Unrestricted Subsidiary of the Company) without receiving any consideration provided (A) either (1) such Subsidiary has the right to operate at a full-CONUS orbital slot and EchoStar IV is used in such orbital slot or

(2)(x) there has been a full or partial launch or in-orbit failure of EchoStar III, (y) such Subsidiary has the right to operate at the 61.5DEG. West Longitude orbital slot and (z) EchoStar IV is used in such orbital slot and (B) prior to or contemporaneously with executing such lease, the Company delivers to the Trustee an Opinion of Counsel (which Opinion of Counsel may be subject to customary qualifications and exceptions), substantially to the effect that (i) such lease is not prohibited by applicable laws, rules or regulations (or any required consents, approvals or filings have been obtained or made, as the case may be), (ii) such lease will not result in a default or breach under any indenture or under any material contract, agreement or understanding to which the Company is a party or by which it or its properties is bound, and (iii) immediately following such lease, the Trustee for the benefit of the Holders of the Notes will maintain its security interest in EchoStar IV and all other collateral which, immediately prior to such lease, secured the Company's or any Guarantor's obligations under the Notes or Guarantee, as the case may be.

     The Company will not launch, move or otherwise assign (collectively, "Transfer") EchoStar IV into an orbital slot other than 148DEG. West Longitude unless prior to or contemporaneously with such Transfer the Company delivers to the Trustee an Opinion of Counsel (which Opinion of Counsel may be subject to customary qualifications and exceptions) substantially to the effect that (i) such Transfer is not prohibited by applicable laws, rules or regulations (or any required consents, approvals or filings have been obtained or made, as the case may be), (ii) such Transfer will not result in a default or breach under any indenture or under any material contract, agreement or understanding to which the Company is a party or by which it or its properties is bound, and (iii) immediately following such Transfer, the Trustee for the benefit of the Holders of the Notes will maintain its security interest in EchoStar IV and all other collateral which, immediately prior to such Transfer, secured the Company's or any Guarantor's Obligations under the Notes or Guarantee, as the case may be; PROVIDED HOWEVER, that in the event the Transfer constitutes an "Asset Sale", then the Company (i) shall not be obligated to comply with the requirements of this paragraph but
(ii) shall otherwise be required to comply with this Section 4.10 (subject to the immediately preceding paragraph) and all other applicable provisions of the Indenture.

SECTION 4.11.  TRANSACTIONS WITH AFFILIATES.

     EchoStar shall not, and shall not permit any of its Subsidiaries to, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (including any Unrestricted Subsidiary) (each of the foregoing, an "AFFILIATE TRANSACTION"), unless (a) such Affiliate Transaction is on terms that are no less favorable to the Company or its Subsidiaries than those that would have been obtained in a comparable transaction by the Company or such Subsidiaries with an unrelated Person, (b) if such Affiliate Transaction involves aggregate payments in excess of $500,000, the Company delivers to the Trustee a resolution of the Board of Directors of the Company set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (a) above and such Affiliate Transaction is approved by a majority of disinterested members of the Board of Directors of EchoStar and (c) if such Affiliate Transaction involves aggregate payments in excess of $15 million, the Company delivers to the Trustee an opinion as to the fairness to the Company or such Subsidiaries from a financial point of view of such Affiliate Transaction issued by an investment banking firm of national standing; PROVIDED, HOWEVER, that (i) the payment of compensation to directors and management of EchoStar in amounts approved by the Compensation Committee of the Board of Directors of EchoStar (which shall consist of a majority of outside directors); (ii) transactions between or among the Company and its Wholly Owned Subsidiaries (other than Unrestricted Subsidiaries of the Company); (iii) the transfer of rights and interests in any permits or licenses relating to the use of channels at the 166DEG. West Longitude or 175DEG. West Longitude orbital slot; (iv) transactions permitted by the provisions of this Indenture described above under clauses (1), (3), (5), (6), (7), (9) and (12) of the second paragraph of Section 4.07 of this Indenture; and (v) any transactions between or among EchoStar and any Subsidiary of EchoStar which is not also a Subsidiary of the Company, shall, in each case, not be deemed Affiliate Transactions.

SECTION 4.12.  LIENS.

     None of the Company or any Restricted Subsidiary of the Company may directly or indirectly create, incur, assume or suffer to exist any Lien on any asset now owned or hereafter acquired, or on any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens.

SECTION 4.13.  ADDITIONAL SUBSIDIARY GUARANTEES.

     If the Company or any Guarantor transfers or causes to be transferred, in one or a series of related transactions, property or assets (including, without limitation, businesses, divisions, real property, assets or equipment) having a fair market value (as determined in good faith by the Board of Directors of EchoStar evidenced by a resolution of the Board of Directors of EchoStar and set forth in an Officers' Certificate delivered to the Trustee; PROVIDED, HOWEVER that if the fair market value exceeds $10 million, the fair market value shall be determined by an investment banking firm of national standing selected by the Company) exceeding $500,000 to any Restricted Subsidiary of the Company that is neither a Subsidiary of ESBC nor a Guarantor, EchoStar, to the extent not otherwise precluded by obligations set forth in the 1996 Notes Indenture or the 1994 Notes Indenture, shall, or shall cause the owner of such Subsidiary to: (a) enter into a pledge agreement in order to pledge all of the issued and outstanding Capital Stock of such Subsidiary as security to the Trustee for the benefit of the Holders of the Notes; and (b) cause such Subsidiary to: (i) execute and deliver to the Trustee a Supplemental Indenture in form and substance reasonably satisfactory to the Trustee pursuant to which such Subsidiary shall unconditionally Guarantee all of the Company's obligations under the Notes and execute a notation in form and substance reasonably satisfactory to the Trustee; and (ii) deliver to the Trustee an Opinion of Counsel reasonably satisfactory to the Trustee that such pledge agreement and such Supplemental Indenture have been duly authorized, executed and delivered by and are valid and binding obligations of such Subsidiary or such owner, as the case may be; PROVIDED, HOWEVER, that the foregoing provisions shall not apply to transfers of property or assets (other than cash) by the Company or any Guarantor in exchange for cash or Cash Equivalents in an amount equal to the fair market value (as determined in good faith by the Board of Directors of EchoStar evidenced by a resolution of the Board of Directors of EchoStar and set forth in an Officers' Certificate delivered to the Trustee; PROVIDED, HOWEVER, that if the fair market value exceeds $10 million, the fair market value shall be determined by an investment banking firm of national standing selected by the Company) of such property or assets.

SECTION 4.14.  CORPORATE EXISTENCE.

     Subject to Article 5 and the next succeeding paragraph of this
Section 4.14, EchoStar shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its existence as a corporation, and the corporate, partnership or other existence of the Company and any Restricted Subsidiary of the Company, in accordance with the respective organizational documents (as the same may be amended from time to time) of EchoStar, the Company or any Restricted Subsidiary and
(ii) the rights (charter and statutory), licenses and franchises of EchoStar, the Company and its Restricted Subsidiaries; PROVIDED, HOWEVER, that EchoStar shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any Restricted Subsidiary of the Company (other than the Company, itself) if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of EchoStar and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

     Subject to Article 5, EchoStar and the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect their corporate existence.

SECTION 4.15.  OFFER TO PURCHASE UPON CHANGE OF CONTROL.

     (a) Upon the occurrence of a Change of Control, the Company shall make an offer (a "CHANGE OF CONTROL OFFER") to each Holder of Notes to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes at a purchase price equal to 101% of the aggregate principal amount thereof, together with accrued and unpaid interest thereon to the date of repurchase (the "CHANGE OF CONTROL PAYMENT"), PROVIDED that if the date of purchase is on or after an interest record date and on or before the related interest payment date, any accrued interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be paid or payable to Holders who tender Notes pursuant to the Change of Control Offer. Within 15 days following any Change of Control, the Company shall mail a notice to the Trustee and each Holder stating: (1) that the Change of Control Offer is being made pursuant to this Section 4.15 and that all Notes tendered will be accepted for payment; (2) the purchase price and the purchase date, which shall be no earlier than 30 days nor later than 40 days after the date such notice is mailed (the "CHANGE OF CONTROL PAYMENT DATE"); (3) that any Note not tendered will continue to accrue interest in accordance with its terms; (4) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date; (5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date; (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have such Notes purchased; (7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof; and (8) any other information material to such Holder's decision to tender Notes. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes in connection with a Change of Control.

     (b) On the Change of Control Payment Date, the Company shall, to the extent lawful, (1) accept for payment Notes or portions thereof tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof tendered to the Company. The Paying Agent shall promptly mail to each Holder of Notes so accepted payment in an amount equal to the purchase price for such Notes, and the Trustee shall promptly authenticate and mail to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; PROVIDED, that each such new Note shall be in a principal amount of $1,000 or an integral multiple thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

SECTION 4.16.  MAINTENANCE OF INSURANCE.

          (a) Prior to the launch of EchoStar IV (and any permitted replacement thereof, including any satellite purchased with the proceeds of an Asset
     Sale), the Company shall obtain or cause to be obtained Launch Insurance with respect to each such satellite; and

          (b) at all times subsequent to the expiration of Launch Insurance on EchoStar IV (and any permitted replacement thereof, including any satellite purchased with the proceeds of an Asset Sale), the Company shall maintain In-orbit Insurance with respect to each such satellite.

     EchoStar IV (or any replacement thereof) may not be launched unless Launch Insurance covering such satellite has been obtained.

     In the event that the Trustee, EchoStar, the Company or any of their Subsidiaries (or a named loss payee) receives proceeds from any Launch Insurance or In-orbit Insurance covering EchoStar IV (or any replacement thereof), or in the event that EchoStar, the Company or any of their Subsidiaries receives proceeds from any insurance maintained by Lockheed Martin or any launch provider covering EchoStar IV (or any replacement thereof), all such proceeds (including any cash or Cash Equivalents deemed to be proceeds of Launch Insurance or In-orbit Insurance pursuant to the respective definition thereof) shall be placed in the Satellite Escrow Account and shall be disbursed only: (i) to purchase a replacement satellite, provided that if such replacement satellite is of lesser value compared to the insured satellite, any insurance proceeds remaining after purchase of such replacement satellite must be applied to the construction, launch and insurance of a satellite of equal or greater value as compared to the insured satellite (or in accordance with (ii) below); or (ii) to the extent that such proceeds are not applied or contractually committed to be applied as described in (i) above within 180 days of the receipt of such proceeds as "Excess
Proceeds" to be applied to an offer to purchase Notes as set forth in
Section 3.09 herein.

     The Company shall grant or cause to be granted to the Trustee on behalf of the Holders of the Notes (i) a first priority security interest in each satellite constructed, launched or insured with any portion of the proceeds of Launch or In-orbit Insurance covering EchoStar IV (or any replacement thereof); and (ii) a collateral assignment of all contracts relating to the construction, launch, insurance and TT&C of each such satellite. As soon as practicable, the Company shall execute or cause to be executed a security agreement relating to such Liens. The Company shall take or cause to be taken all actions necessary to record, register and file any documents or instruments necessary to make effective such Lien and shall provide an Opinion of Counsel prepared in accordance with
Section 10.03(a) with respect to such Lien.

SECTION 4.17.  CONSTRUCTION.

     EchoStar and the Company shall cause the construction and launch of EchoStar IV (and any permitted replacements thereof) to be prosecuted with diligence and continuity in a good and workmanlike manner in accordance with the Satellite Contracts and the Launch Contracts.

SECTION 4.18.  ACTIVITIES OF ECHOSTAR.

     Neither EchoStar nor any of its Subsidiaries may engage in any business other than developing, owning, engaging in and dealing with all or any part of the business of domestic and international satellite communications, and reasonably related extensions thereof, including but not limited to the purchase, ownership, operation, leasing and selling of, and generally dealing in or with, one or more communications satellites and the transponders thereon, the acquisition, transmission, broadcast, production and other provision of programming therewith and the manufacturing, distribution and financing of equipment (including consumer electronic equipment) relating thereto.

SECTION 4.19.  INTENTIONALLY OMITTED.

SECTION 4.20.  DISBURSEMENT OF FUNDS-ESCROW ACCOUNTS.

     The Company shall initially place $109.0 million of the net proceeds realized from the sale of the Notes in the Interest Escrow Account held by the Escrow Agent for the benefit of the Holders of the Notes. The disbursement of such funds shall be governed by the Interest Escrow Agreement. Such funds, together with the proceeds from the investment thereof, will secure, and will be sufficient (and shall be applied) to pay, the first five semi-annual interest payments on the Notes. Funds will be released from the Interest Escrow Account, pro rata, to reflect any reduction in the outstanding principal amount of Notes prior to the fifth semi-annual interest payment date.

     The Company will place $112.0 million of the net proceeds realized from the sale of the Notes into a Satellite Escrow Account to be held by the Escrow Agent for the benefit of the Holders of the Notes. The disbursement of such funds shall be governed by the Satellite Escrow Agreement. The Escrow Agent will not be permitted to disburse any proceeds from the Satellite Escrow Account unless the Company delivers an Officers' Certificate, prior to such disbursement, to the Trustee and the Escrow Agent certifying that such funds will be applied toward required payments under the Satellite Contract or Launch Contract relating to EchoStar IV or toward a payment on Launch Insurance or In-Orbit Insurance for EchoStar IV. Funds from the Satellite Escrow Account will be released therefrom, on a dollar-for-dollar basis, to the extent that the Additional Payment Obligations of the Company, EchoStar or any of the Company's Subsidiaries are contractually deferred to a date after the launch date of EchoStar IV as evidenced by an Officers' Certificate delivered to the Trustee and Escrow Agent.

     Pending disbursement, funds maintained in the Interest Escrow Account and the Satellite Escrow Account will be invested in Marketable Securities.

SECTION. 4.21  OFFER TO PURCHASE UPON THE OCCURRENCE OF CERTAIN EVENTS.

     In the event that:

        (a) EchoStar and its Subsidiaries do not have the right to use orbital slot authorizations granted by the FCC covering a minimum of 21 transponders at a single Full-CONUS Orbital Slot; or

        (b) EchoStar and its Subsidiaries at any time fail to timely obtain or maintain any material license or permit that is necessary to operate EchoStar I or EchoStar II in the manner and in accordance with the plan of operations described in the Offering Memorandum (unless (i) EchoStar or any of its Subsidiaries is contesting the loss of such license or permit in good faith at the FCC and has not exhausted its remedies at the FCC and
     (ii) EchoStar (together with any Subsidiary) continue to have the right to use such license or permit if previously obtained);

the Company will be required to make an offer (an "Offer to Purchase")
(i) in the case of clause (a), to repurchase one-half of all outstanding Notes and (ii) in the case of clause (b), to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes, in each case at a purchase price (the "Offer Payment") equal to 101% of the aggregate principal amount thereof, together with accrued and unpaid interest thereon to the date of purchase.

     Within 15 days following any event described above, the Company shall mail a notice to each Holder stating, among other things:

          (i) that the Offer to Purchase is being made pursuant to this Section 4.21;

          (ii) the purchase price and the purchase date, which shall be no earlier than 30 days nor later than 40 days after the date such notice is mailed (the "Offer Payment Date");

          (iii) that any Notes not tendered will continue to accrue interest in accordance with the terms of this Indenture;

         (iv) that, unless the Company defaults in the payment of the Offer Payment, all Notes accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest after the Offer Payment Date;

          (v) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Offer Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have such Notes purchased;

          (vi) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof; and

          (vii) any other information material to such Holder's decision to tender Notes.

     The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes in connection with an Offer to Purchase.

SECTION 4.22.  SIGNIFICANT TRANSACTIONS.

     EchoStar or any of its Subsidiaries may enter into a transaction or series of transactions (a "SIGNIFICANT TRANSACTION") with another entity (a "STRATEGIC PARTNER"), notwithstanding the fact that such Significant Transaction would otherwise be prohibited under the terms of this Indenture, in which EchoStar or any such Subsidiary (i) sells, leases, conveys or otherwise disposes of any of its assets (including by way of a sale-and-leaseback transaction) to such Strategic Partner or (ii) makes an Investment in or receives an Investment from such Strategic Partner; PROVIDED that: (i) EchoStar or such Subsidiary receives fair market value for any property or assets (including capital stock) transferred in such Significant Transaction in the opinion of a majority of the Board of Directors of EchoStar as evidenced by an Officers' Certificate delivered to the Trustee and an investment banking firm of national standing selected by the Company; and (ii) prior to the consummation of such Significant Transaction, the Company makes an offer (a "SPECIAL OFFER TO PURCHASE") to each Holder of Notes to repurchase, within 15 days following the consummation of such Significant Transaction, all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes at a purchase price equal to 101% of the aggregate principal amount thereof, together with accrued and unpaid interest thereon to the date of purchase (in either case, the "SPECIAL OFFER PAYMENT"). At least 30 days prior to the consummation of such Significant Transaction, the Company shall mail a notice to each Holder stating:

          (a)  that the Special Offer to Purchase is being made pursuant to this
      Section 4.22 of this Indenture;

          (b) the purchase price and the purchase date, which shall be no earlier than 30 days nor later than 60 days after the date such notice is mailed (the "SPECIAL OFFER PAYMENT DATE");

          (c) that any Notes tendered will only be repurchased in the event that such Significant Transaction is consummated;

          (d) that any Notes not tendered or not repurchased will continue to accrue interest in accordance with the terms of this Indenture;

          (e) that, if such Significant Transaction is consummated, unless the Company defaults in the payment of the Special Offer Payment, all Notes accepted for payment pursuant to the Special Offer to Purchase shall cease to accrue interest after the Special Offer Payment Date;

          (f) that Holders electing to have any Notes purchased pursuant to an Offer to Purchase will be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Special Offer Payment Date;

          (g) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Special Offer Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have such Notes purchased;

          (h) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof; and

          (i) a description of such Significant Transaction, as well as any other information material to such Holder's decision to tender Notes.

     The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Special Offer to Purchase. If a Significant Transaction is consummated and the Company fails to repurchase all of the Notes tendered for purchase, such failure will constitute an Event of Default.

SECTION 4.23.  ACCOUNTS RECEIVABLE SUBSIDIARY.

     The Company:

         (a)  may, and may permit any of its Subsidiaries to, notwithstanding
      Section 4.07 herein, make Investments in an Accounts Receivable
      Subsidiary: (i) the
      proceeds of which are applied within five Business Days of the making thereof solely to finance: (A) the purchase of accounts receivable of the Company and its Subsidiaries or (B) payments required in connection with the termination of all then existing arrangements relating to the sale of accounts receivable or participation interests therein by an Accounts Receivable Subsidiary (provided that the Accounts Receivable Subsidiary shall receive cash, Cash Equivalents and accounts receivable having an aggregate fair market value not less than the amount of such payments in exchange therefor) and (ii) in the form of Accounts Receivable Subsidiary Notes to the extent permitted by clause (b) below;

          (b) shall not, and shall not permit any of its Subsidiaries to, sell accounts receivable to an Accounts Receivable Subsidiary except for consideration in an amount not less than that which would be obtained in an arm's length transaction and solely in the form of cash or Cash Equivalents; provided that an Accounts Receivable Subsidiary may pay the purchase price for any such accounts receivable in the form of Accounts Receivable Subsidiary Notes so long as, after giving effect to the issuance of any such Accounts Receivable Subsidiary Notes, the aggregate principal amount of all Accounts Receivable Subsidiary Notes outstanding shall not exceed 20% of the aggregate purchase price paid for all outstanding accounts receivable purchased by an Accounts Receivable Subsidiary since the date of this Indenture (and not written-off or required to be written off in accordance with the normal business practice of an Accounts Receivable Subsidiary);

          (c) shall not permit an Accounts Receivable Subsidiary to sell any accounts receivable purchased from the Company and its Subsidiaries or participation interests therein to any other Person except on an arm's length basis and solely for consideration in the form of cash or Cash Equivalents or certificates representing undivided interests of a Receivables Trust; provided an Accounts Receivable Subsidiary may not sell such certificates to any other Person except on an arm's length basis and solely for consideration in the form of cash or Cash Equivalents;

          (d) shall not, and shall not permit any of its Subsidiaries to, enter into any Guarantee, subject any of their respective properties or assets (other than the accounts receivable sold by them to an Accounts Receivable Subsidiary) to the satisfaction of any liability or obligation or otherwise incur any liability or obligation (contingent or otherwise), in each case, on behalf of an Accounts Receivable Subsidiary or in connection with any sale of accounts receivable or participation interests therein by or to an Accounts Receivable Subsidiary, other than obligations relating to breaches of representations, warranties, covenants and other agreements of the Company or any of its Subsidiaries with respect to the accounts receivable sold by the Company or any of its Subsidiaries to an Accounts Receivable Subsidiary or with respect to the servicing thereof; provided that neither the Company nor any of its Subsidiaries shall at any time guarantee or be otherwise liable for the collectibility of accounts receivable sold by them;

          (e) shall not permit an Accounts Receivable Subsidiary to engage in any business or transaction other than the purchase and sale of accounts receivable or participation interests therein of the Company and its Subsidiaries and activities incidental thereto;

          (f) shall not permit an Accounts Receivable Subsidiary to incur any Indebtedness other than the Accounts Receivable Subsidiary Notes, Indebtedness owed to the Company and Non-Recourse Indebtedness; provided that the aggregate principal amount of all such Indebtedness of an Accounts Receivable Subsidiary shall not exceed the book value of its total assets as determined in accordance with GAAP;

          (g) shall cause any Accounts Receivable Subsidiary to remit to the Company or a Subsidiary of the Company on a monthly basis as a distribution all available cash and Cash Equivalents not held in a collection account pledged to acquirors of accounts receivable or participation interests therein, to the extent not applied to (i) pay interest or principal on the Accounts Receivable Subsidiary Notes or any Indebtedness of such Accounts Receivable Subsidiary owed to the Company,
      (ii) pay or maintain reserves for reasonable operating expenses of such Accounts Receivable Subsidiary or to satisfy reasonable minimum operating capital requirements or (iii) to finance the purchase of additional accounts receivable of the Company and its Subsidiaries; and

          (h) shall not, and shall not permit any of its Subsidiaries to, sell accounts receivable to, or enter into any other transaction with or for the benefit of, an Accounts Receivable Subsidiary (i) if such Accounts Receivable Subsidiary pursuant to or within the meaning of any Bankruptcy Law (A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a Custodian of it or for all or substantially all of its property, (D) makes general assignment for the benefit of its creditors, or (E) generally is not paying its debts as they become due; or (ii) if a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (A) is for relief against such Accounts Receivable Subsidiary in an involuntary case, (B) appoints a Custodian of such Accounts Receivable Subsidiary or for all or substantially all of the property of such Accounts Receivable Subsidiary, or (C) orders the liquidation of such Accounts Receivable Subsidiary, and, with respect to clause (ii) hereof, the order or decree remains unstayed and in effect for 60 consecutive days.

                                 ARTICLE 5.
                                 SUCCESSORS

SECTION 5.01.  MERGER, CONSOLIDATION, OR SALE OF ASSETS.

     The Company may not consolidate or merge with or into (whether or not the Company is the surviving entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, another Person unless (a) the Company is the surviving Person or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (b) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company, pursuant to a supplemental indenture in a form reasonably satisfactory to the

Trustee, under the Notes and this Indenture; (c) immediately after such transaction no Default or Event of Default exists; and (d) the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (i) shall have Consolidated Net Worth immediately after the transaction (but prior to any purchase accounting adjustments or accrual of deferred tax liabilities resulting from the transaction) not less than the Consolidated Net Worth of the Company immediately preceding the transaction and (ii) would, at the time of such transaction after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Indebtedness to Cash Flow Ratio test set forth in Section 4.09.

     Notwithstanding the foregoing, the Company may merge with another Person if
(a) the Company is the surviving Person; (b) the consideration issued or paid by the Company in such merger consists solely of Equity Interests (other than Disqualified Stock) of the Company; and (c) immediately after giving effect to such merger, the Company's Indebtedness to Cash Flow Ratio does not exceed the Company's Indebtedness to Cash Flow Ratio immediately prior to such merger.

SECTION 5.02.  SUCCESSOR CORPORATION SUBSTITUTED.

     Upon any consolidation or merger, or any sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the Company shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person has been named as the Company, herein.


                                 ARTICLE 6.
                           DEFAULTS AND REMEDIES

SECTION 6.01.  EVENTS OF DEFAULT.

     Each of the following constitutes an "EVENT OF DEFAULT" (unless the provisions of Section 4.22 are applicable and the Company complies with such provisions):

          (a) default for 30 days in the payment when due of interest on the Notes;

          (b) default in the payment when due of principal on the Notes at maturity, upon redemption or otherwise;

          (c) failure by EchoStar, the Company or any of their Subsidiaries to comply with the provisions of Section 4.10, Section 4.11, Section 4.15,
      Section 4.16, Section 4.20, or Section 4.21, Section 10.01 or Section
      10.02;

          (d) default under Section 4.07 or Section 4.09 or under any of the Collateral Documents, which default remains uncured for 15 days, or the breach of any representation or warranty, or the making of any untrue statement, in any certificate delivered by the Company pursuant to this Indenture or the Collateral Documents;

          (e) failure by the Company for 60 days after notice from the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding to comply with any of its other agreements in this Indenture or the Notes;

          (f) a continuing default after expiration of any applicable grace periods by the Company or any of its Affiliates under any of the Satellite Contracts or the Launch Contracts, which default would permit a party other than the Company or its Affiliates to terminate its obligations under such contract;

          (g) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by EchoStar or any of its Subsidiaries (or the payment of which is guaranteed by EchoStar or any of its Subsidiaries), other than any Credit Agreement, which default is caused by a failure to pay when due principal or interest on such Indebtedness within the grace period provided in such Indebtedness (a "PAYMENT DEFAULT"), and the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default, aggregates $5.0 million or more;

          (h) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by EchoStar or any of its Subsidiaries (or the payment of which is guaranteed by EchoStar or any of its Subsidiaries), other than any Credit Agreement, which default results in the acceleration of such Indebtedness prior to its express maturity and the principal amount of any such Indebtedness, together with the principal amount of any other Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more;

          (i) failure by EchoStar, the Company (at any time at which the Notes are secured by a pledge of all of the issued and outstanding Capital Stock of the Company) or any of their Subsidiaries to pay final judgments (other than any judgment as to which a reputable insurance company has accepted full liability) aggregating in excess of $2.0 million, which judgments are not stayed within 60 days after their entry;

          (j) any Guarantee of the Notes or this Indenture shall be held in a judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect, or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Guarantee of any Notes or this Indenture;

          (k) the Company, any Guarantor or any Significant Subsidiary of the Company pursuant to or within the meaning of Bankruptcy Law: (i) commences a voluntary case; (ii) consents to the entry of an order for relief against it in an involuntary case; (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property; or
      (iv) makes a general assignment for the benefit of its creditors; and

          (l) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (i) is for relief against the Company, any Guarantor or any Significant Subsidiary of the Company in an involuntary case; (ii) appoints a Custodian of the Company, any Guarantor or any Significant Subsidiary of the Company or for all or substantially all of the property of the Company, any Guarantor or any Significant Subsidiary of the Company; or (iii) orders the liquidation of the Company, any Guarantor or any Significant Subsidiary of the Company, and the order or decree remains unstayed and in effect for 60 consecutive days.

SECTION 6.02.  ACCELERATION.

     If an Event of Default (other than an Event of Default specified in clause
(k) or (l) of Section 6.01) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes by written notice to the Company and the Trustee, may declare all the Notes to be due and payable immediately (plus, in the case of an Event of Default that is the result of an action by EchoStar or any of its Subsidiaries intended to avoid restrictions on or premiums related to redemptions of the Notes contained in this Indenture or the Notes, an amount of premium that would have been applicable pursuant to the Notes or as set forth in this Indenture). Notwithstanding the foregoing, in the case of an Event of Default specified in clause (k) or (l) of Section 6.01, with respect to EchoStar or any of its Subsidiaries, all outstanding Notes shall become and be immediately due and payable without further action or notice. Holders of the Notes may not enforce this Indenture or the Notes except as provided in this Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in such Holders' interest. The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.

     In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company or its Affiliates with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to Section 3.07, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law.

     The Company is required to deliver to the Trustee annually a statement regarding compliance with this Indenture, and the Company is required upon becoming aware of any

Default or Event of Default to deliver to the Trustee a statement specifying such Default or Event of Default.

     All powers of the Trustee hereunder will be subject to applicable provisions of the Communications Act, including without limitation, the requirements of prior approval for transfer of control or assignment of Title III licenses.

SECTION 6.03.  OTHER REMEDIES.

     If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes, this Indenture and any of the Collateral Documents.

     The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.04.  WAIVER OF PAST DEFAULTS.

     Holders of not less than a majority in aggregate principal amount of Notes then outstanding, by notice to the Trustee, may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences under this Indenture, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Notes. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.05.  CONTROL BY MAJORITY.

     Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with the law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

SECTION 6.06.  LIMITATION ON SUITS.

     A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

          (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

        (b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

        (c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

        (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

        (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

SECTION 6.07.  RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT.

   Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder of the Note.

SECTION 6.08.  COLLECTION SUIT BY TRUSTEE.

   If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09.  TRUSTEE MAY FILE PROOFS OF CLAIM.

   The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), the Company's creditors or the Company's property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder of a Note to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders of the Notes, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties which the Holders of the Notes may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of a Note any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder of a Note thereof, or to authorize the Trustee to vote in respect of the claim of any Holder of a
Note in any such proceeding.

SECTION 6.10.  PRIORITIES.

     If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

          First:  to the Trustee, its agents and attorneys for amounts due under
     Section 7.07, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

          Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any and interest, respectively; and

          Third: to the Company or to such party as a court of competent jurisdiction shall direct.

     The Trustee may fix a record date and payment date for any payment to Holders of Notes.

SECTION 6.11.  UNDERTAKING FOR COSTS.

     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to
Section 6.07, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

                                   ARTICLE 7.
                                    TRUSTEE

SECTION 7.01.  DUTIES OF TRUSTEE.

     (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

     (b)  Except during the continuance of an Event of Default:

          (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

         (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

     (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (i) this paragraph does not limit the effect of paragraph (b) of this Section;

         (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

        (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

     (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a),
(b), and (c) of this Section.

     (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders of Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to the Trustee against any loss, liability or expense.

     (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02.  RIGHTS OF TRUSTEE.

     (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

     (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

     (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

     (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture.

     (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company or any Guarantor shall be sufficient if signed by an Officer of the Company or such Guarantor.

     (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

     (g) Except with respect to Section 4.04, the Trustee shall have no duty to inquire as to the performance of the Company's covenants in Article 4. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to Sections 4.01, 4.03 and 4.04 or (ii) any Default or Event of Default of which the Trustee shall have received written notification or obtained actual knowledge.

SECTION 7.03.  INDIVIDUAL RIGHTS OF TRUSTEE.

     The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee (if any of the Notes are registered pursuant to the Securities Act), or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11.

SECTION 7.04.  TRUSTEE'S DISCLAIMER.

     The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.05.  NOTICE OF DEFAULTS.

     If a Default or Event of Default occurs and is continuing and if it is known to a Responsible Officer of the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

SECTION 7.06.  REPORTS BY TRUSTEE TO HOLDERS OF THE NOTES.

     Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

     A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the SEC and each stock exchange on which any Notes are listed. The Company shall promptly notify the Trustee when any Notes are listed on any stock exchange.

SECTION 7.07.  COMPENSATION AND INDEMNITY.

     The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

     The Company shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, except any such loss, liability or expense as may be attributable to the gross negligence, willful misconduct or bad faith of the Trustee. The

Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

     The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

     To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

     When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(k) or (l) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

SECTION 7.08.  REPLACEMENT OF TRUSTEE.

     A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

     The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company and obtaining the prior written approval of the FCC, if so required by the Communications Act, including Section 310(d) and the rules and regulations promulgated thereunder. The Holders of at least a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee (subject to the prior written approval of the FCC, if required by the Communications Act, including Section 310(d), and the rules and regulations promulgated thereunder) if:

        (a)  the Trustee fails to comply with Section 7.10;

        (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

        (c) the Trustee is no longer in compliance with the foreign ownership provisions of Section 310 of the Communications Act and the rules and regulations promulgated thereunder.

        (d) a Custodian or public officer takes charge of the Trustee or its property; or

        (e)  the Trustee becomes incapable of acting.

     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

     If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of Notes of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If the Trustee after written request by any Holder of a Note who has been a Holder of a Note for at least six months fails to comply with Section 7.10, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section
7.07. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09.  SUCCESSOR TRUSTEE BY MERGER, ETC.

     If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

SECTION 7.10.  ELIGIBILITY; DISQUALIFICATION.

     There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America or of any state thereof authorized under such laws to exercise corporate trustee power, shall be subject to supervision or examination by federal or state authority and shall have a combined capital and surplus of at least $25 million as set forth in its most recent published annual report of condition.

     This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).

SECTION 7.11.  PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

     The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                    ARTICLE 8.
                      LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.01.  OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE.

     The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, with respect to the Notes, elect to have either Section 8.02 or 8.03 be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article Eight.

SECTION 8.02.  LEGAL DEFEASANCE AND DISCHARGE.

     Upon the Company's exercise under Section 8.01 of the option applicable to this Section 8.02, the Company shall be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "LEGAL DEFEASANCE"). For this purpose, such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section
8.05 and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, or on the redemption date, as the case may be, (b) the Company's obligations with respect to such Notes under Sections 2.05, 2.07, 2.08, 2.10, 2.11 and 4.02, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (d) this Article Eight. Subject to compliance with this Article Eight, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 with respect to the Notes.

SECTION 8.03.  COVENANT DEFEASANCE.

   Upon the Company's exercise under Section 8.01 of the option applicable to this Section 8.03, the Company shall be released from its obligations under the covenants contained in Sections 4.03, 4.04, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12,
4.13, 4.15, 4.16, 4.17, 4.18, 4.19, 4.20, 4.21 and 4.22 and Article Five with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "COVENANT DEFEASANCE"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, such Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01(c), but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section
8.01 of the option applicable to this Section 8.03 and Sections 6.01(d) through 6.01(j) shall not constitute Events of Default.

SECTION 8.04.  CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.

     The following shall be the conditions to the application of either Section
8.02 or Section 8.03 to the outstanding Notes:

          (a) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10 who shall agree to comply with the provisions of this Article Eight applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Notes, (i) cash in U.S. Dollars, (ii) non-callable Government Notes which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, cash in U.S. Dollars, or (iii) a combination thereof, in such amounts, as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge (A) the principal of, premium, if any, and interest on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, of such principal or installment of principal, premium, if any, or interest and (B) any mandatory sinking fund payments or analogous payments applicable to the outstanding Notes on the day on which such payments are due and payable in accordance with the terms of this Indenture and of such Notes; PROVIDED that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such non-callable Government Notes to said payments with respect to the Notes;

          (b) In the case of an election under Section 8.02, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably satisfactory to the Trustee confirming that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date hereof, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance has not occurred;

          (c) In the case of an election under Section 8.03, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably satisfactory to the Trustee in the United States to the effect that the Holders of the outstanding Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such Covenant Defeasance and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (d) No Default or Event of Default with respect to the Notes shall have occurred and be continuing on the date of such deposit or, in so far as Section 6.01(k) or 6.01(l) is concerned, at any time in the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

          (e) Such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which EchoStar or the Company is a party or by which EchoStar or the Company is bound;

          (f) The Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit made by the Company pursuant to its election under Section 8.02 or 8.03 was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

          (g) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel in the United States, each stating that all conditions precedent provided for relating to either the Legal Defeasance under Section 8.02 or the Covenant Defeasance under Section 8.03 (as the case may be) have been complied with as contemplated by this
     Section 8.04.

SECTION 8.05. DEPOSITED MONEY AND GOVERNMENT NOTES TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

   Subject to Section 8.06, all money and Government Notes (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to
Section 8.04 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company or a Guarantor, if any, acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

   The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or Government Notes deposited pursuant to Section 8.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

   Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or Government Notes held by it as provided in Section 8.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a)), are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.06.  REPAYMENT TO COMPANY.

     Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as a secured creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustees thereof, shall thereupon cease; PROVIDED, HOWEVER, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 8.07.  REINSTATEMENT.

     If the Trustee or Paying Agent is unable to apply any United States Dollars or Government Notes in accordance with Section 8.02 or 8.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03, as the case may be; PROVIDED, HOWEVER, that, if the Company makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.


                                  ARTICLE 9.
                        AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.01.  WITHOUT CONSENT OF HOLDERS OF NOTES.

   Notwithstanding Section 9.02 of this Indenture, the Company and the Trustee may amend or supplement this Indenture, the Notes or the Collateral Documents without the consent of any Holder of a Note:

          (a)  to cure any ambiguity, defect or inconsistency;

          (b) to provide for uncertificated Notes in addition to or in place of certificated Notes;

          (c) to provide for the assumption of the Company's obligations to the Holders of the Notes in the case of a merger or consolidation pursuant to
     Article 5;

          (d) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder of the Note; or

          (e) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA.

     Upon the request of the Company accompanied by a resolution of the Board of Directors of the Company authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 9.06, the Trustee shall join with the Company in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture which affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.02.  WITH CONSENT OF HOLDERS OF NOTES.

   The Company and the Trustee may amend or supplement this Indenture, the Notes or the Collateral Documents or any amended or supplemental Indenture with the written consent of the Holders of Notes of at least a majority in aggregate principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Notes), and any existing Default and its consequences or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes). Notwithstanding the foregoing, (a) Sections 3.09, 4.10, 4.15 and 4.21 of this Indenture (including, in each case, the related definitions) may not be amended or waived without the written consent of at least 66-2/3% in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Notes) and (b) without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder of Notes):

         (i) reduce the aggregate principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

        (ii) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes;

       (iii) reduce the rate of or change the time for payment of interest on any Note;

        (iv) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

        (v) make any Note payable in money other than that stated in the Notes;

          (vi) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or interest on the Notes;

          (vii) waive a redemption payment with respect to any Note; or

          (viii) make any change in the foregoing amendment and waiver provisions.

     Upon the request of the Company accompanied by a resolution of the Board of Directors of the Company authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in
Section 9.06, the Trustee shall join with the Company in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

     It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

     After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.04 and 6.07, the Holders of a majority in aggregate principal amount of the Notes then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes.

SECTION 9.03.  COMPLIANCE WITH TRUST INDENTURE ACT.

     Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.

SECTION 9.04.  REVOCATION AND EFFECT OF CONSENTS.

     Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder of a Note.

     The Company may fix a record date for determining which Holders of the Notes must consent to such amendment, supplement or waiver. If the Company fixes a record date, the record date shall be fixed at (i) the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders of Notes furnished to the Trustee prior to such solicitation pursuant to
Section 2.05 or (ii) such other date as the Company shall designate.

SECTION 9.05.  NOTATION ON OR EXCHANGE OF NOTES.

     The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

     Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06.  TRUSTEE TO SIGN AMENDMENTS, ETC.

     The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental Indenture until the Board of Directors approves it.

SECTION 9.07.  PAYMENTS FOR CONSENTS.

     Neither EchoStar, the Company nor any of their Subsidiaries may, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of a Note for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or agreed to be paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.


                                  ARTICLE 10.
                           COLLATERAL AND SECURITY

SECTION 10.01.  COLLATERAL DOCUMENTS.

     The due and punctual payment of the principal of and interest on the Notes when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and interest (to the extent permitted by law), if any, on the Notes and performance of all other obligations of the Company and the Guarantors to the Holders of Notes or the Trustee under this Indenture and the Notes, according to the terms hereunder or thereunder, shall be secured as provided in the Collateral Documents which the Company and the Guarantors shall enter into as provided in Section 10.02. Each Holder of Notes, by its acceptance thereof, consents and agrees to the terms of the Collateral Documents (including, without limitation, the provisions providing for foreclosure and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with its terms and authorizes and directs the Trustee to enter into the Collateral Documents and to perform its obligations and exercise its rights thereunder in accordance therewith. The Company shall deliver to the Trustee copies of all Collateral Documents, and shall do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Collateral Documents, to assure and confirm to the Trustee the security interest in the Collateral contemplated hereby, by the Collateral Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purposes herein expressed. EchoStar shall take, or shall cause its Subsidiaries to take, any and all actions reasonably required to cause the Collateral Documents to create and maintain, as security for the Obligations of the Company hereunder, a valid and enforceable perfected Lien in and on all the Collateral, in favor of the Trustee for the benefit of the Holders of Notes, superior to and prior to the rights of all third Persons and subject to no other Liens than Permitted Liens, except for those Liens with respect to which the Collateral Documents or this Indenture expressly contemplate prior or PARI PASSU Liens.

SECTION 10.02.  EXECUTION OF COLLATERAL DOCUMENTS.

     (a) Simultaneously with the execution of this Indenture, the Company shall execute (i) the Escrow Accounts Security Agreement, (ii) the EchoStar IV Security Agreement, (iii) the Orbital Slot Security Agreement, (iv) the Collateral Assignment, (v) the Interest Escrow Agreement and (vi) the Satellite Escrow Agreement.

     (b) Simultaneously with the execution of this Indenture, EchoStar shall execute the Stock Pledge Agreement.

     (c) Simultaneously with the execution of this Indenture, EchoStar Space Corporation shall execute the Collateral Assignment.

     (d) In connection with the Collateral Assignment, EchoStar, EchoStar Space Corporation and the Company shall use their best efforts to obtain any required consents necessary to effect a collateral assignment of (i) the Launch Contract, the Satellite Contract and Launch Insurance relating to EchoStar IV within 60 days after the date hereof, (ii) all TT&C contracts relating to EchoStar IV at the time such TT&C contracts are entered into and
(iii) In-Orbit Insurance relating to EchoStar IV at the time such In-Orbit Insurance is obtained.

SECTION 10.03.  RECORDING AND OPINIONS.

     (a) The Company shall furnish to the Trustee simultaneously with the execution and delivery of any of the Collateral Documents an opinion of Counsel either (i) stating that in the opinion of such counsel all action has been taken with respect to the recording, registering and filing of this Indenture, financing statements or other instruments necessary to make effective the Lien intended to be created by such Collateral Document, and reciting with respect to the security interests in the Collateral, the details of such action, or (ii) stating that, in the opinion of such counsel, no such action is necessary to make such Lien effective.

     (b) The Company shall furnish to the Trustee on June 25 in each year beginning with June 25, 1998, an Opinion of Counsel, dated as of such date, either (i) (A) stating that, in the opinion of such counsel, action has been taken with respect to the recording, registering, filing, re-recording, re-registering and refiling of all supplemental indentures, financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the Lien of the Collateral Documents and reciting with respect to the security interests in the Collateral the details of such action or referring to prior Opinions of Counsel in which such details are given and (B) based on relevant laws as in effect on the date of such Opinion of Counsel, all financing statements and continuation statements have been executed and filed that are necessary as of such date and during the succeeding 12 months fully to preserve and protect, to the extent such protection and preservation are possible by filing, the rights of the Holders of Notes and the Trustee hereunder and under the Collateral Documents with respect to the security interests in the Collateral, or (ii) stating that, in the opinion of such counsel, no such action is necessary to maintain such Lien and assignment.

SECTION 10.04.  RELEASE OF COLLATERAL.

     (a) Subject to subsections (b), (c) and (d) of this Section 10.04 and to Section 10.05, Collateral may be released from the Lien and Security interest created by the Collateral Documents at any time or from time to time in accordance with the provisions of the Collateral Documents or as provided hereby. In addition, upon the request of the Company pursuant to an Officers' Certificate certifying that all conditions precedent hereunder have been met and stating whether or not such release is in connection with an Asset Sale (at the sole cost and expense of the Company), the Trustee shall release Collateral which is sold, conveyed or disposed of in compliance with the provisions of this Indenture; PROVIDED, that if such sale, conveyance or disposition constitutes an Asset Sale, the Company shall apply the Net Proceeds in accordance with Section 4.10. Upon receipt of such Officers' Certificate the Trustee shall execute, deliver or acknowledge any necessary or proper instruments of termination, satisfaction or release to evidence the release of any Collateral permitted to be released pursuant to this Indenture or the Collateral Documents.

     (b) Except to the extent that any Lien on the proceeds of Collateral is automatically released by operation of Section 9-306 of the Uniform Commercial Code or other similar law, no Collateral shall be released from the Lien and Security interest created by the Collateral Documents pursuant to the provisions of the Collateral Documents unless there shall have been delivered to the Trustee the certificate required by this Section 10.04.

     (c) At any time when an Event of Default shall have occurred and be continuing and the maturity of the Notes shall have been accelerated (whether by declaration or otherwise), no Collateral shall be released pursuant to the provisions of the Collateral Documents, and no release of Collateral in contravention of this Section 10.04(c) shall be effective as against the Holders of Notes.

     (d) The release of any Collateral from the Liens and security interests created by this Indenture and the Collateral Documents shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to the terms hereof or, subject to complying with the requirements of this Section 10.04, pursuant to the terms of the Collateral Documents. To the extent applicable, the Company shall cause TIA Section 314(d) relating to the release of property or securities from the Lien and security interest of the Collateral Documents and relating to the substitution therefor of any property or securities to be subjected to the Lien and security interest of the

Collateral Documents to be complied with. Any certificate or opinion required by TIA Section 314(d) may be made by an Officer of the Company except in cases where TIA Section 314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert selected or approved by the Trustee in the exercise of reasonable care.

SECTION 10.05.  SALE OF AND LIENS ON ECHOSTAR IV.

     (a) The Company shall not and shall not permit any of its Subsidiaries to sell, transfer or dispose of EchoStar IV (or any replacement thereof) after it is launched, unless, upon such sale, transfer or disposition, the Company grants or causes to be granted to the Trustee on behalf of the Holders of the Notes (i) a first priority security interest in an operational satellite in geosynchronous orbit of equal or greater value than EchoStar IV (or such replacement); and (ii) a collateral assignment of all contracts relating to the construction, launch, insurance and TT&C of such satellite. Prior to such sale, transfer or disposition, the Company shall execute or cause to be executed a security agreement relating to such Liens. The Company shall take or cause to be taken all actions necessary to record, register and file any documents or instruments necessary to make effective such Lien, including the filing of any required applications with the FCC for approval of any collateral assignment hereunder, and shall provide an Opinion of Counsel prepared in accordance with Section 10.03(a) with respect to such Lien.

     (b) EchoStar and its Subsidiaries may not incur or suffer to exist Liens on EchoStar IV (or any replacement thereof), except (i) prior to launch, Liens in favor of satellite contractor; (ii) after launch, Liens not to exceed $20 million securing the Deferred Payments, ranking PARI PASSU with the Liens on EchoStar IV (or such replacement) in favor of the Holders of the Notes; and (iii) additional Liens securing the Deferred Payments, subordinated to the Liens on EchoStar IV (or such replacement) in favor of the Holders of the Notes.

SECTION 10.06.  CERTIFICATES OF THE COMPANY.

     (a) The Company shall furnish to the Trustee, prior to each proposed release of Collateral pursuant to the Collateral Documents, (i) all documents required by Section 314(d) of the TIA and (ii) an Opinion of Counsel, which may be rendered by internal counsel to the Company, to the effect that such accompanying documents constitute all documents required by Section 314(d) of the TIA. The Trustee may, to the extent permitted by Sections 7.01 and 7.02 hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such documents and such Opinion of Counsel.

SECTION 10.07. AUTHORIZATION OF ACTIONS TO BE TAKEN BY THE TRUSTEE UNDER THE COLLATERAL DOCUMENTS.

     Subject to the provisions of Section 7.01 and 7.02 hereof, the Trustee may, in its sole discretion and without the consent of the Holders of Notes, on behalf of the Holders of Notes, take all actions it deems necessary or appropriate in order to (a) enforce any of the terms of the Collateral Documents and (b) collect and receive any and all amounts payable in respect of the Obligations of the Company hereunder. The Trustee shall have power to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Collateral Documents or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders of Notes in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the Security interest hereunder or be prejudicial to the interests of the Holders of Notes or of the Trustee).

SECTION 10.08. AUTHORIZATION OF RECEIPT OF FUNDS BY THE TRUSTEE UNDER THE COLLATERAL DOCUMENTS.

     The Trustee is authorized to receive any funds for the benefit of the Holders of Notes distributed under the Collateral Documents, and to make further distributions of such funds to the Holders of Notes according to the provisions of this Indenture.

SECTION 10.09.  TERMINATION OF SECURITY INTEREST.

     Upon the payment in full of all Obligations of the Company under this Indenture and the Notes, the Trustee shall, at the request of the Company, release the Liens pursuant to this Indenture and the Collateral Documents.

SECTION 10.10.  RELEASES FOLLOWING SALE OF ASSETS.

     Concurrently with any sale of assets, any Liens in favor of the Trustee in the assets sold thereby shall be released; PROVIDED, that in the event of an Asset Sale, the Net Proceeds from such sale or other disposition are applied in accordance with the provisions of Section 4.10. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of this Indenture, including without limitation Section 4.10, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Guarantee.

     In the event that the Company or any of its Subsidiaries sells, transfers or disposes of any property consisting partially or wholly of the Collateral other than in accordance with the provisions of Section 4.10, the Trustee shall have a first priority security interest in the pro rata portion of the net proceeds of such sale, transfer or disposition attributable to such Collateral as determined by an investment banking firm of national standing selected by the Company.

SECTION 10.11.  "TRUSTEE" TO INCLUDE PAYING AGENT.

     In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article 10 or in Article 11 shall in such case (unless the context shall otherwise require) be construed as extending to and including such Paying Agent within its meaning as fully and for all intents and purposes as if such Paying Agent were named in this Article 10 or in
Article 11 in place of the Trustee.

                                   ARTICLE 11.
                             AFFILIATE GUARANTEES

SECTION 11.01.  ECHOSTAR GUARANTEE.

     EchoStar hereby unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the Obligations of the Company hereunder or thereunder, that: (a) the principal of and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, EchoStar will be obligated to pay the same immediately. EchoStar hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. EchoStar hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice (except that the Trustee shall provide at least ten days' prior written notice to EchoStar before taking any action for which the Communications Act and/or the FCC rules require such notice and which right to notice is not waivable by EchoStar) and all demands whatsoever and covenant that this Guarantee will not be discharged except by complete performance of the Obligations guaranteed hereby. If any Holder or the Trustee is required by any court or otherwise to return to the Company or any Guarantor, or any Custodian, Trustee, liquidator or other similar official acting in relation to either the Company or any Guarantor, any amount paid by either to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. EchoStar agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby. EchoStar further agrees that, as between EchoStar, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of this guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6, such obligations (whether or not due and payable) shall forthwith become due and payable by EchoStar for the purpose of this Guarantee.

     Notwithstanding the foregoing, in the event that the EchoStar Guarantee would constitute or result in a violation of any applicable fraudulent conveyance or similar law of any relevant jurisdiction, the liability of EchoStar under the EchoStar Guarantee shall be reduced to the maximum amount permissible under such fraudulent conveyance or similar law.

     Anything in the Notes, the EchoStar Guarantee or the Indenture to the contrary notwithstanding, the EchoStar Guarantee shall be subordinate and junior in right of payment, to the extent and in the manner hereinafter set forth, to all Senior EchoStar Indebtedness. As used herein, "SUBORDINATE AND JUNIOR" shall mean the following: that (i) in the event of any insolvency or bankruptcy proceedings, and any receivership, liquidation, reorganization or other similar proceedings in connection therewith, relative to EchoStar or its creditors or its property, and in the event of any proceedings for voluntary liquidation, dissolution or other winding up of EchoStar, whether or not involving insolvency or bankruptcy proceedings, then all principal, premium, if any, and interest on all Senior EchoStar Indebtedness shall first be paid in full, or such payment be provided for, before any payment on account of principal, premium, if any, or interest, if any, is made by EchoStar upon the EchoStar Guarantee, and in any such proceedings any payment or distribution of assets of EchoStar of any kind or character, whether in cash or property or securities, which may be payable or deliverable in respect of the EchoStar Guarantee, (except for the provisions of this Section) shall be paid or delivered directly to the holders of such Senior EchoStar Indebtedness, or their representative or representatives or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any such Senior EchoStar Indebtedness may have been issued, pro rata, as their respective interests may appear, for application in payment thereof, unless and until such Senior EchoStar Indebtedness shall have been paid and satisfied in full (after giving effect to any concurrent payment or distributions, or provisions therefor, to the holders of such Senior EchoStar Indebtedness) or such payment and satisfaction shall have been provided for; PROVIDED, HOWEVER, that in the event that payment or delivery of such cash, property or securities to the Holders of the Notes is authorized by an order or decree made by a court of competent jurisdiction in a reorganization proceeding under any applicable law and giving effect to the provisions hereinbefore set forth for the subordination of the Notes to the Senior EchoStar Indebtedness, no payment or delivery of such cash, property or securities shall be made to the holders of Senior EchoStar Indebtedness; PROVIDED, FURTHER, that no such delivery shall be made to the holders of Senior EchoStar Indebtedness of securities which are issued by EchoStar, as reorganized, or by the corporation succeeding EchoStar or acquiring its property and assets, pursuant to a plan of reorganization or upon the dissolution or liquidation of EchoStar, and which are subordinate and junior to the payment of all Senior EchoStar Indebtedness (or securities substituted therefor) then outstanding; and PROVIDED, FURTHER, that the provisions of this clause (i) shall not apply to a liquidation, dissolution, or other winding up made in connection with a merger, consolidation, sale, lease, transfer or other disposal not prohibited by Section 11.05 of this Indenture; and (ii) in the event that pursuant to Article Six of this Indenture any Note is declared due and payable because of the occurrence of an Event of Default (under circumstances when the provisions of the foregoing clause (i) shall not be applicable), the Holders of such Notes shall be entitled to payment from EchoStar only after there shall first have been payment in full on the Senior EchoStar Indebtedness outstanding at the time such Note so becomes due and payable because of such Event of Default, or such payment shall have been provided for.

     In the event that, notwithstanding the provisions of this Section 11.01, the Trustee or any Holders of Notes shall receive any payment or distribution on the Notes that because of this Section 11.01 should not have been made to them, then such payment shall be held in trust for the benefit of, and shall be paid over and delivered to, the holders of the Senior EchoStar Indebtedness or their representative or representatives or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any such Senior EchoStar Indebtedness may have been issued, pro rata as their respective interests may appear, for application to the pro rata payment of all Senior EchoStar Indebtedness remaining unpaid until all such Senior EchoStar Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution to the holders of such Senior EchoStar Indebtedness.

     No present or future holder of Senior EchoStar Indebtedness shall be prejudiced in his right to enforce the subordination of the Notes by any act or failure to act on the part of EchoStar. Each Holder of Notes by his acceptance thereof authorizes the Trustee in his behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Section 11.01 and appoints the Trustee his attorney-in-fact for any and all such purposes.

     Nothing in this Section 11.01 shall apply to claims of, or payments to, the Trustee under or pursuant to the provisions of Section 7.07.

     The subordination provisions of this Section 11.01 are solely for the purpose of defining the relative rights of the holders of Senior EchoStar Indebtedness on the one hand, and the Holders of the Notes on the other hand, and nothing contained in this Section 11.01 or elsewhere in this Indenture, the Notes or the EchoStar Guarantee, shall impair, as between EchoStar and the Holder of any Note, the obligation of EchoStar, which is unconditional and absolute, to pay to the Holder thereof the principal of, premium, if any, and interest on the Notes in accordance with their terms and the terms of the EchoStar Guarantee and this Indenture, nor shall anything herein or therein prevent the Trustee or the Holder of any Note from exercising all remedies otherwise permitted by applicable law or hereunder or thereunder upon the occurrence of an Event of Default, subject to the rights, if any, under this
Section 11.01 of holders of Senior EchoStar Indebtedness to receive cash, property or securities of the Company otherwise payable or deliverable to the Holders of the Notes.

SECTION 11.02.  EXECUTION AND DELIVERY OF ECHOSTAR GUARANTEE.

     To evidence its Guarantee set forth in Section 11.01, EchoStar hereby agrees that a notation of such Guarantee substantially in the form of Exhibit B shall be endorsed by an officer of EchoStar on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of EchoStar by its President or one of its Vice Presidents and attested to by an Officer.

     EchoStar hereby agrees that its Guarantee set forth in Section 11.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

     If an officer or Officer whose signature is on this Indenture or on the EchoStar Guarantee no longer holds that office at the time the Trustee authenticates the Note on which an EchoStar Guarantee is endorsed, the Guarantee shall be valid nevertheless.

     The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the EchoStar Guarantee set forth in this Indenture on behalf of EchoStar.

SECTION 11.03.  SPRINGING GUARANTEES.

     On the ESBC Guarantee Date, ESBC shall deliver to the Trustee a Supplemental Indenture in form and substance reasonably satisfactory to the Trustee including a provision substantially as follows: "ESBC hereby unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Supplemental Indenture, the Indenture, the Notes or the Obligations of the Company hereunder or thereunder, that: (a) the principal of and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, ESBC will be obligated to pay the same immediately. ESBC hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes, the Indenture, or this Supplemental Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. ESBC hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice (except that the Trustee shall provide at least ten days' prior written notice to ESBC before taking any action for which the Communications Act and/or the FCC rules require such notice and which right to notice is not waivable by ESBC) and all demands whatsoever and covenant that this Guarantee will not be discharged except by complete performance of the Obligations guaranteed. If any Holder or the Trustee is required by any court or otherwise to return to the Company or any Guarantor, or any Custodian, Trustee, liquidator or other similar official acting in relation to either the Company or any Guarantor, any amount paid by either to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. ESBC agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby. ESBC further agrees that, as between ESBC, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article 6 of the Indenture for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by ESBC for the purpose of this Guarantee. Such Supplemental Indenture shall not contain any terms or provisions expressly subordinating the Guarantee contained therein to any other Indebtedness of ESBC. The ESBC Guarantee, when effective, will rank pari passu with all senior unsecured Indebtedness of ESBC.

     On the Dish Guarantee Date, Dish shall deliver to the Trustee a Supplemental Indenture with in form and substance reasonably satisfactory to the Trustee, including a provision substantially as follows: "Dish hereby unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Supplemental Indenture, the Indenture, the Notes or the Obligations of the Company hereunder or thereunder, that: (a) the principal of and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, Dish will be obligated to pay the same immediately. Dish hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes, the Indenture or this Supplemental Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Dish hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice (except that the Trustee shall provide at least ten days' prior written notice to Dish before taking any action for which the Communications Act and/or the FCC rules require such notice and which right to notice is not waivable by Dish) and all demands whatsoever and covenant that this Guarantee will not be discharged except by complete performance of the Obligations guaranteed hereby. If any Holder or the Trustee is required by any court or otherwise to return to the Company or any Guarantor, or any Custodian, Trustee, liquidator or other similar official acting in relation to either the Company or any Guarantor, any amount paid by either to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Dish agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby. Dish further agrees that, as between Dish, on the one hand, and the Holders and the Trustee, on the other hand,
(x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article 6 of the Indenture for the purposes of this guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in
Article 6 of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by Dish for the purpose of this Guarantee. Such Supplemental Indenture shall not contain any terms or provisions expressly subordinating the Guarantee contained therein to any other Indebtedness of Dish. The Dish Guarantee, when effective, will rank pari passu with all senior unsecured Indebtedness of Dish.

     Notwithstanding the foregoing, in the event that any Springing Guarantee hereunder would constitute or result in a violation of any applicable fraudulent conveyance or similar law of any relevant jurisdiction, the liability of a Springing Guarantor under such Springing Guarantee shall be reduced to the maximum amount permissible under such fraudulent conveyance or similar law.

SECTION 11.04. EXECUTION AND DELIVERY OF SPRINGING GUARANTEE.

     To evidence each Springing Guarantee set forth in Section 11.03, each Guarantor hereby agrees that a notation of such Springing Guarantee substantially in the form of Exhibits C and D shall be endorsed by an officer of such Springing Guarantor on each Note authenticated and delivered by the Trustee with respect to which such Springing Guarantee has been effected pursuant to Section 11.03, and that this Indenture and the Supplemental Indenture executed pursuant to Section 11.03 relating thereto shall be executed on behalf of such Springing Guarantor by its President or one of its Vice Presidents and attested to by an Officer.

     Each Springing Guarantor hereby agrees that any Springing Guarantee effected pursuant to Section 11.03 shall remain in full force and effect notwithstanding any failure to endorse on each Note to which it applies a notation of such Springing Guarantee.

     If an officer or Officer whose signature is on this Indenture, any Supplemental Indenture or on the Springing Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Springing Guarantee is endorsed, the Springing Guarantee shall be valid nevertheless.

     The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Springing Guarantee set forth in this Indenture or any Supplemental Indenture which has been effected pursuant to Section 11.03 with respect to such Note on behalf of the Springing Guarantors.

SECTION 11.05.  GUARANTORS MAY CONSOLIDATE, ETC., ON CERTAIN TERMS.

     Subject to Section 10.10 and Section 11.07, EchoStar may not consolidate or merge with or into (whether or not such Guarantor is the surviving entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, another Person unless:

     (a) such Guarantor is the surviving Person or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

     (b) the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of such Guarantor pursuant to a supplemental indenture in form reasonably satisfactory to the Trustee, under the Notes and this Indenture;

     (c) immediately after such transaction no Default or Event of Default exists; and

     (d) such Guarantor or the Person formed by or surviving any such consolidation or merger, or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (i) shall have Consolidated Net Worth immediately after the transaction (but prior to any purchase accounting adjustments or accrual of deferred tax liabilities resulting from the transaction) not less than the Consolidated Net Worth of such Guarantor immediately preceding the transaction and (ii) shall have an Indebtedness to Cash
     Flow Ratio immediately after the transaction that does not exceed such Guarantor's Indebtedness to Cash Flow Ratio immediately preceding the transaction.

     In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor corporation, by Supplemental Indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of any Guarantee previously signed by the Guarantor and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor corporation shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor corporation thereupon may cause to be signed any or all of the Guarantees to be issuable hereunder by such Guarantor and delivered to the Trustee. All the Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Guarantees had been issued at the date of the execution of such Guarantee by such Guarantor.

     Except as set forth in Articles 4 and 5, nothing contained in this Indenture shall prevent any consolidation or merger of a Guarantor with or into the Company or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company.

SECTION 11.06.  INTENTIONALLY OMITTED.

SECTION 11.07.  RELEASES FROM GUARANTEES.

     If pursuant to any sale of assets (including, if applicable, all of the capital stock of any Guarantor which is a Subsidiary of the Company) or other disposition by way of merger, consolidation or otherwise the assets sold include all or substantially all of the assets of any Guarantor which is a Subsidiary of the Company or all of the capital stock of any such Guarantor, then such Guarantor (in the event of a sale or other disposition of all of the capital stock of such Guarantor) or the Person acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such a Guarantor) shall be released and relieved of its obligations under its Guarantee or Section 11.05, as the case may be; PROVIDED that in the event of an Asset Sale, the Net Proceeds from such sale or other disposition are applied in accordance with the provisions of Section 4.10. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of this Indenture, including without limitation Section 4.10, the Trustee shall execute any documents reasonably required in order to evidence the release of any such Guarantor from its obligations under its Guarantee. Any such Guarantor not released from its obligations under its Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of such Guarantor under the Indenture as provided in this Article 11.

                                 ARTICLE 12.
                                MISCELLANEOUS

SECTION 12.01.  TRUST INDENTURE ACT CONTROLS.

     If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control.

SECTION 12.02.  NOTICES.

     Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the other's address:

If to the Company:

     EchoStar DBS Corporation
     90 Inverness Circle East
     Englewood, Colorado 80112
     Telecopier No.:  (303) 799-0354
     Attention:  David K. Moskowitz, Esq.

With a copy to:

     Baker & Hostetler
     303 17th Street
     Denver, CO 80401
     Telecopier No.:  (303) 861-2307
     Attention:  Gregory S. Brown

If to the Trustee:

     First Trust National Association
     180 East Fifth Street
     Saint Paul, Minnesota 55101
     Telecopier No:  (612) 244-0711
     Attention:  Corporate Trust Administration

     The Company or the Trustee, by notice to the other may designate additional or different addresses for subsequent notices or communications.

     All notices and communications (other than those sent to Holders of Notes) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

     Any notice or communication to a Holder of a Note shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder of a Note or any defect in it shall not affect its sufficiency with respect to other Holders of Notes.

     If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

     If the Company mails a notice or communication to Holders of Notes, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 12.03.  COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS OF
                NOTES.

     Holders of the Notes may communicate pursuant to TIA Section 312(b) with other Holders of Notes with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

SECTION 12.04.  CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

     Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

     (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

     (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 12.05.  STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

     Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall include:

     (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

     (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

     (c) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

     (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

SECTION 12.06.  RULES BY TRUSTEE AND AGENTS.

     The Trustee may make reasonable rules for action by or at a meeting of Holders of Notes. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 12.07. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES, INCORPORATORS AND STOCKHOLDERS.

     No director, officer, employee, incorporator or stockholder of EchoStar, the Company or any of their Affiliates, as such, shall have any liability for any obligations of EchoStar, the Company and any of their Affiliates under the Notes or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

SECTION 12.08.  GOVERNING LAW.

     The internal law of the State of New York shall govern and be used to construe this Indenture, the Notes and the Guarantees.

SECTION 12.09.  NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

     This Indenture may not be used to interpret another indenture, loan or debt agreement of EchoStar or its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 12.10.  SUCCESSORS.

     All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 12.11.  SEVERABILITY.

     In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 12.12.  COUNTERPART ORIGINALS.

     The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 12.13.  TABLE OF CONTENTS, HEADINGS, ETC.

     The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                        [Signatures on following page]

     IN WITNESS WHEREOF, Grantor and the Trustee have caused this Indenture to be duly executed as of the day and year first above written.

                     ECHOSTAR DBS CORPORATION,
                     a Colorado corporation

                     By:  /s/ DAVID K. MOSKOWITZ
                          ----------------------------------------------------
                          David K. Moskowitz
                          Senior Vice President, General Counsel and Secretary



                     ECHOSTAR COMMUNICATIONS CORPORATION,
                     a Nevada corporation

                     By:  /s/ DAVID K. MOSKOWITZ
                          ----------------------------------------------------
                          David K. Moskowitz
                          Senior Vice President, General Counsel and Secretary



                     ECHOSTAR SATELLITE BROADCASTING CORPORATION, a Colorado corporation

                     By:  /s/ DAVID K. MOSKOWITZ
                          ----------------------------------------------------
                          David K. Moskowitz
                          Senior Vice President, General Counsel and Secretary



                     DISH, LTD.,
                     a Nevada corporation

                     By:  /s/ DAVID K. MOSKOWITZ
                          ----------------------------------------------------
                          David K. Moskowitz
                          Senior Vice President, General Counsel and Secretary



                     FIRST TRUST NATIONAL ASSOCIATION, a Trustee

                     By:  /s/ RICHARD H. PROKOSCH
                          ----------------------------------------------------
                          Richard H. Prokosch
                          Trust Officer Corporate Finance

                                   EXHIBITS
                                   --------


          EXHIBIT A           SENIOR SECURED NOTES

          EXHIBIT B           ECHOSTAR GUARANTEE

          EXHIBIT C           ESBC GUARANTEE

          EXHIBIT D           DISH LTD. GUARANTEE

          EXHIBIT E           INTEREST ESCROW ACCOUNT AGREEMENT

          EXHIBIT F           SATELLITE ESCROW ACCOUNT AGREEMENT

          EXHIBIT G           STOCK PLEDGE AGREEMENT

          EXHIBIT H           ESCROW SECURITY AGREEMENT

          EXHIBIT I           SECURITY AGREEMENT AND COLLATERAL ASSIGNMENT

          EXHIBIT J           ECHOSTAR IV SECURITY AGREEMENT

          EXHIBIT K           SECURITY INTEREST PLEDGE AGREEMENT

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York Corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER (1) REPRESENTS THAT IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB"), (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO UNDER RULE 144(k) (TAKING INTO ACCOUNT THE PROVISIONS OF RULE 144(d) UNDER THE SECURITIES ACT, IF APPLICABLE) UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF THE TRANSFER OF THIS NOTE, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A PERSON WHOM THE HOLDER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) PURSUANT TO THE EXEMPTION FROM THE REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (D) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY) OR (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND IN EACH CASE, IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS.

                         12 1/2% Senior Secured Note due 2002

Cert. No. 1
CUSIP No. 27876G AB 4

EchoStar DBS Corporation

promises to pay to

CEDE & CO

or its registered assigns

the principal sum of THREE HUNDRED SEVENTY FIVE MILLION DOLLARS ($375,000,000)

on July 1, 2002.

Interest Payment Dates: July 1 and January 1, commencing January 1, 1998.

Record Dates: December 15 and June 15 (whether or not a Business Day).

         Capitalized terms used herein have the meanings assigned to them in the Indenture (as defined below) unless otherwise indicated.

    1. INTEREST. EchoStar DBS Corporation, a Colorado corporation (the "Company"), promises to pay interest on the principal amount of this Note at the rate and in the manner specified below. Interest will accrue at 12 1/2% per annum and will be payable semi-annually in cash on each July 1 and January 1, commencing January 1, 1998, or if any such day is not a Business Day on the next succeeding Business Day (each an "INTEREST PAYMENT DATE") to Holders of record of the Notes at the close of business on the immediately preceding June 15 and December 15, whether or not a Business Day. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. Interest shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from June 25, 1997. To the extent lawful, the Company shall pay interest on overdue principal at the rate of the then applicable interest rate on the Notes; it shall pay interest on overdue installments of interest (without regard to any applicable grace periods) at the same rate to the extent lawful.

    2. METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the record date next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date. The Holder hereof must surrender this Note to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Notes will be payable both as to principal and interest at the office or agency of the Company maintained for such purpose or, at the option of the Company, payment of interest may be made by check mailed to the Holders of Notes at their respective addresses set forth in the register of Holders of Notes. Unless otherwise designated by the Company, the Company's office or agency will be the office of the Trustee maintained for such purpose.

    3.   PAYING AGENT AND REGISTRAR.  Initially, the Trustee will act as
Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-registrar without prior notice to any Holder of a Note. The Company may act in any such capacity.

    4. INDENTURE. The Company issued the Notes under an Indenture, dated as of June 25, 1997 (the "INDENTURE"), among the Company, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb), as in effect on the date of the Indenture. The Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and such act for a statement of such terms. The terms of the Indenture shall govern any inconsistencies between the Indenture and the Notes. The Notes are secured obligations of the Company limited to $375,000,000 in aggregate principal amount.

    5. OPTIONAL REDEMPTION. Except as provided in the next paragraph, the Company shall not have the option to redeem the Notes prior to July 1, 2000. Thereafter, the Company shall have the option to redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below, together with accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the 12-month period beginning on July 1 of the years indicated below:

         YEAR                                    PERCENTAGE
         ----                                    ----------

         2000.................................... 106.250%
         2001.................................... 103.125%
         2002.................................... 100.000%

         Notwithstanding the foregoing, at any time prior to July 1, 2000, the Company may redeem Notes at a redemption price equal to 112.50% of the principal amount thereof on the repurchase date with the net proceeds of one public or private sale of Equity Interests (other than Disqualified Stock) of EchoStar, the Company, or any of their Subsidiaries (other than proceeds from a sale to EchoStar, the Company, or any of their Subsidiaries); PROVIDED that (a) at least two-thirds in aggregate principal amount of the Notes originally issued remain outstanding immediately after the occurrence of such redemption and (b) such redemption occurs within 120 days of the date of the closing of any such sale.

         6. REPURCHASE AT OPTION OF HOLDER. (a) Within 15 days following the occurrence of a Change of Control, the Company will be required to offer to purchase on the Change of Control Payment Date all outstanding Notes at a purchase price equal to 101% of the aggregate principal amount thereof, together with accrued and unpaid interest thereon to the date of purchase. Holders of Notes that are subject to an offer to purchase will receive a Change of Control Offer from the Company prior to any related Change of Control Payment Date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below.

         (b) When the aggregate amount of Excess Proceeds from Asset Sales or insurance proceeds exceeds $5.0 million, the Company will be obligated to make an offer to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 101% of the principal amount thereof, together with accrued and unpaid interest to the date fixed for the closing of such offer. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be redeemed on a PRO RATA basis. Holders of Notes that are the subject of an offer to purchase will receive an Excess Proceeds Offer from the Company (or the applicable Subsidiary) prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below.

         (c) Within 15 days following the occurrence of certain events described in Section 4.21 (Offer to Purchase upon the Occurrence of Certain Events) of the Indenture, the Company shall make an Offer to Purchase to each Holder of Notes to repurchase an amount specified in Section 4.21 of the Indenture (equal to $1,000 or an integral multiple thereof) of such Holder's Notes at a purchase price equal to 101% of the aggregate principal amount thereof, together with accrued and unpaid interest thereon to the date of purchase. Holders of Notes that are subject to an Offer to Purchase will receive an Offer to Purchase notice from the Company prior to any related Offer Payment Date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below.

         (d) At least 30 days prior to the consummation of a Significant Transaction, the Company shall make a Special Offer to Purchase to each Holder of Notes to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes at a purchase price equal to 101% of the aggregate principal amount thereof, together with accrued and unpaid interest thereon to the date of purchase. Holders of Notes that are subject to a Special Offer to Purchase will receive a Special Offer to Purchase notice from the Company prior to any related Special Offer Payment Date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below.

         7. NOTICE OF REDEMPTION. Notice of redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder of Notes are to be redeemed. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

         8. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder of a Note, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Note or portion of a Note selected for redemption. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed.

         9. PERSONS DEEMED OWNERS. Prior to due presentment to the Trustee for registration of the transfer of this Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name this Note is registered as its absolute owner for the purpose of receiving payment of principal of, premium, if any, and interest on this Note and for all other purposes whatsoever, whether or not this Note is overdue, and neither the Trustee, any Agent nor the Company shall be affected by notice to the contrary. The registered Holder of a Note shall be treated as its owner for all purposes.

         10. AMENDMENTS, SUPPLEMENT AND WAIVERS. Subject to certain exceptions, the Indenture, the Notes or the Collateral Documents may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes), and any existing default or compliance with any provision of the Indenture, the Notes or the Collateral Documents may be waived with the consent of the Holders of a majority in principal amount of the then outstanding

Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes). Without the consent of any Holder of a Note, the Indenture, the Notes or the Collateral Documents may be amended or supplemented to cure any ambiguity, defect or inconsistency; to provide for uncertificated Notes in addition to or in place of certificated Notes; to provide for the assumption of the Company's obligations to the Holders of the Notes in case of a merger or consolidation; to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder; or to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act. Notwithstanding the foregoing, (a) Sections 3.09 (Offer to Purchase by Application of Excess Proceeds), 4.10 (Asset Sales), 4.15 (Offer to Purchase Upon Change of Control) and 4.21 (Offer to Purchase Upon Occurrence of Certain Events) of the Indenture (including, in each case, the related definitions) may not be amended or waived without the written consent of at least 66 2/3% in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Notes) and (b) without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder of Notes) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver; reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes; reduce the rate of or change the time for payment of interest on any Note; waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration); make any Note payable in money other than that stated in the Notes; make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or interest on the Notes; waive a redemption payment with respect to any Note; or make any change in the foregoing amendment and waiver provisions.

         11.  DEFAULTS AND REMEDIES.   Events of Default include: default for
30 days in the payment when due of interest on the Notes; default in the payment when due of principal on the Notes at maturity, upon redemption or otherwise; failure by EchoStar or any of its Subsidiaries to comply with the provisions of
Section 4.10 (Asset Sales), Section 4.11 (Transaction with Affiliates), Section
4.15 (Offer to Purchase Upon Change of Control), Section 4.16 (Maintenance of Insurance), Section 4.20 (Disbursement of Funds; Escrow Account) or Section 4.21 (Offer to Purchase Upon Occurrence of Certain Events), Section 10.01 (Collateral Documents) or Section 10.02 (Execution of Collateral Documents) of the Indenture; failure by EchoStar or any of its Subsidiaries for 60 days after notice from the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding to comply with its other agreements in the Indenture or the Notes; a continuing default after expiration of any applicable grace period by the Company or any of its Affiliates under any of the EchoStar Satellite Contracts or the Launch Contracts, which default would permit a party other than the Company or its Affiliates to terminate its obligations under such contract; default by EchoStar or any of its Subsidiaries under Section 4.07 (Restricted Payments) or Section 4.09 (Incurrence of Indebtedness and Issuance of Preferred Stock) of the Indenture or under any of the Collateral Documents, which default remains uncured for 15 days, or the breach of any representation or warranty, or the making of any untrue statement, in any certificate delivered by EchoStar pursuant to the Indenture or the Collateral Documents; default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries), other than the Credit Agreement, which default is caused by a failure to pay when due principal or interest on such Indebtedness within the grace period provided in such Indebtedness (a "Payment Default"), and the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default, aggregates $5.0 million or more; default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by EchoStar or any of its Subsidiaries (or the payment of which is guaranteed by EchoStar or any of its Subsidiaries), other than the Credit Agreement, which default results in the acceleration of such Indebtedness prior to its express maturity and the principal amount of any such Indebtedness, together with the principal amount of any other Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more; failure by EchoStar, the Company (at any time at which the Notes are secured by a pledge of all of the issued any outstanding Capital Stock of the Company), or any of their Subsidiaries to pay final judgments (other than any judgment as to which a reputable insurance company has accepted full liability) aggregating in excess of $2.0 million, which judgments are not stayed within 60 days after their entry; any Guarantee of the Notes or the Indenture shall be held in a judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect, or any Guarantor, or Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Guarantee of the Notes or the Indenture; and certain events of bankruptcy or insolvency with respect to the Company, any Guarantor or any Significant Subsidiary of the Company. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding, by notice to the Trustee, may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or premium on, or the principal of, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

         12. TRUSTEE DEALINGS WITH COMPANY. The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee; however, if the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee or resign.

         13.  NO PERSONAL LIABILITIES OF DIRECTORS, OFFICERS, EMPLOYEES,
INCORPORATORS AND STOCKHOLDERS.   No director, officer, employee, incorporator
or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

         14. SUBORDINATED GUARANTEE. Payment of principal and interest (including interest on overdue principal and overdue interest, if lawful) is unconditionally guaranteed by EchoStar. Such Guarantee is subordinate and junior in right of payment, in the manner set forth in Section 11.01 (EchoStar Guarantee) of the Indenture, to all Senior EchoStar Indebtedness.

         15. SPRINGING GUARANTEES. On and after the ESBC Guarantee Date, payment of principal and interest (including interest on overdue principal and overdue interest, if lawful) will be unconditionally guaranteed by ESBC. On and after the Dish Guarantee Date, payment of principal and interest (including interest on overdue principal and overdue interest, if lawful) will be unconditionally guaranteed by Dish.

         16. SECURITY. Payment of principal and interest (including interest on overdue principal and overdue interest, if lawful) is secured by certain assets of the Company and the Guarantors.

         17.  AUTHENTICATION.   This Note shall not be valid until authenticated
by the manual signature of the Trustee or an authenticating agent.

         18. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A
(= Uniform Gifts to Minors Act).

         19. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Note Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders of Notes. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture. Request may be made to:

              EchoStar Communications Corporation
              90 Inverness Circle East
              Englewood, Colorado  80112
              Attention:  David K. Moskowitz, Esq.

         IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

Dated: June 25, 1997

                                       ECHOSTAR DBS CORPORATION


                                       By:      /s/ DAVID K. MOSKOWITZ
                                          -----------------------------------
                                          Title: Senior Vice President


                                       By:      /S/ CHARLES W. ERGEN
                                          -----------------------------------
                                          Title: President

(SEAL)

This is one of the Notes
referred to in the within-
mentioned Indenture:

First Trust national Association,
as Trustee

By:     /s/ RICHARD PROKOSCH
   -------------------------------
    Authorized Signatory

Dated: June 25, 1997

                               ASSIGNMENT FORM


To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

-----------------------------------------------------------------------------
                (Insert assignee's soc. sec. or tax I.D. no.)

-----------------------------------------------------------------------------


-----------------------------------------------------------------------------


-----------------------------------------------------------------------------

            (Print or type assignee's name, address and zip code)

and irrevocably appoint ________________________________________________ agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.


-----------------------------------------------------------------------------

Date: ______________

                              Your Signature:
                                             --------------------------------
                             (Sign exactly as your name appears
                             on the face of this Note)

Signature Guarantee.

                      OPTION OF HOLDER TO ELECT PURCHASE


    If you want to elect to have all or any part of this Note purchased by the Company pursuant to Section 3.09, Section 4.15, Section 4.21 or Section 4.22 of the Indenture check the appropriate box:

    ___ Section 3.09         ___ Section 4.15         ___ Section 4.21

    ___ Section 4.22

    If you want to have only part of the Note purchased by the Company pursuant to Section 4.10, Section 4.15, Section 4.21 or Section 4.22 of the Indenture, state the amount you elect to have purchased:

$ ____________________


Date:_________________


                              Your Signature:
                                             ----------------------------------
                             (Sign exactly as your name appears
                             on the face of this Note)

Signature Guarantee.

                            Subordinated Guarantee

         EchoStar Communications Corporation, a Nevada corporation ("EchoStar"), and its successors under the Indenture hereby irrevocably and unconditionally guarantee (i) the due and punctual payment of the principal of, premium, if any, and interest on the Notes, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal of and interest, if any, on the Notes, to the extent lawful, and the due and punctual performance of all other obligations of EchoStar DBS Corporation (the "Company") to the Holders or the Trustee, all in accordance with the terms set forth in Article 11 of the Indenture, (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise and (iii) has agreed to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder in enforcing any rights under this Guarantee. Capitalized terms used herein have the meanings assigned to them in the Indenture unless otherwise indicated.

         Notwithstanding the foregoing, this Guarantee shall be subordinate and junior, in the manner set forth in Section 11.01 of the Indenture, to all Senior EchoStar Indebtedness.

         No stockholder, officer, director or incorporator, as such, past, present or future, of EchoStar shall have any personal liability under this Guarantee by reason of his, her or its status as such stockholder, officer, director or incorporator.

         This Guarantee shall be binding upon EchoStar and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof.

         This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

         THE TERMS OF ARTICLES 10 AND 11 OF THE INDENTURE ARE INCORPORATED HEREIN BY REFERENCE.

         This Guarantee shall be governed by and construed in accordance with the laws of the State of New York.

                        ECHOSTAR COMMUNICATIONS CORPORATION


                        By: /s/ DAVID K. MOSKOWITZ
                            --------------------------------------
                            Name:   David K. Moskowitz
                            Title:  Senior Vice President,
                                    General Counsel and
                                    Secretary

                             Springing Guarantee

         EchoStar Satellite Broadcsting Corporation ("ESBC") and its successors under the Indenture hereby irrevocably and unconditionally guarantee (i) the due and punctual payment of the principal of, premium, if any, and interest on the Notes, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal of and interest, if any, on the Notes, to the extent lawful, and the due and punctual performance of all other obligations of EchoStar DBS Corporation (the "Company") to the Holders or the Trustee, all in accordance with the terms set forth in Article 11 of the Indenture, (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise and (iii) has agreed to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder in enforcing any rights under this Springing Guarantee. Capitalized terms used herein have the meanings assigned to them in the Indenture unless otherwise indicated.

         No stockholder, officer, director or incorporator, as such, past, present or future, of Dish shall have any personal liability under this Springing Guarantee by reason of his, her or its status as such stockholder, officer, director or incorporator.

         This Springing Guarantee shall be binding upon ESBC and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof.

         This Springing Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

         THE TERMS OF ARTICLES 10 AND 11 OF THE INDENTURE ARE INCORPORATED HEREIN BY REFERENCE.

         This Springing Guarantee shall be governed by and construed in accordance with the laws of the State of New York.

                   ECHOSTAR SATELLITE BROADCASTING CORPORATION


                   By: /s/ DAVID K. MOSKOWITZ
                       --------------------------------------
                       Name:   David K. Moskowitz
                       Title:  Senior Vice President,
                               General Counsel and
                               Secretary


         ESBC confirms that this form of Springing Guarantee is acceptable in all respects and ESBC shall execute and deliver this Springing Guarantee in accordance with the terms of Article 11 of the Indenture.

                   ECHOSTAR SATELLITE BROADCASTING CORPORATION


                   By: /s/ DAVID K. MOSKOWITZ
                       --------------------------------------
                       Name:   David K. Moskowitz
                       Title:  Senior Vice President,
                               General Counsel and
                               Secretary

                              SPRINGING GUARANTEE

         Dish, Ltd. ("Dish") and its successors under the Indenture hereby irrevocably and unconditionally guarantee (i) the due and punctual payment of the principal of, premium, if any, and interest on the Notes, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal of and interest, if any, on the Notes, to the extent lawful, and the due and punctual performance of all other obligations of EchoStar DBS Corporation (the "Company") to the Holders or the Trustee, all in accordance with the terms set forth in Article 11 of the Indenture, (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise and (iii) has agreed to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder in enforcing any rights under this Springing Guarantee. Capitalized terms used herein have the meanings assigned to them in the Indenture unless otherwise indicated.

         No stockholder, officer, director or incorporator, as such, past, present or future, of Dish shall have any personal liability under this Springing Guarantee by reason of his, her or its status as such stockholder, officer, director or incorporator.

         This Springing Guarantee shall be binding upon Dish and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof.

         This Springing Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

         THE TERMS OF ARTICLES 10 AND 11 OF THE INDENTURE ARE INCORPORATED HEREIN BY REFERENCE.

         This Springing Guarantee shall be governed by and construed in accordance with the laws of the State of New York.

                                       DISH, LTD.


                                       By:   /s/ DAVID K. MOSKOWITZ
                                          ------------------------------------
                                          Name:  David K. Moskowitz
                                          Title: Senior Vice President, General
                                                 Counsel and Secretary


         Dish confirms that this form of Springing Guarantee is acceptable in all respects and Dish shall execute and deliver this Springing Guarantee in accordance with the terms of Article 11 of the Indenture.

                                       DISH, LTD.


                                       By:   /s/ DAVID K. MOSKOWITZ
                                          ------------------------------------
                                          Name:  David K. Moskowitz
                                          Title: Senior Vice President, General
                                                 Counsel and Secretary

-------------------------------------------------------------------------------



                          INTEREST ESCROW AGREEMENT




                                    Among




                      FIRST TRUST NATIONAL ASSOCIATION
                      (as "Escrow Agent" and "Trustee")




                                     and




                          ECHOSTAR DBS CORPORATION
                                 ("Company")




                                June 25, 1997


-------------------------------------------------------------------------------

                          INTEREST ESCROW AGREEMENT


      This INTEREST ESCROW AGREEMENT ("AGREEMENT"), dated as of June 25, 1997, by and among FIRST TRUST NATIONAL ASSOCIATION, as escrow agent ("ESCROW AGENT") and as trustee for the benefit of the holders of the Notes (as defined below) under the Indenture (as defined below) (the "TRUSTEE"), and ECHOSTAR DBS CORPORATION, a Colorado corporation (the "COMPANY").

                                  RECITALS

      A. Pursuant to that certain Indenture dated as of June 25, 1997, by and among the Company, EchoStar Communications Corporation, EchoStar Satellite Broadcasting Corporation, Dish, Ltd. and the Trustee (the "INDENTURE"), the Company has issued $375,000,000 aggregate principal amount of its 12 1/2% Senior Secured Notes due 2002 ("NOTES").

      B. As security for its obligation to repay the Notes, the Company has executed and delivered to the Trustee, in addition to the Indenture, (i) a Security Agreement, in which the Company grants to the Trustee a security interest in (x) the Interest Escrow Account (as defined herein) established hereby and (y) the escrow account established by the Satellite Escrow Agreement dated as of the date hereof; and (ii) certain other collateral-related documents.

      C. As security for the Company's obligation to repay the Notes, EchoStar Communications Corporation ("ECHOSTAR") has executed and delivered to the Trustee a Pledge Agreement in which EchoStar grants to the Trustee a pledge of all of EchoStar's right, title and interest in and to all of the issued and outstanding capital stock of the Company.

      D. The parties have entered into this Agreement to set forth the conditions upon which, and the manner in which, funds will be disbursed from the Interest Escrow Account and released from the security interest and lien described in SECTION 6(a) of this Agreement.


                                  AGREEMENT

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1. DEFINED TERMS. Capitalized terms used herein but not defined shall have the meaning given in the Indenture. In addition to any other defined terms used herein, the following terms shall constitute defined terms for purposes of this Agreement and shall have the meanings set forth below:

           "ACCEPTABLE REPLACEMENT ESCROW AGENT" means a corporation organized and doing business under the laws of the United States of America or of any state thereof authorized under such laws to exercise corporate trustee power, subject to supervision or examination by federal or state authority and having a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition.

           "AFFILIATES" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

           "AVAILABLE FUNDS" means (A) the sum of (i) the Initial Escrow Amount and (ii) interest earned or dividends paid on the funds in the Interest Escrow Account (including holdings of Marketable Securities), less (B) the aggregate disbursements previously made pursuant to this Agreement.

           "COLLATERAL" shall have the meaning given in SECTION 6(a) hereof.

           "ESCROW AGENT" has the meaning set forth in the preamble to this Agreement.

           "ESCROW ACCOUNT STATEMENT" shall have the meaning given in SECTION 2(g).

           "INITIAL ESCROW AMOUNT" means $109.0 million.

           "INTEREST ESCROW ACCOUNT" means the escrow account established pursuant to SECTION 2.

           "INTEREST PAYMENT DATE" means July 1 and January 1 of each year commencing on January 1, 1998 until the Notes are paid in full (or if any such day is not a Business Day the next succeeding Business Day).

           "ISSUE DATE" means June 25, 1997.

           "PAYMENT NOTICE AND DISBURSEMENT REQUEST" means a notice sent by the Trustee to the Escrow Agent requesting a disbursement of funds from the Interest Escrow Account, in substantially the form of EXHIBIT A hereto. Each Payment Notice and Disbursement Request shall be signed by an officer of the Trustee.

      2.   INTEREST ESCROW ACCOUNT, ESCROW AGENT.

      (a) APPOINTMENT OF ESCROW AGENT. The Trustee and the Company hereby appoint Escrow Agent, and Escrow Agent hereby accepts appointment, as escrow agent under the terms and conditions of this Agreement. The term "Escrow Agent" shall be deemed to include the successor to First Trust National Association.

      (b) ESTABLISHMENT OF INTEREST ESCROW ACCOUNT. Concurrently with the execution and delivery hereof, Escrow Agent shall establish the Interest Escrow Account at its office at 180 East Fifth Street, Saint Paul, MN 55101. Subject to the security interest granted therein for the benefit of the Trustee, and subject to the other terms and conditions of this Agreement, all funds accepted by Escrow Agent pursuant to this Agreement shall be held for the exclusive benefit of the Trustee, for the ratable benefit of the holders of the Notes.
All such funds shall be held in the Interest Escrow Account until disbursed in accordance with the terms hereof. The Interest Escrow Account, the funds held therein and any Marketable Securities held by the Escrow Agent shall be deemed to be under the sole dominion and control of Escrow Agent for the benefit of the Trustee for the ratable benefit of the holders of the Notes, and all such funds shall be held by the Escrow Agent separate and apart from all other funds of or held by the Escrow Agent. Concurrently with the execution and delivery hereof, the Company shall deliver the Initial Escrow Amount to the Escrow Agent for deposit into the Interest Escrow Account against the Escrow Agent's written acknowledgment and receipt of the Initial Escrow Amount.

      (c)  ESCROW AGENT COMPENSATION.

                   (i) Escrow Agent and any Acceptable Replacement Escrow Agent shall be compensated pursuant to a separate agreement between the Company and Escrow Agent or such Acceptable Replacement Escrow Agent.

                   (ii) Escrow Agent shall be entitled to disburse from the Interest Escrow Account all amounts due to Escrow Agent as compensation for services to be performed by Escrow Agent under this Agreement (as determined by agreement with the Company or pursuant to Section 2(c)(ii)). The final payment pursuant to this Section 2(c)(ii) shall be prorated if for a partial month.

      (d) INVESTMENT OF FUNDS IN INTEREST ESCROW ACCOUNT. Funds deposited in the Interest Escrow Account shall be invested and reinvested upon the following terms and conditions:

         (i) ACCEPTABLE INVESTMENTS. Funds deposited in the Interest Escrow Account shall initially be invested in a manner such that the Company reasonably determines at such time that there will be sufficient funds available without any further investment by the Company (other than the reinvestment of funds as Marketable Securities mature and other than amounts which the Company shall from time to time segregate from the proceeds of the sale of the Notes for deposit into the Interest Escrow Account to provide for the payment of interest on the outstanding Notes on each Interest Payment Date beginning on and including January 1, 1998 and through and including the Interest Payment Date on January 1, 2000) to cover all interest due on the outstanding Notes, as such interest becomes due, for each Interest Payment Date occurring from the Issue Date and ending on (and including) January 1, 2000. The Escrow Agent shall have no responsibility for determining whether funds held in the Interest Escrow Account shall have been invested in such a manner so as to comply with the requirements of this clause (i).


         (ii) SECURITY INTEREST IN INVESTMENTS. No investment of funds in the Interest Escrow Account shall be made unless the Company has certified to Escrow Agent upon advice of legal counsel that, upon such investment, the Trustee will have a first perfected security interest in the applicable investment (such advice of legal counsel relating solely to the manner of perfecting a security interest in a particular type of investment, but not to whether such perfection has been achieved in the instance). A certificate as to a class of investments need not be issued with respect to individual investments in securities in that class if the certificate applicable to the class remains accurate with respect to such individual investments, which continued accuracy the Escrow Agent may conclusively assume. When and if the Indenture is qualified under the Trust Indenture Act of 1939, as amended (the "TIA"), on such date and on each anniversary of such date until the date upon which the balance of the Available Funds shall have been reduced to zero, each of the Trustee and the Escrow Agent shall receive an opinion of counsel to the Company, dated each such date as applicable, which opinion shall meet the requirements of
     Section 314(b) of the TIA.

         (iii) INTEREST AND DIVIDENDS. All interest earned and dividends paid on funds invested in such Marketable Securities shall be deposited in the Interest Escrow Account for the exclusive benefit of the Trustee for the ratable benefit of the holders of the Notes and shall be reinvested in accordance with the terms hereof at the Company's written instruction and subject to disbursement as provided herein.

     (e)  LIMITATION ON ESCROW AGENT'S RESPONSIBILITIES.

          (i) Escrow Agent's duties and responsibilities shall be limited to those expressly set forth in this Agreement and are purely ministerial in nature. Escrow Agent shall not be subject to, or obligated to recognize, any other agreement to which the Company, the Trustee, or either of them may be a party. References in this Agreement to any such agreement are for identification and definitional purposes only.

         (ii) Escrow Agent shall have no obligation with respect to the Interest Escrow Account other than to follow faithfully instructions contained in this Agreement or delivered to Escrow Agent in accordance with this Agreement. Escrow Agent may rely and act upon any written notice, instruction, direction, request, waiver, consent, receipt, or other paper or document ("INSTRUCTIONS") which it believes in good faith to be genuine and what it purports to be. Escrow Agent shall be subject to no liability with respect to the form, execution, or validity of any such Instruction. The Escrow Agent shall not be liable for verifying the accuracy of any certifications made by the Company in any Payment Notice and Disbursement Request.

         (iii) Escrow Agent shall not be liable for any error of judgment, or for any act done or step taken or omitted by it in good faith, or for any mistake of fact or law, or for doing anything which, in good faith, it may do or refrain from doing in connection with the Interest Escrow Account, except in each case in the event of Escrow Agent's gross negligence or wilful misconduct.

     (f) SUBSTITUTION OF ESCROW AGENT.

                   (i) The Company shall have the right to cause Escrow Agent to be relieved of its duties hereunder and to select a substitute escrow agent to serve hereunder (provided such substitute escrow agent is an Acceptable Replacement Escrow Agent), upon the expiration of thirty (30) days following delivery of written notice of substitution to Escrow Agent and the Trustee.
Upon selection of such substitute escrow agent, such substitute escrow agent and the parties hereto other than the substituted escrow agent shall enter into an agreement substantially identical to this Agreement and, thereafter, Escrow Agent shall be relieved of its duties and obligations to perform hereunder, except that Escrow Agent shall transfer to the substitute escrow agent upon request therefor all funds and Marketable Securities maintained by Escrow Agent hereunder and copies of all books, records, plans and other documents in Escrow Agent's possession relating to such funds or Marketable Securities or this Agreement.

                   (ii) Escrow Agent, or any substitute escrow agent, may at any time resign and be discharged of its duties and obligations under this Agreement by giving at least thirty days' notice to the Company and the Trustee. The Company shall appoint an Acceptable Replacement Escrow Agent or substitute escrow agent within such thirty day period.

                  (iii) If the Company fails to appoint a substitute escrow agent as required under paragraph (ii) above, Escrow Agent shall deliver all assets held in the Escrow Account to an Acceptable Replacement Escrow Agent of either its choosing or as appointed by a court upon application therefor.

            (iv) Escrow Agent shall be discharged from any further duties under this Agreement upon its transfer of the assets held in the Escrow Account to an Acceptable Replacement Escrow Agent.

      (g) INTEREST ESCROW ACCOUNT STATEMENT. At least 30 days prior to each Interest Payment Date, the Escrow Agent shall deliver to the Company and the Trustee a statement setting forth with reasonable particularity the Collateral then held by the Escrow Agent, and the manner in which such funds are invested (the "ESCROW ACCOUNT STATEMENT"). The books and records of the Escrow Agent with respect to the Interest Escrow Account shall be open to inspection and audit at reasonable times during reasonable business hours by the Trustee and the Company or their respective representatives. The parties hereto irrevocably instruct Escrow Agent that on the first date upon which the balance in the Interest Escrow Account (including the holdings of all Marketable Securities) is reduced to zero, Escrow Agent shall deliver to the Company and to the Trustee a notice that the balance in the Interest Escrow Account has been reduced to zero.

      (h)  OTHER POWERS OF ESCROW AGENT.

            (i) Escrow Agent may register any investments held by the Interest Escrow Account in its nominee name without increase or decrease of liability.

            (ii) Escrow Agent may consult with and obtain advice from legal counsel in the event of any dispute or question as to the construction of any of the provisions of this Agreement or any of Escrow Agent's duties under this Agreement, and Escrow Agent shall incur no liability in acting in good faith in accordance with the advice of such counsel. The fees for consultation with such counsel shall be a proper expense chargeable to the Interest Escrow Account without a Payment Notice and Disbursement Request, provided that Escrow Agent provides the Company with prior written notice of any such charge.

      (i) INCUMBENCY CERTIFICATE. The Company and the Trustee each shall provide a certificate to Escrow Agent as to the incumbency and signatures of those individuals authorized to provide from time to time instructions relating to the Interest Escrow Account or to execute documents to be provided to Escrow Agent. The Company and the Trustee also shall promptly notify Escrow Agent of any changes to such a certificate. Escrow Agent may rely on the accuracy and completeness of any such certificate unless and until it has received an acceptable replacement certificate. All certificates provided under this Section 2(i) shall be executed by the applicable party's corporate secretary or assistant secretary or, if the party does not have a corporate secretary or assistant secretary, by a comparable officer.

      3.   DISBURSEMENTS.

      (a) DISBURSEMENTS. At least three (3) Business Days prior to an Interest Payment Date, the Trustee shall submit to the Escrow Agent a completed Payment Notice and Disbursement Request substantially in the form of EXHIBIT A hereto and the Escrow Agent shall, upon such Interest Payment Date for which the completed Payment Notice and Disbursement Request was submitted, disburse the funds requested to the Holders of the Notes. The Escrow Agent shall notify the Trustee and the Company as soon as reasonably possible (but not later than two
(2) Business Days from the date of receipt of the Payment Notice and Disbursement Request) if any Payment Notice and Disbursement Request is rejected and the reason(s) therefor.

      (b) RETIRED NOTES. In the event a portion of the Notes has been retired by the Company and submitted to the Trustee for cancellation and there is no Default or Event of Default under the Indenture, funds representing the lesser of (A) the excess of the amount sufficient to pay interest through and including January 1, 2000 on the Notes not so retired and (B) the interest payments which have not previously been made on such retired Notes for each Interest Payment Date through the Interest Payment Date to occur on January 1, 2000 shall, upon written request of the Trustee to the Escrow Agent, be paid to the Company. The Trustee shall provide such notice to the Escrow Agent (i) upon receipt of notice of similar effect from the Company and (ii) upon compliance with the release of collateral provisions of the TIA to the extent applicable.

      (c) EXCESS AMOUNTS. At such time as all interest due on the Notes through and including January 1, 2000 has been paid to the Holders thereof pursuant to the Indenture and in accordance herewith, the Escrow Agent shall disburse all remaining funds in the Interest Escrow Account to the Company.

      4. ESCROW AGENT. The Escrow Agent's responsibility and liability under this Agreement shall be limited as follows: (i) the Escrow Agent does not represent, warrant or guaranty to the holders of the Notes from time to time the performance of the Company or the Trustee; (ii) the Escrow Agent shall have no responsibility to the Company or the holders of the Notes or the Trustee from time to time as a consequence of performance or nonperformance by the Escrow Agent hereunder, except for any gross negligence or wilful misconduct of the Escrow Agent; (iii) the Company shall remain solely responsible for all aspects of the Company's business and conduct; and (iv) the Escrow Agent is not obligated to supervise, inspect or inform the Company or any third party of any matter referred to above.

      No implied covenants or obligations shall be inferred from this Agreement against the Escrow Agent, nor shall the Escrow Agent be bound by the provisions of any agreement beyond the specific terms hereof. Specifically and without limiting the foregoing, the Escrow Agent shall in no event have any liability in connection with its investment, reinvestment or liquidation, in good faith and in accordance with the terms hereof, of any funds or Marketable Securities held by it hereunder, including, without limitation any liability for any delay not resulting from gross negligence or wilful misconduct in such investment, reinvestment or liquidation, or for any loss of principal or income incident to any such delay.

      The Escrow Agent shall be entitled to rely upon any judicial order or judgment, upon any written opinion of counsel or upon any certification, instruction, notice, or other writing delivered to it by the Company or the Trustee in compliance with the provisions of this Agreement without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of service thereof. The Escrow Agent may act in reliance upon any instrument comporting with the provisions of this Agreement or signature believed by it to be genuine and may assume that any person purporting to give notice or receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.

      The Escrow Agent may act pursuant to the written advice of counsel chosen by it with respect to any matter relating to this Agreement and (subject to SECTION 4(a)(ii)) shall not be liable for any action taken or omitted in accordance with such advice.

      The Escrow Agent shall not be called upon to advise any party as to selling to retaining, or taking or refraining from taking any action with respect to, any securities or other property deposited hereunder.

      In the event of any ambiguity in the provisions of this Agreement with respect to any funds or property deposited hereunder, the Escrow Agent shall be entitled to refuse to comply with any and all claims, demands or instructions with respect to such funds or property, and the Escrow Agent shall not be or become liable for its failure or refusal to comply with conflicting claims, demands or instructions. The Escrow Agent shall be entitled to refuse to act until either any conflicting or adverse claims or demands shall have been finally determined by a court of competent jurisdiction or settled by agreement between the conflicting claimants as evidenced in a writing, satisfactory to the Escrow Agent, or the Escrow Agent shall have received security or an indemnity satisfactory to the Escrow Agent sufficient to save the Escrow Agent harmless from and against any and all loss, liability or expense which the Escrow Agent may incur by reason of its acting. The Escrow Agent may in addition elect in its sole option to commence an interpleader action or seek other judicial relief or orders as the Escrow Agent may deem necessary.

      No provision of this Agreement shall require the Escrow Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder.

      5. INDEMNITY. The Company shall indemnify, hold harmless and defend Escrow Agent and the Trustee, and their respective directors, officers, agents and employees, from and against any and all claims, actions, obligations, liabilities and expenses, including defense costs, investigative fees and costs, legal fees, and claims for damages, arising from Escrow Agent's and the Trustee's respective performance under this Agreement, except to the extent that such liability, expense or claim is directly attributable to the gross negligence or wilful misconduct of such indemnified person. In connection with any claim, action, obligation, liability or expense for which indemnification is sought by the Escrow Agent hereunder, the Escrow Agent shall be entitled to recover its costs as incurred from funds available in the Interest Escrow Account.

      6.   GRANT OF SECURITY INTEREST; INSTRUCTIONS TO ESCROW AGENT.

      (a) The Company hereby irrevocably grants a first priority security interest in, pledges, assigns and sets over to the Trustee all of its right, title and interest in the Interest Escrow Account, all funds held therein and all Marketable Securities and replacements thereof and proceeds therefrom held by Escrow Agent pursuant to Section 2, as well as all rights of the Company under this Agreement (collectively, the "COLLATERAL"), to secure all obligations and indebtedness of the Company under the Notes and any other obligation now or hereafter arising, of every kind and nature, owed by the Company under the Indenture to the Holders of the Notes or the Trustee.

      (b) The Company and the Trustee hereby irrevocably instruct the Escrow Agent to: (i) maintain all of the Collateral free and clear of all liens, security interests, safekeeping or other charges, demands and claims against Escrow Agent of any nature whatsoever now or hereafter existing, in favor of anyone other than the Trustee; (ii) promptly notify the Trustee if Escrow Agent becomes aware that any person other than the Trustee has a lien or security interest upon any portion of the Collateral (other than any claim which Escrow Agent may have against the Interest Escrow Account for unpaid fees and expenses); and (iii) immediately disburse all funds held in the Interest Escrow Account to the Trustee and transfer title to all Marketable Securities held by Escrow Agent hereunder to the Trustee upon written notice by the Trustee to Escrow Agent that as a result of an Event of Default under the Indenture, the indebtedness represented by the Notes has been accelerated and has become due and payable.

      (c) Any money and Marketable Securities collected by the Trustee pursuant to SECTION 6(b)(iii) shall be applied as provided in Section 6.10 of the Indenture.

      (d) Upon demand, the Company will execute and deliver to the Trustee such instruments and documents as the Trustee may reasonably deem necessary or advisable to confirm or perfect the rights of the Trustee under this Agreement and the Trustee's interest in the Collateral. The Trustee will take all necessary action within its power to preserve and protect the security interest created hereby as a lien and encumbrance upon the Collateral.

      (e) The Company hereby appoints the Trustee as its attorney-in-fact with full power of substitution to do any act which the Company is obligated hereto to do, except that the Trustee shall not direct the investment of any monies on deposit in the Interest Escrow Account, and the Trustee may exercise such rights as the Company might exercise with respect to the Collateral and take any action in the Company's name to protect the Trustee's security interest hereunder.

      7. TERMINATION. This Agreement shall terminate automatically ten (10) days following disbursement of all funds remaining in the Interest Escrow Account (including the proceeds of any Marketable Securities), unless sooner terminated by agreement of the parties hereto (in accordance with the terms hereof, not in violation of the Indenture), provided, however, that the obligations of the Company under SECTION 5 of this Agreement shall survive termination of this Agreement or the resignation or removal of the Escrow Agent; provided, further, however, that until such tenth day, the Company will cause this Agreement (or any permitted successor agreement) to remain in effect and will cause there to be an escrow agent (including any permitted successor thereto) acting hereunder (or under any such permitted successor agreement).

      8.   MISCELLANEOUS.

      (a) WAIVER. Any party hereto may specifically waive any breach of this Agreement by any other party, but no such waiver shall be deemed to have been given unless such waiver is in writing, signed by the waiving party and specifically designating the breach waived, nor shall any such waiver constitute a continuing waiver of similar or other breaches.

      (b) INVALIDITY. If, for any reason whatsoever, any one or more of the provisions of this Agreement shall be held or deemed to be inoperative, unenforceable or invalid in a particular case or in all cases, such circumstances shall not have the effect of rendering any of the other provisions of this Agreement inoperative, unenforceable or invalid, and the inoperative, unenforceable or invalid provision shall be construed as if it were written so as to effectuate, to the maximum extent possible, the parties' intent.

      (c) ASSIGNMENT. This Agreement is personal to the parties hereto, and the rights and duties of any party hereunder shall not be assignable except with the prior written consent of the other parties. In any event, this Agreement shall inure to and be binding upon the parties and their successors and permitted assigns.

      (d) BENEFIT. The parties hereto, the holders of the Notes and their permitted assigns, but no others, shall be bound hereby and entitled to the benefits hereof.

      (e) TIME. Time is of the essence in each provision of this Agreement of which time is an element.

      (f) CHOICE OF LAW. The existence, validity, construction, operation and effect of any and all terms and provisions of this Agreement shall be determined in accordance with and governed by the laws of the State of New York, without giving effect to conflict of law principles thereof.

      (g) ENTIRE AGREEMENT; AMENDMENTS. This Agreement contains the entire agreement among the parties with respect to the subject matter hereof and supersedes any and all prior agreements, understandings and commitments, whether oral or written. This Agreement may be amended only by a writing signed by duly authorized representatives of all parties.

      (h) NOTICES. All notices and other communications required or permitted to be given or made under this Agreement shall be in writing and shall be deemed to have been duly given and received, regardless of when and whether received, either: (a) on the day of hand delivery; or (b) three business days following the day sent, when sent by United States certified mail, postage and certification fee prepaid, return receipt requested, addressed as follows:

           To Escrow Agent:

           First Trust National Association
           180 East Fifth Street
           Saint Paul, MN  55101
           Attention: Corporate Trust Administration

           To the Trustee:

           First Trust National Association
           180 East Fifth Street
           Saint Paul, MN  55101
           Attention:  Corporate Trust Administration

           To the Company:

           EchoStar DBS Corporation
           90 Inverness Circle East
           Englewood, CO  80112
           Attention:  David K. Moskowitz

or at such other address as the specified entity most recently may have designated in writing in accordance with this section to the others.

      (i) COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

      (j) CAPTIONS. Captions in this Agreement are for convenience only and shall not be considered or referred to in resolving questions of interpretation of this Agreement.

      (k) AUTHORITY OF THE COMPANY; VALID AND BINDING AGREEMENT. The Company hereby represents and warrants that this Agreement has been duly authorized, executed and delivered on its behalf and constitutes the legal, valid and binding obligation of the Company. The execution, delivery and performance of this Agreement by the Company does not violate any applicable law or regulation to which the Company is subject and does not require the consent of any governmental or other regulatory body to which the Company is subject, except for such consents and approvals as have been obtained and are in full force and effect.

      (l) AUTHORITY OF THE ESCROW AGENT AND THE TRUSTEE; VALID AND BINDING AGREEMENT. Each of the Escrow Agent and the Trustee hereby represents and warrants and this Agreement has been duly authorized, executed and delivered on its behalf and constitutes its legal, valid and binding obligation.


                          [SIGNATURE PAGE FOLLOWS]

           IN WITNESS WHEREOF, the parties have executed and delivered this Interest Escrow Agreement as of the date first above written.


ESCROW AGENT:                          FIRST TRUST NATIONAL ASSOCIATION


                                       By: /s/ RICHARD PROKOSCH
                                          -----------------------------------

                                          Name:   Richard Prokosch
                                          Title:  Trust Officer


TRUSTEE:                               FIRST TRUST NATIONAL ASSOCIATION

                                       By: /s/ RICHARD PROKOSCH
                                          -----------------------------------
                                          Name:   Richard Prokosch
                                          Title:  Trust Officer


COMPANY:                               ECHOSTAR DBS CORPORATION


                                       By: /s/ DAVID K. MOSKOWITZ
                                          -----------------------------------
                                          Name:   David K. Moskowitz
                                          Title:  Senior Vice President
                                                  and General Counsel

                                   Exhibit A

                 FORM OF PAYMENT NOTICE AND DISBURSEMENT REQUEST

                          [Letterhead of the Trustee]

                                     [Date]

First Trust National Association
180 East Fifth Street
Saint Paul, MN  55101
Attention: Corporate Trust Administration

      Re:  Disbursement Request No. ___
           [indicate whether revised]

Ladies and Gentlemen:

           We refer to the Interest Escrow Agreement ("ESCROW AGREEMENT") dated as of June 25, 1997 by and among First Trust National Association, as Trustee and Escrow Agent, and EchoStar DBS Corporation, a Colorado corporation (the "COMPANY"). Unless otherwise specified, capitalized terms used herein shall have the meaning given in the Escrow Agreement.

           This letter constitutes a Payment Notice and Disbursement Request under the Escrow Agreement.

           [Choose one of the following, as applicable]

           [The undersigned hereby notifies you that a scheduled interest payment in the amount of $_________ will become due on ___________, 199_ and requests a disbursement of funds contained in the Interest Escrow Account in such amount to the Holders of the Notes pursuant to Section 3(a) of the Escrow Agreement.]

           [The undersigned hereby notifies you that Notes equaling $_________ in aggregate principal amount have been retired and authorizes you to release $________ of funds in the Interest Escrow Account to the Company (to an account designated by the Company in writing), which amount represents the amount permitted to be released in accordance with Section 3(c) of the Escrow Agreement.]

           [The undersigned hereby notifies you that all amounts due on the Notes up to and through January 1, 2000 have been paid from the Interest Escrow Account in accordance with the Indenture (as defined in the Escrow Agreement) and authorizes you to release to the Company all remaining funds contained in the Interest Escrow Account.]

           [In accordance with Section 6(b)(iii) of the Escrow Agreement, the undersigned hereby notifies you that there has been an acceleration of the maturity of the Notes. Accordingly, you are hereby requested to disburse all remaining funds contained in the Interest Escrow Account to the Trustee such that the balance in the Interest Escrow Account is reduced to zero.]

           In connection with the requested disbursement, the undersigned hereby notifies you that:

           1. [The Notes have not, as a result of an Event of Default (as defined in the Indenture), been accelerated and become due and payable.]

           2. All prior disbursements to the Trustee from the Interest Escrow Account have been applied.

           3.   [Add wire instructions for payment to Trustee.]

           The Escrow Agent is entitled to rely on the foregoing in disbursing funds relating to this Payment Notice and Disbursement Request.


                                       FIRST TRUST NATIONAL ASSOCIATION,
                                         as Trustee


                                       By:
                                          -------------------------------
                                          Name:
                                          Title:

                         --------------------------


                         SATELLITE ESCROW AGREEMENT



                                   Among



                      FIRST TRUST NATIONAL ASSOCIATION
                     (as "Escrow Agent" and "Trustee")



                                    and



                          ECHOSTAR DBS CORPORATION
                                ("Company")



                               June 25, 1997


                         --------------------------

                                  TABLE OF EXHIBITS




Exhibit A     Form of Budget
Exhibit B-1   Form of Regular Disbursement Request
Exhibit B-2   Form of Disbursement Request for Regular
                Disbursements from the Escrow Account
                on or after Project Completion
Exhibit B-3   Form of Disbursement Request for Funds upon
                Receipt of Contractual Deferrals
Exhibit B-4   Form of Disbursement Request for Funds
                from Insurance Proceeds Sub-Account to
                Construct and Launch Replacement
                Satellite
Exhibit B-5   Form of Disbursement Request for Funds
                from Insurance Proceeds Sub-Account
                to Apply to an Excess Proceeds Offer
Exhibit B-6   Form of Disbursement Request for All
              Remaining Funds from Insurance
                Proceeds Sub-Account
Exhibit B-7   Form of Disbursement Request for
                Funds from Asset Sales Sub-Account
                to Make Receiver Subsidies or
                to Buy or Lease Satellite Frequencies
                at Orbital Slots or to Purchase
                Tangible Assets or to Purchase a
                Replacement Satellite
Exhibit B-8   Form of Disbursement Request for
                Funds from Asset Sales Sub-Account
                to Apply to an Excess Proceeds Offer
Exhibit B-9   Form of Disbursement Request for
                All Remaining Funds from Asset Sales
                Sub-Account
Exhibit C-1   Form of Reporting Accounting Letter
                for Disbursement Request in the
                Form of Exhibit B-l or B-2
Exhibit C-2   Form of Reporting Accountant Letter
                for Disbursement Request in the Form
                of Exhibit B-3 or B-6

                         SATELLITE ESCROW AGREEMENT

     This SATELLITE ESCROW AGREEMENT ("AGREEMENT"), dated as of June 25,
1997, by and among FIRST TRUST NATIONAL ASSOCIATION, as Escrow Agent ("ESCROW AGENT") and as trustee for the benefit of the holders of the Notes (as defined below) under the Indenture (as defined below) (the "TRUSTEE"), and ECHOSTAR DBS CORPORATION, a Colorado corporation (the "COMPANY").

                                RECITALS

     A. Pursuant to that certain Indenture dated as of June 25, 1997, by and among the Company, the EchoStar Group (as defined below) and the Trustee ("INDENTURE"), the Company has issued $375,000,000 aggregate principal amount of its 12 1/2% Senior Secured Notes due 2002 ("NOTES").

     B. As security for its obligation to repay the Notes, the Company has executed and delivered to the Trustee, in addition to the Indenture, (i) a Security Agreement, in which the Company grants to the Trustee a security interest in (x) the Satellite Escrow Account (as defined herein) established hereby and (y) the escrow account established by the Interest Escrow Agreement dated as of the date hereof; and (ii) certain other collateral-related documents.

     C. As security for the Company's obligation to repay the Notes, EchoStar Communications Corporation ("ECHOSTAR") has executed and delivered to the Trustee a Pledge Agreement in which EchoStar grants to the Trustee a pledge of all of EchoStar's right, title and interest in and to all of the issued and outstanding capital stock of the Company.

     D. The parties have entered into this Agreement to set forth the conditions upon which, and the manner in which, funds will be disbursed from the Satellite Escrow Account to permit, among other things, the Company to make required payments under the Satellite Contract and Launch Contract as well as to make payments of Launch Insurance or In-Orbit Insurance.

                                 AGREEMENT

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     I. DEFINED TERMS. Capitalized terms used herein but not defined shall have the meaning given in the Indenture. In addition to any other defined terms used herein, the following terms shall constitute defined terms for purposes of this Agreement and shall have the meanings set forth below:

     "ACCEPTABLE REPLACEMENT ESCROW AGENT" means a corporation organized and doing business under the laws of the United States of America or of any state thereof authorized under such laws to exercise corporate trustee power, subject to supervision or examination by federal or state authority and having a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition.

     "ACCEPTABLE REPLACEMENT REPORTING ACCOUNTANT" means any of the largest six nationally recognized accounting firms.

     "ASSET SALES SUB-ACCOUNT" has the meaning given in Section 2(d).

     "AVAILABLE FUNDS" means, as of any time the calculation of Available
Funds is made, (a) the proceeds from the issuance and sale of the Notes remaining in the Satellite Escrow Account, (b) net revenue which the Company expects to realize within the period within which such Available Funds are required to be available deriving from the Satellite which at the time the calculation is made is in commercial operation, based upon then existing contracts for use of such Satellite or from existing businesses to the extent such revenues will be available to the Company, (c) the net proceeds from certain asset sales permitted by Section 4.10 of the Indenture, (d) the proceeds of any insurance received by the Company as the result of any launch failure of the Satellite, or any replacement therefor, and which are permitted by the Indenture to be applied to the development, construction, insurance, launch and operation of a replacement satellite, and (e) funds contained in the Company's deposit or other accounts; in each case without duplication and not including any funds which the Company is contractually prohibited from expending on items in the Budget or which are committed to or required for other business uses.

     "BUDGET" means an itemized schedule in substantially the form attached as EXHIBIT A, as such Budget may be amended from time to time pursuant to
Section 4(a).

     "DISBURSEMENT REQUEST" means a request for disbursement by the Company in substantially the form of EXHIBIT B-1 for disbursements requested from the Satellite Escrow Account prior to Project Completion, in substantially the form of EXHIBIT B-2 for disbursements requested subsequent to Project Completion, in substantially the form of EXHIBIT B-3 for disbursements requested upon receipt of contractual deferrals, in substantially the form of EXHIBIT B-4 for disbursements requested from the Insurance Proceeds Sub-Account, in substantially the form of EXHIBIT B-5 for disbursements requested from the Insurance Proceeds Sub-Account in the event of an Excess Proceeds Offer, in substantially the form of EXHIBIT B-6 for a disbursement request for all remaining funds from the Insurance Proceeds Sub-Account after an Excess Proceeds Offer, in substantially the form of EXHIBIT B-7 for disbursements requested from the Asset Sales Sub-Account, in substantially the form of EXHIBIT B-8 for disbursements requested from the Asset Sales Sub-Account in the event of an Excess Proceeds Offer, and in substantially the form of EXHIBIT B-9 for a disbursement request for all remaining funds from the Asset Sales Sub-Account after an Excess Proceeds Offer. Each Disbursement Request shall be signed by two officers of the Company, one of which shall be the Chief Financial Officer or other senior officer of the Company responsible for financial matters.

     "ECHOSTAR GROUP" means EchoStar Communications Corporation, EchoStar Satellite Broadcasting Corporation and Dish, Ltd.

     "ECHOSTAR PARTIES" means the Company, Dish, Ltd. and EchoStar Satellite Broadcasting Corporation.

     "ELIGIBLE INSTITUTION" means a commercial banking institution (which may include Escrow Agent and its affiliates) that has combined capital and surplus of not less than $500 million or its equivalent in foreign currency, whose debt is rated "A" (or higher) according to Standard & Poor's Corporation ("S&P") or Moody's Investors Service, Inc. ("MOODY'S") at the time as of which any investment or rollover therein is made.

     "ESCROW AGENT" has the meaning set forth in the preamble to this Agreement.

     "GOVERNMENT SECURITIES" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

     "INITIAL ESCROW AMOUNT" shall mean $112.0 million.

     "INSURANCE PROCEEDS SUB-ACCOUNT" has the meaning given in Section
2(c).

     "LAUNCH CONTRACT" means the launch services contract for the launch of EchoStar IV.

     "OFFERING" means the private offering of the Notes.

     "OFFERING MEMORANDUM" means the Offering Memorandum dated June 20, 1997, relating to the Offering.

     "PROJECT" means the construction, launch and insurance of EchoStar IV.

     "PROJECT COMPLETION" means that all requisite events have occurred or failed to occur such that the Company can determine all amounts which will at any time be due and owing under the Launch Contract and Satellite Contract and to any other person entitled to funds contained in the Budget, and all such amounts have been paid.

     "REPORTING ACCOUNTANT" means Arthur Andersen LLP or, if the context requires, the Acceptable Replacement Reporting Accountant.

     "REPORTING LETTER" means a letter in substantially the form of EXHIBIT C-1 or EXHIBIT C-2, from the Reporting Accountant.

     "SATELLITE CONTRACT" means the satellite construction contract relating to the Satellite.

     "SATELLITE ESCROW ACCOUNT" means the escrow account established pursuant to Section 2(b).

     "SATELLITE" means the communications satellite described in the Offering Memorandum as EchoStar IV.

     II.  SATELLITE ESCROW ACCOUNT, ESCROW AGENT.

          A. APPOINTMENT OF ESCROW AGENT. The Trustee and the Company hereby appoint Escrow Agent, and Escrow Agent hereby accepts appointment, as escrow agent under the terms and conditions of this Agreement. The term "Escrow Agent" shall be deemed to include the successor to First Trust National Association.

          B. ESTABLISHMENT OF SATELLITE ESCROW ACCOUNT. Concurrently with the execution and delivery hereof, Escrow Agent shall establish the Satellite Escrow Account at its office at 180 East Fifth Street, Saint Paul, MN 55101. Subject to the security interest granted therein for the benefit of the Trustee, and subject to the other terms and conditions of this Agreement, all funds accepted by Escrow Agent pursuant to this Agreement shall be held for the benefit of the Company and the holders of the Notes in the Satellite Escrow Account. All such funds shall be held in the Satellite Escrow Account until disbursed in accordance with the terms hereof. The Satellite Escrow Account shall be deemed to be under the sole dominion and control of Escrow Agent for the benefit of the Trustee. Concurrently with the execution and delivery hereof, the Company shall deliver the Initial Escrow Amount to the Escrow Agent for deposit into the Satellite Escrow Account. The Company shall also deposit into the Escrow Account any refundings of amounts paid pursuant to the Satellite Contract and the Launch Contract. Escrow Agent shall issue a receipt, or an initial account statement as described in Section 2(i), evidencing and acknowledging Escrow Agent's receipt of all such funds.

          C. INSURANCE PROCEEDS. Under certain circumstances as further described in the Indenture, the Company, certain Subsidiaries or certain loss payees are obligated to deposit with Escrow Agent all or a portion of the proceeds of certain casualty insurance payments. Escrow Agent shall accept such insurance proceeds, placing all funds relating to a casualty to either Satellite in a segregated sub-account in the Satellite Escrow Account entitled "Insurance Proceeds Sub-Account." Such sub-account shall for all purposes of this Agreement be treated as the Satellite Escrow Account except as expressly specified herein.

          D. PROCEEDS FROM ASSET SALES. Under certain circumstances as further described in the Indenture, the Company, certain Subsidiaries or a third party is obligated to deposit with Escrow Agent the proceeds of asset sales. Escrow Agent shall accept such asset sale proceeds, placing all funds relating to such sale in a segregated sub-account in the Satellite Escrow Account entitled "Asset Sales Sub-Account." Such sub-account shall for all purposes of this Agreement be treated as a part of the Satellite Escrow Account except as expressly specified herein.

          E.   ESCROW AGENT COMPENSATION.

               1.   Escrow Agent and any Acceptable Replacement Escrow
Agent shall be compensated pursuant to a separate agreement between the Company and Escrow Agent or such Acceptable Replacement Escrow Agent.

               2. Escrow Agent shall be entitled to disburse from the Satellite Escrow Account all amounts due to Escrow Agent as compensation for services to be performed by Escrow Agent under this Agreement (as determined by agreement with the

Company or pursuant to Section 2(e)(ii)). Such disbursements need not be made pursuant to a Disbursement Request. The final payment pursuant to this
Section 2(e)(ii) shall be prorated if for a partial month.

          F. INVESTMENT OF FUNDS IN SATELLITE ESCROW ACCOUNT. Funds deposited in the Satellite Escrow Account shall be invested and reinvested upon the following terms and conditions:

               1. ACCEPTABLE INVESTMENTS. All funds held in the Satellite Escrow Account shall be invested and reinvested in Marketable Securities in accordance with the Company's written instructions to Escrow Agent. Escrow Agent shall invest such funds (and all interest earned thereon) in Marketable Securities designated by the Company from time to time. All such Marketable Securities shall be assigned to Escrow Agent, for the benefit of the Company (subject to the security interest of the Trustee), subject to the provisions of Section 6, with bank guaranty of the assignor's signature.

               2. SECURITY INTEREST IN INVESTMENTS. No investment of funds in the Satellite Escrow Account shall be made unless the Company has certified to Escrow Agent upon advice of legal counsel that upon such investment, the Trustee will have a first perfected security interest in the applicable investment (such advice of legal counsel relating solely to the manner of perfecting a security interest in a particular type of investment, but not to whether such perfection has been achieved in the instance). A certificate as to a class of investments need not be issued with respect to individual investments in securities in that class if the certificate applicable to the class remains accurate with respect to such individual investments, which continued accuracy the Escrow Agent may conclusively assume.

               3. INTEREST AND DIVIDENDS. All interest earned and dividends paid on funds invested in such Marketable Securities shall be deposited in the Satellite Escrow Account (or reinvested, as the case may be) for the benefit of the Company, subject to the security interest granted to the Trustee pursuant to
Section 6. Interest earned on the Insurance Proceeds Sub-Account or the Asset Sales Sub-Account shall remain segregated in such sub-account and shall be subject to the security interest granted to the Trustee pursuant to Section 6.

          G. LIMITATION ON ESCROW AGENT'S RESPONSIBILITIES.

               1. Escrow Agent's duties and responsibilities shall be limited to those expressly set forth in this Agreement and are purely ministerial in nature. Escrow Agent shall not be subject to, or obligated to recognize, any other agreement to which the Company, the Trustee, or either of them may be a party. References in this Agreement to any such agreement are for identification and definitional purposes only.

               2. Escrow Agent shall have no obligation with respect to the Satellite Escrow Account other than to follow faithfully instructions contained in this Agreement or delivered to Escrow Agent in accordance with this Agreement. Escrow Agent may rely and act upon any written notice, instruction, direction, request, waiver, consent, receipt, or other paper or document ("INSTRUCTIONS") which it believes in good faith to be genuine and what it purports to be. Escrow Agent shall be subject to no liability with respect to the form, execution, or validity of any such Instruction. The Escrow Agent shall not be liable for verifying the accuracy of any certifications made by the Company in any Disbursement Request.

               3. Escrow Agent shall not be liable for any error of judgment, or for any act done or step taken or omitted by it in good faith, or for any mistake of fact or law, or for doing anything which, in good faith, it may do or refrain from doing in connection with the Satellite Escrow Account, except in each case in the event of Escrow Agent's gross negligence or wilful misconduct.

          H. SUBSTITUTION OF ESCROW AGENT.

               1. The Company shall have the right to cause Escrow Agent to be relieved of its duties hereunder and to select a substitute escrow agent to serve hereunder (provided such substitute escrow agent is an Acceptable Replacement Escrow Agent), upon the expiration of thirty (30) days following delivery of written notice of substitution to Escrow Agent, the Reporting Accountant and the Trustee. Upon selection of such substitute escrow agent, such substitute escrow agent and the parties hereto other than the substituted escrow agent shall enter into an agreement substantially identical to this Agreement and, thereafter, Escrow Agent shall be relieved of its duties and obligations to perform hereunder, except that Escrow Agent shall transfer to the substitute escrow agent upon request therefor all funds and Marketable Securities maintained by Escrow Agent hereunder and copies of all books, records, plans and other documents in Escrow Agent's possession relating to such funds or Marketable Securities or this Agreement.

               2. Escrow Agent, or any substitute escrow agent, may at any time resign and be discharged of its duties and obligations under this Agreement by giving at least thirty days' notice to the Company and the Trustee. The Company shall appoint an Acceptable Replacement Escrow Agent or substitute escrow agent within such thirty day period.

               3. If the Company fails to appoint a substitute escrow agent as required under paragraph (ii) above, Escrow Agent shall deliver all assets held in the Escrow Account to an Acceptable Replacement Escrow Agent of either its choosing or as appointed by a court upon application therefor.

               4. Escrow Agent shall be discharged from any further duties under this Agreement upon its transfer of the assets held in the Escrow Account to an Acceptable Replacement Escrow Agent.

          I. SATELLITE ESCROW ACCOUNT STATEMENT. Upon receipt of the initial escrow funds and upon the request of the Company or the Reporting Accountant from time to time thereafter (but not less frequently than monthly), Escrow Agent shall deliver to the Company and the Reporting Accountant a statement setting forth with reasonable particularity the balance of funds then in the Satellite Escrow Account (including all sub-accounts and investments) and the manner in which such funds are invested. The parties hereto irrevocably instruct Escrow Agent that on the first date upon which the balance in the Satellite Escrow Account (including the holdings of all Marketable Securities) is reduced to zero, Escrow Agent shall deliver to the Trustee and the Reporting Accountant a notice that the balance in the Satellite Escrow Account has been reduced to zero.

          J.   OTHER POWERS OF ESCROW AGENT.

               1. Escrow Agent may register any investments held by the Satellite Escrow Account in its nominee name without increase or decrease of liability.

               2. Escrow Agent may consult with and obtain advice from legal counsel in the event of any dispute or question as to the construction of any of the provisions of this Agreement or any of Escrow Agent's duties under this Agreement, and Escrow Agent shall incur no liability in acting in good faith in accordance with the advice of such counsel. The fees for consultation with such counsel shall be a proper expense chargeable to the Satellite Escrow Account without a Disbursement Request, provided that Escrow Agent provides the Company with prior written notice of any such charge.

          K. INCUMBENCY CERTIFICATE. The Company and the Trustee each shall provide, and the Company shall cause the Reporting Accountant to provide, a certificate to Escrow Agent as to the incumbency and signatures of those individuals authorized to provide from time to time instructions relating to the Satellite Escrow Account or to execute documents to be provided to Escrow Agent. The Company and the Trustee also shall promptly notify (and the Company shall cause the Reporting Accountant to notify) Escrow Agent of any changes to such a certificate. Escrow Agent may rely on the accuracy and completeness of any such certificate unless and until it has received an acceptable replacement certificate. All certificates provided under this Section 2(k) shall be executed by the applicable party's corporate secretary or assistant secretary or, if the party does not have a corporate secretary or assistant secretary, by a comparable officer.

     III. REPORTING ACCOUNTANT. During such time as any funds remain in the Satellite Escrow Account, the Company shall retain the Reporting Accountant or an Acceptable Replacement Reporting Accountant to perform the duties described in the form of Reporting Letter attached as EXHIBIT C-1 and EXHIBIT C-2. The Company shall be responsible for compensating the Reporting Accountant. The Company shall have the right to cause replacement of the Reporting Accountant and to select a substitute reporting accountant (provided such substitute reporting accountant is an Acceptable Replacement Reporting Accountant), upon the expiration of thirty (30) days following delivery of written notice of substitution to the Reporting Accountant, Escrow Agent and the Trustee.

     IV.  DISBURSEMENTS.

          A. BUDGET. The Company shall amend the Budget concurrently with submission of each Disbursement Request, and shall provide the Reporting Accountant with such amended Budget. Such amendment shall reflect any material changes in any line item thereof, including without limitation change orders under the Satellite Contract or the Launch Contract, and shall reflect expenditures made since the previous Budget, and remaining costs, including, if a replacement satellite is to be acquired after casualty to a Satellite, costs related to such replacement satellite. Any such amendment shall be in writing and shall identify with particularity any line item of "Total Costs" to be increased or decreased, and the amount of the increase or decrease.

          B. PERIODIC REVIEW. The Company shall afford the Reporting Accountant the right to meet periodically at reasonable times with representatives of the Company and such employees, consultants or agents of the Company, or affiliates thereof, as the Reporting Accountant shall reasonably request. In addition, the Reporting Accountant shall have the right at reasonable times to review all information (including contracts) supporting the Company's amendments to the Budget and Disbursement Requests and certificates in support thereof. The Reporting Accountant shall be permitted to contact any contractor, subcontractor or supplier of materials or services for purposes of confirming receipt of disbursements. The Reporting Accountant shall be entitled to examine, copy and make extracts of the books, records, accounting data and other documents of the Company, including without limitation bills of sale, statements, receipts, conditional and unconditional lien releases, contracts or agreements, which relate to any materials, fixtures or articles incorporated into the Satellite or to be used or consumed in connection therewith. The Company agrees to cooperate with the Reporting Accountant in assisting the Reporting Accountant in the performance of its duties.

          C.   REGULAR DISBURSEMENTS FROM SATELLITE ESCROW ACCOUNT. If
Escrow Agent has determined that all conditions to disbursement set forth below have been satisfied with respect to any Disbursement Request, Escrow Agent shall disburse funds from the Satellite Escrow Account (other than the Insurance Proceeds Sub-Account and the Asset Sales Sub-Account, except as provided in
Section 4(d) and 4(e)), to the Company in the amounts requested in such Disbursement Request (for application in accordance with agreements of the Company, including provisions in the Indenture) provided:

               (i)  a.   Escrow Agent shall have received from the Company
a properly completed Disbursement Request in the form of EXHIBIT B-1 and a copy of a properly completed Reporting Letter substantially in the form of EXHIBIT C-1; provided that with regard to the first Disbursement Request under this Agreement the Company shall not be required to submit a completed Reporting Letter in the form of EXHIBIT C-1; or

                    b. Escrow Agent shall have received from the Company a properly completed Disbursement Request in the form of EXHIBIT B-2 and a copy of a properly completed Reporting Letter substantially in the form of EXHIBIT C-1; and

                    c. Escrow Agent shall have received from the Company a properly completed Disbursement Request in the form of EXHIBIT B-3 and a copy of a properly completed Reporting Letter substantially in the form of EXHIBIT C-1; and

              (ii) Escrow Agent shall not have received any notice from the Trustee that as a result of an Event of Default (as defined in the Indenture), the indebtedness represented by the Notes has been accelerated and has become due and payable.

          D.   DISBURSEMENT OF FUNDS FROM THE INSURANCE PROCEEDS
SUB-ACCOUNT. If Escrow Agent has determined that all conditions to disbursements set forth below have been satisfied with respect to any Disbursement Request for funds in the Insurance Proceeds Sub-Account, Escrow Agent shall disburse funds from such Sub-Account to the Company in the amounts requested in such Disbursement Request (for application in accordance with agreements of the Company, including provisions in the Indenture) provided:

               1.   a.   Escrow Agent shall have received from the Company
a properly completed Disbursement Request in the form of EXHIBIT B-4, and a copy of a properly completed Reporting Letter substantially in the form of EXHIBIT C-2; or

                    b. Escrow Agent shall have received from the Company a properly completed Disbursement Request in the form of EXHIBIT B-5; or

                    c. Escrow Agent shall have received from the Company a properly completed Disbursement Request in the form of EXHIBIT B-6; and

               2. Escrow Agent shall not have received any notice from the Trustee that, as a result of an Event of Default (as defined in the Indenture), the indebtedness represented by the Notes has been accelerated and has become due and payable.

          E. DISBURSEMENT OF FUNDS FROM THE ASSET SALES SUB-ACCOUNT. If Escrow Agent has determined that all conditions to disbursements set forth below have been satisfied with respect to any Disbursement Request for funds in the Asset Sales Sub-Account, Escrow Agent shall disburse funds from such Sub-Account to the Company in the amounts requested in such Disbursement Request (for application in accordance with agreements of the Company, including provisions in the Indenture) provided:

               1. Escrow Agent shall have received from the Company a properly completed Disbursement Request in the form of EXHIBIT B-7, and a copy of a properly completed Reporting Letter substantially in the form of EXHIBIT C-2; or

                    a. Escrow Agent shall have received from the Company a properly completed Disbursement Request in the form of EXHIBIT B-8; or

                    b. Escrow Agent shall have received from the Company a properly completed Disbursement Request in the form of EXHIBIT B-9; and

               2. Escrow Agent shall not have received any notice from the Trustee that, as a result of an Event of Default (as defined in the Indenture), the indebtedness represented by the Notes has been accelerated and has become due and payable.

          F. LIMITATION ON MONTHLY DISBURSEMENTS. No disbursements made pursuant to a Disbursement Request may exceed $15 million, except (i) to the extent that the disbursement is made directly by Escrow Agent (by wire transfer, check or other direct payment) to a recipient other than EchoStar or its Subsidiaries, (ii) disbursement of funds to be used to make required payments under the Satellite Contract and Launch Contract, (iii) disbursement of funds to be used to make payments of Launch Insurance or In-Orbit Insurance, or (iv) if made pursuant to a certificate in the form of EXHIBIT B-2, EXHIBIT B-3, EXHIBIT B-6 or EXHIBIT B-9.

          G. COORDINATION WITH ECHOSTAR PARTIES. The Company agrees to disburse proceeds of its Disbursement Requests to the Company or the relevant Subsidiary of the Company having need of such proceeds as provided in the "Description of Senior Secured Notes -- Disbursement of Funds -- Escrow Accounts" section of the Offering Memorandum. The Company agrees to engage in such coordination with such EchoStar Parties as shall be necessary and appropriate to allow the Company to make Disbursement Requests at such times and in such amounts as shall be consistent with this Agreement and the Indenture. Through their respective Guarantees of the Company's performance of this Agreement, the Guarantors have agreed, and hereby agree, that all information and certificates provided by the Company have received all necessary review, approval and concurrence by the appropriate EchoStar Party.

     V. INDEMNITY. The Company shall indemnify, hold harmless and defend Escrow Agent and the Trustee, and their respective directors, officers, agents and employees, from and against any and all claims, actions, obligations, liabilities and expenses, including defense costs, investigative fees and costs, legal fees, and claims for damages, arising from Escrow Agent's and the Trustee's respective performance under this Agreement, except to the extent that such liability, expense or claim is directly attributable to the gross negligence or wilful misconduct of such indemnified person. In connection with any claim, action, obligation, liability or expense for which indemnification is sought by the Escrow Agent hereunder, the Escrow Agent shall be entitled to recover its costs as incurred from funds available in the Satellite Escrow Account.

     VI.  GRANT OF SECURITY INTEREST.

          A. The Company hereby irrevocably grants a first priority security interest in, pledges, assigns and sets over to the Trustee all of its right, title and interest in the Satellite Escrow Account, all funds held therein and all Marketable Securities and replacements thereof and proceeds therefrom held by Escrow Agent pursuant to Section 2, as well as all rights of the Company under this Agreement (collectively, the "COLLATERAL"), to secure all obligations and indebtedness of the Company under the Notes and any other obligation now or hereafter arising, of every kind and nature, owed by the Company under the Indenture to the Holders of the Notes or the Trustee. The Company and the Trustee hereby irrevocably instruct Escrow Agent to: (i) maintain all of the Collateral free and clear of all liens, security interests, safekeeping or other charges, demands and claims against Escrow Agent of any nature whatsoever now or hereafter existing, in favor of anyone other than the Trustee; (ii) promptly notify the Trustee if Escrow Agent becomes aware that any person other than the Trustee has a lien or security interest upon any portion of the Collateral (other than any claim which Escrow Agent may have against the Satellite Escrow Account for unpaid fees and expenses); and

(iii) immediately disburse all funds held in the Satellite Escrow Account to the Trustee and transfer title to all Marketable Securities held by Escrow Agent hereunder to the Trustee upon written notice by the Trustee to Escrow Agent that as a result of an Event of Default under the Indenture, the indebtedness represented by the Notes has been accelerated and has become due and payable.

          B. Escrow Agent shall act solely as the Trustee's agent in connection with its duties under this Section 6, notwithstanding any other provision contained in this Agreement, without any right to receive compensation from the Trustee and without any authority to obligate the Trustee or to compromise or pledge its security interest hereunder.

          C. Upon demand, the Company will execute and deliver to the Trustee such instruments and documents as the Trustee may reasonably deem necessary or advisable to confirm or perfect the rights of the Trustee under this Agreement and the Trustee's interest in the Collateral. The Trustee will take all necessary action within its power to preserve and protect the security interest created hereby as a lien and encumbrance upon the Collateral.

          D. The Company hereby appoints the Trustee as its attorney-in-fact effective upon and during the continuance of an Event of Default under the Indenture with full power of substitution to do any act which the Company is obligated hereby to do, to exercise such rights as the Company might exercise with respect to the Collateral and to take any action in the Company's name required or advisable to protect the Trustee's security interest hereunder.

     VII. TERMINATION. This Agreement shall terminate automatically upon termination of the Indenture or defeasance pursuant to Article 8 thereof, unless sooner terminated by agreement of the parties hereto; provided, however, that the obligations of the Company under Section 5 of this Agreement shall survive termination of this Agreement.

          A. WAIVER. Any party hereto may specifically waive any breach of this Agreement by any other party, but no such waiver shall be deemed to have been given unless such waiver is in writing, signed by the waiving party and specifically designating the breach waived, nor shall any such waiver constitute a continuing waiver of similar or other breaches.

          B. INVALIDITY. If, for any reason whatsoever, any one or more of the provisions of this Agreement shall be held or deemed to be inoperative, unenforceable or invalid in a particular case or in all cases, such circumstances shall not have the effect of rendering any of the other provisions of this Agreement inoperative, unenforceable or invalid, and the inoperative, unenforceable or invalid provision shall be construed as if it were written so as to effectuate, to the maximum extent possible, the parties' intent.

          C. ASSIGNMENT. This Agreement is personal to the parties hereto, and the rights and duties of any party hereunder shall not be assignable except with the prior written consent of the other parties. In any event, this Agreement shall inure to and be binding upon the parties and their successors and permitted assigns.

          D. BENEFIT. The parties hereto, the holders of the Notes and their permitted assigns, but no others, shall be bound hereby and entitled to the benefits hereof.

          E. TIME. Time is of the essence in each provision of this Agreement of which time is an element.

          F. CHOICE OF LAW. The existence, validity, construction, operation and effect of any and all terms and provisions of this Agreement shall be determined in accordance with and governed by the laws of the State of New York, without giving effect to conflict of law principles thereof.

          G. ENTIRE AGREEMENT; AMENDMENTS. This Agreement contains the entire agreement among the parties with respect to the subject matter hereof and supersedes any and all prior agreements, understandings and commitments, whether oral or written. This Agreement may be amended only by a writing signed by duly authorized representatives of all parties.

          H. NOTICES. All notices and other communications required or permitted to be given or made under this Agreement shall be in writing and shall be deemed to have been duly given and received, regardless of when and whether received, either: (a) on the day of hand delivery; or (b) three business days following the day sent, when sent by United States certified mail, postage and certification fee prepaid, return receipt requested, addressed as follows:

               To Escrow Agent:

               First Trust National Association
               180 East Fifth Street
               Saint Paul, MN 55101
               Attention: Corporate Trust Administration

               To the Trustee:

               First Trust National Association
               180 East Fifth Street
               Saint Paul, MN 55101
               Attention: Corporate Trust Administration

               To the Company:

               EchoStar DBS Corporation
               90 Inverness Circle East
               Englewood, CO 80112
               Attention: David K. Moskowitz
or at such other address as the specified entity most recently may have designated in writing in accordance with this section to the others.

          I. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

          J. CAPTIONS. Captions in this Agreement are for convenience only and shall not be considered or referred to in resolving questions of interpretation of this Agreement.

          K. AUTHORITY OF THE COMPANY; VALID AND BINDING AGREEMENT. The Company hereby represents and warrants that this Agreement has been duly authorized, executed and delivered on its behalf and constitutes the legal, valid and binding obligation of the Company. The execution, delivery and performance of this Agreement by the Company does not violate any applicable law or regulation to which the Company is subject and does not require the consent of any governmental or other regulatory body to which the Company is subject, except for such consents and approvals as have been obtained and are in full force and effect.

          L. AUTHORITY OF THE ESCROW AGENT AND THE TRUSTEE; VALID AND BINDING AGREEMENT. Each of the Escrow Agent and the Trustee hereby represents and warrants and this Agreement has been duly authorized, executed and delivered on its behalf and constitutes its legal, valid and binding obligation.


                               [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties have executed and delivered this Satellite Escrow Agreement as of the date first above written.

ESCROW AGENT:                          FIRST TRUST NATIONAL ASSOCIATION


                                       By: /s/ RICHARD H. PROKOSCH
                                          ------------------------------------
                                       Name: Richard H. Prokosch
                                       Title: Trust Officer


TRUSTEE:                               FIRST TRUST NATIONAL ASSOCIATION


                                       By: /s/ RICHARD H. PROKOSCH
                                          ------------------------------------
                                       Name: Richard H. Prokosch
                                       Title: Trust Officer


COMPANY:                               ECHOSTAR DBS CORPORATION


                                       By: /s/  DAVID K. MOSKOWITZ
                                          ------------------------------------
                                       Name: David K. Moskowitz
                                       Title: Senior Vice President

                       Exhibit A TO SATELLITE ESCROW AGREEMENT

                                    FORM OF BUDGET

                                                         AMOUNT EXPENDED
SOURCES (AVAILABLE FUNDS)              TOTAL ORIGINAL    THROUGH*           REMAINING
-------------------------              --------------    ---------------    ---------

Balance in Satellite Escrow Account    $                 $                  $

Asset Sale Proceeds                    $                 $                  $

Insurance Proceeds                     $                 $                  $

Interest                               $                 $                  $
                                        -------------     -------------      -------------

TOTAL                                  $                 $                  $


                                                         AMOUNT EXPENDED
USES                                   TOTAL COSTS       THROUGH*           REMAINING COSTS
----                                   -----------       ---------------    ---------------

Satellite construction, launch and
insurance                              $                 $                  $

Other (to the extent of Asset Sale
Proceeds and Insurance Proceeds)       $                 $                  $
                                        -------------     -------------      --------------
TOTAL                                  $                 $                  $








    ---------------------
         *Insert latest practicable date.

                  Exhibit B-1 TO SATELLITE ESCROW AGREEMENT

                        FORM OF DISBURSEMENT REQUEST
(for Regular Disbursements from the Satellite Escrow Account prior to Project Completion)

                         [Letterhead of the Company]

                                    [Date]

First Trust National Association
180 East Fifth Street
Saint Paul, MN  55101
Attention: Corporate Trust Administration

     Re:  Disbursement Request No. ___

Ladies and Gentlemen:

     We refer to the Satellite Escrow Agreement ("ESCROW AGREEMENT") dated as of June __, 1997 by and among First Trust National Association, as Trustee and Escrow Agent, and EchoStar DBS Corporation, a Colorado corporation (the "COMPANY"). Capitalized terms used herein shall have the meaning given in the Escrow Agreement.

     This letter constitutes a Disbursement Request under the Escrow
Agreement.

     The undersigned hereby requests one or more disbursements of funds contained in the Satellite Escrow Account, for payment of the following items or for reimbursement to the undersigned for its payment of the following items:

Individual Items:

(1) Payments under the Satellite Contract:               $
                                                          ----------
(2) Payments under the Launch Contract:                  $
                                                          ----------
(3) Payments for insurance of the Satellite:             $
                                                          ----------
(4) Other                                                $
                                                          ----------
Total disbursement:                                      $
                                                          ----------
                                                          ----------

     In connection with the requested disbursement, the undersigned hereby represents, warrants and certifies as follows:

     1. All prior disbursements from the Satellite Escrow Account have been expended toward the items for which they were requested pursuant to prior Disbursement requests (except that some or all of the funds disbursed within the past 30

                                     B-1-1
days may not yet have been expended), or have reimbursed the Company for funds expended by the Company toward such items, without duplication. The disbursements proposed by this Disbursement Request, and all past disbursements, shall be, and shall have been, consistent with the "Description of Senior Secured Notes -- Disbursement of Funds -- Escrow Accounts" section of the Offering Memorandum.

     2. Any disbursements for costs related to construction, launch and insurance of Echostar IV will be applied toward required payments under the Satellite Contract or Launch Contract relating to EchoStar IV or toward a payment on Launch Insurance or In-Orbit Insurance for EchoStar IV.

     3. Supporting invoices, certificates and other documentation have been furnished to the Reporting Accountant, in each case referencing the number of the applicable payment item described above. All such documentation is accurate and complete in all material respects.

     4. The Trustee continues to have such security interest in the collateral covered by, or purported to be covered by, the Collateral Documents, as described in the Offering Memorandum.

     5. The Notes have not, as a result of an Event of Default, been accelerated and become due and payable.

     The foregoing representations, warranties and certifications are true and correct and the Reporting Accountant and Escrow Agent are entitled to rely on the foregoing in performing their respective duties relating hereto.

     Funds transfer instructions for each payee are included on the attached schedule.

                             ECHOSTAR DBS CORPORATION


                             By:
                                  -----------------------------
                                  Name:
                                  Title:

I certify that to the best of my knowledge after due inquiry, the foregoing representations, warranties and certifications are true and correct.

                             -----------------------------
                             Chief Financial Officer
                             [or other senior officer
                             responsible for financial
                             matters]

                                       B-1-2
cc:      (w/o encls.)
         [First Trust National Association, as Trustee
         180 East Fifth Street
         Saint Paul, MN  55101
         Attention: Corporate Trust Administration]



                                       B-1-3

                  Exhibit B-2 TO SATELLITE ESCROW AGREEMENT


                        FORM OF DISBURSEMENT REQUEST
(for Regular Disbursements from the Satellite Escrow Account on or after Project Completion)

                         [Letterhead of the Company]

                                    [Date]

First Trust National Association, as Trustee
180 East Fifth Street
Saint Paul, MN  55101
Attention:  Corporate Trust Administration

     Re:  Disbursement Request No. ___

Ladies and Gentlemen:

     We refer to the Satellite Escrow Agreement ("ESCROW AGREEMENT") dated as of June __, 1997 by and among First Trust National Association, as Trustee and Escrow Agent, and EchoStar DBS Corporation, a Colorado corporation (the "COMPANY"). Capitalized terms used herein shall have the meaning given in the Escrow Agreement.

     This letter constitutes a Disbursement Request under the Escrow
Agreement.

     The undersigned hereby requests one or more disbursements of all remaining funds contained in the Satellite Escrow Account.

     In connection with the requested disbursement, the undersigned hereby represents, warrants and certifies as follows:

     1. All prior disbursements from the Satellite Escrow Account have been expended toward the items for which they were requested pursuant to prior Disbursement Requests (except that some or all of the funds disbursed within the past 30 days may not yet have been expended), or have reimbursed the Company for funds expended by the Company toward such items, without duplication. The disbursements proposed by this Disbursement Request, and all past disbursements, shall be, and shall have been, consistent with the "Description of Senior Secured Notes -- Disbursement of Funds -- Escrow Accounts" section of the Offering Memorandum.

     2. Project Completion, as defined in the Escrow Agreement, has been achieved.

     3. The Trustee continues to have such security interest in the collateral covered by, or purported to be covered by, the Collateral Documents, as is described in the Offering Memorandum.

                                     B-2-1

     4. The Notes have not, as a result of an Event of Default, been accelerated and become due and payable.

     5. If the amount of Excess Proceeds to be disbursed exceeds $5 million: The Company has made an Excess Proceeds Offer as required by the Indenture and funds requested hereby were not required to be applied thereto.

     The foregoing representations, warranties and certifications are true and correct and the Escrow Agent is entitled to rely on the foregoing in performing duties relating hereto.

     Funds transfer instructions for each payee are included on the attached schedule.

                        ECHOSTAR DBS CORPORATION

                        By:
                             ---------------------------
                             Name:
                             Title:

I certify that to the best of my knowledge after due inquiry, the foregoing representations, warranties and certifications are true and correct.

                        --------------------------------
                        Chief Financial Officer
                        [or other senior officer
                        responsible for financial
                        matters]

cc:  (w/o encls.)
     First Trust National Association, as Trustee
     180 East Fifth Street
     Saint Paul, MN  55101
     Attention:  Corporate Trust Administration

                                     B-2-2

                    Exhibit B-3 SATELLITE ESCROW AGREEMENT

                         FORM OF DISBURSEMENT REQUEST
               (for funds upon receipt of contractual deferrals)


                          [Letterhead of the Company]

                                    [Date]

First Trust National Association
180 East Fifth Street
Saint Paul, MN  55101
Attention:  Corporate Trust Administration

     Re:  Disbursement Request No. ___

Ladies and Gentlemen:

     We refer to the Satellite Escrow Agreement ("ESCROW AGREEMENT") dated as of June 25, 1997 by and among First Trust National Association, as Trustee and Escrow Agent, and EchoStar DBS Corporation, a Colorado corporation (the "COMPANY"). Unless otherwise specified, capitalized terms used herein shall have the meaning given in the Escrow Agreement.

     This letter constitutes a Disbursement Request under the Escrow
Agreement.

     The undersigned hereby requests one or more disbursements of funds contained in the Satellite Escrow Account in an amount set forth below representing the amount of Additional Payment Obligations (as defined in the Indenture) deferred to a date after the launch date of the Satellite:

     Additional Payment Obligations
     deferred to                             $
                 ------------------           ------------

     In connection with the requested disbursement, the undersigned hereby represents, warrants and certifies as follows:

     1. All prior disbursements from the Satellite Escrow Account have been expended toward the items for which they were requested pursuant to prior Disbursement requests (except that some or all of the funds disbursed within the past 30 days may not yet have been expended), or have reimbursed the Company for funds expended by the Company toward such items, without duplication. The disbursements proposed by this Disbursement Request, and all past disbursements, shall be, and shall have been, consistent with the "Description of Senior Secured Notes -- Disbursement of Funds -- Escrow Accounts" section of the Offering Memorandum.

                                     B-3-1

     2. Supporting invoices, certificates and other documentation have been furnished to the Reporting Accountant, in each case referencing the deferred Additional Payment Obligation described above. All such documentation is accurate and complete in all material respects.

     3. The Trustee continues to have such security interest in the collateral covered by, or purported to be covered by, the Collateral Documents, as described in the Offering Memorandum.

     4. The Notes have not, as a result of an Event of Default, been accelerated and become due and payable.

     The foregoing representations, warranties and certifications are true and correct and the Reporting Accountant and Escrow Agent are entitled to rely on the foregoing in performing their respective duties relating hereto.

     Funds transfer instructions are included on the attached schedule.

                        ECHOSTAR DBS CORPORATION


                        By:
                             --------------------------
                             Name:
                             Title:

                                     B-3-2

I certify that to the best of my knowledge after due inquiry, the foregoing representations, warranties and certifications are true and correct.

                        ------------------------------
                        Chief Financial Officer
                        [or other senior officer
                        responsible for financial
                        matters]


cc:      (w/o encls.)
         [First Trust National Association, as Trustee
         180 East Fifth Street
         Saint Paul, MN  55101
         Attention: Corporate Trust Administration]



                                     B-3-3

                  Exhibit B-4 SATELLITE ESCROW AGREEMENT

                       FORM OF DISBURSEMENT REQUEST

     (for funds from the Insurance Proceeds Sub-Account to Construct and Launch Replacement Satellite)

                          [Letterhead of the Company]

                                    [Date]

First Trust National Association
180 East Fifth Street
Saint Paul, MN  55101
Attention:  Corporate Trust Administration

     Re:  Disbursement Request No. ___

Ladies and Gentlemen:

     We refer to the Satellite Escrow Agreement ("ESCROW AGREEMENT") dated as of June 25, 1997 by and among First Trust National Association, as Trustee and Escrow Agent, and EchoStar DBS Corporation, a Colorado corporation (the "COMPANY"). Capitalized terms used herein shall have the meaning given in the Escrow Agreement.

     This letter constitutes a Disbursement Request under the Escrow
Agreement.

     The undersigned hereby requests one or more disbursements of funds contained in the Insurance Proceeds Sub-Account:

Individual Items:

(1)  Payments for construction, launch, insurance or purchase of a replacement satellite, provided such replacement satellite is
     of lesser value compared to the insured satellite:                $
                                                                        ------
(2)  Payments for the construction, launch, insurance or purchase of a replacement satellite of equal or greater value as
     compared to the insured satellite:                                $
                                                                        ------
Total disbursement:                                                    $
                                                                        ======

     In connection with the requested disbursement, the undersigned hereby represents, warrants and certifies as follows:

     1. All prior disbursements from the Satellite Escrow Account and Insurance Proceeds Sub-Account have been expended toward the items for which they

                                     B-4-1
were requested pursuant to prior Disbursement Requests (except that some or all of the funds disbursed within the past 30 days may not yet have been expended), or have reimbursed the Company for funds expended by the Company toward such items, without duplication. The disbursements proposed by this Disbursement Request, and all past disbursements, shall be, and shall have been, consistent with the sections of the Offering Memorandum entitled "Description of Senior Secured Notes -- Certain Covenants -- Maintenance of Insurance" and "Description of Senior Secured Notes -- Disbursements of Funds -- Escrow Account."

     2. Any disbursements for costs related to purchase of a replacement satellite or for construction, launch and insurance of a replacement satellite will be applied toward required payments under such Satellite Contract or Launch Contract or towards a payment on Launch Insurance or In-Orbit Insurance for such replacement satellite.

     3. Supporting invoices, certificates and other documentation, in each case referencing the number of the applicable payment item described above, have been delivered to the Reporting Accountant. All such documentation is accurate and complete in all material respects.

     4. The Trustee continues to have such security interest in the collateral covered by, or purported to be covered by, the Collateral Documents, as described in the Offering Memorandum.

     5. The Notes have not, as a result of an Event of Default, been accelerated and become due and payable.

     6. The Company is not required to make or has already made an offer to repurchase the Notes under the Indenture.

     7.    The Company has issued all of the certifications required by
Section 4.16 of the Indenture and such certifications are true and correct.

     The foregoing representations, warranties and certifications are true and correct and the Reporting Accountant and Escrow Agent are entitled to rely on the foregoing in performing their respective duties relating hereto.

     Funds transfer instructions for each payee are included on the attached schedule.

                                  ECHOSTAR DBS CORPORATION


                                  By:
                                      ---------------------------
                                      Name:
                                      Title:

                                     B-4-2

I certify that to the best of my knowledge after due inquiry, the foregoing representations, warranties and certifications are true and correct.

                                  -------------------------------
                                  Chief Financial Officer
                                  [or other senior officer
                                  responsible for financial
                                  matters]


cc:  (w/o encls.)
     First Trust National Association, as Trustee
     180 East Fifth Street
     Saint Paul, MN  55101
     Attention:  Corporate Trust Administration


                                     B-4-3

                  Exhibit B-5 TO SATELLITE ESCROW AGREEMENT

                        FORM OF DISBURSEMENT REQUEST
(for funds from the Insurance Proceeds Sub-Account to apply to an Excess Proceeds Offer)

                         [Letterhead of the Company]

                                    [Date]


First Trust National Association, as Trustee
180 East Fifth Street
Saint Paul, MN 55101
Attention:  Corporate Trust Administration

     Re:  Disbursement Request No. ___

Ladies and Gentlemen:

     We refer to the Satellite Escrow Agreement ("ESCROW AGREEMENT") dated as of June 25, 1997 by and among First Trust National Association, as Trustee and Escrow Agent, and EchoStar DBS Corporation, a Colorado corporation (the "COMPANY"). Capitalized terms used herein shall have the meaning given in the Escrow Agreement.

     This letter constitutes a Disbursement Request under the Escrow
Agreement.

     This letter constitutes a Disbursement Request under the Escrow Agreement and is for funds from the Insurance Proceeds Sub-Account.

     The undersigned has made an Exceeds Proceeds Offer and requests disbursement of $___________ from the Insurance Proceeds Sub-Account to be applied to such Excess Proceeds Offer.

     In connection with the requested disbursement, the undersigned hereby represents, warrants and certifies as follows:

     1. The disbursements proposed by this Disbursement Request shall be applied for the use specified above.

     2. The Trustee continues to have such security interest in the collateral covered by, or purported to be covered by, the Collateral Documents, as is described in the Offering Memorandum.

     3. The Notes have not, as a result of an Event of Default, been accelerated and become due and payable.

                                     B-5-1

     4. The Indenture permits the disbursement proposed by this Disbursement Request.

     The foregoing representations, warranties and certifications are true and correct and the Escrow Agent is entitled to rely on the foregoing in performing its duties relating thereto.

     Funds transfer instructions for each payee are included on the attached schedule.

                                  ECHOSTAR DBS CORPORATION


                                  By:
                                      ---------------------------
                                      Name:
                                      Title:

I certify that to the best of my knowledge after due inquiry, the foregoing representations, warranties and certifications are true and correct.

                                  ---------------------------------
                                  Chief Financial Officer
                                  [or other senior officer
                                  responsible for financial
                                  matters]

cc:  (w/o encls.)
     First Trust National Association, as Trustee
     180 East Fifth Street
     Saint Paul, MN  55101
     Attention:  Corporate Trust Administration

                                     B-5-2

                  Exhibit B-6 TO SATELLITE ESCROW AGREEMENT

                         FORM OF DISBURSEMENT REQUEST
    (for all remaining funds from the Insurance Proceeds Sub-Account)

                          [Letterhead of the Company]

                                    [Date]


First Trust National Association
180 East Fifth Street
Saint Paul, MN  55101
Attention:  Corporate Trust Administration

     Re:  Disbursement Request No. ___

Ladies and Gentlemen:

     We refer to the Satellite Escrow Agreement ("ESCROW AGREEMENT") dated as of June 25, 1997 by and among First Trust National Association, as Trustee and Escrow Agent, EchoStar DBS Corporation, a Colorado corporation (the "COMPANY"). Capitalized terms used herein shall have the meaning given in the Escrow Agreement.

     This letter constitutes a Disbursement Request under the Escrow Agreement and is for funds from the Insurance Proceeds Sub-Account.

     The undersigned hereby requests disbursements to the Company of all remaining funds contained in the Insurance Proceeds Sub-Account.

     In connection with the requested disbursement, the undersigned hereby represents, warrants and certifies as follows:

     1. Any proceeds applied or contractually committed to be applied, within 180 days of their receipt, to purchase, construction, launch or insurance of a replacement satellite have been so applied.

           or

     1. The Company has determined not to proceed with the purchase of or the construction, launch and insurance of a replacement satellite.

     2. The Company has made an Excess Proceeds Offer as required by the Indenture and funds in the Insurance Proceeds Sub-Account requested hereby were not required to be applied thereto.

                                     B-6-1

     3. The Trustee continues to have such security interest in the collateral covered by, or purported to be covered by, the Collateral Documents, as is described in the Offering Memorandum.

     4. The Notes have not, as a result of an Event of Default, been accelerated and become due and payable.

     The foregoing representations, warranties and certifications are true and correct and the Escrow Agent is entitled to rely on the foregoing in performing its duties relating thereto.

     Funds transfer instructions for each payee are included on the attached schedule.

                                  ECHOSTAR DBS CORPORATION


                                  By:
                                      -----------------------------
                                      Name:
                                      Title:

I certify that to the best of my knowledge after due inquiry, the foregoing representations, warranties and certifications are true and correct.

                                  -------------------------------
                                  Chief Financial Officer
                                  [or other senior officer
                                  responsible for financial
                                  matters]

cc: (w/o encls.)
    First Trust National Association, as Trustee
    180 East Fifth Street
    Saint Paul, MN  55101
    Attention:  Corporate Trust Administration





                                     B-6-2

                Exhibit B-7 TO SATELLITE ESCROW AGREEMENT

                      FORM OF DISBURSEMENT REQUEST
(for funds from the Asset Sales Sub-Account to make Receiver
Subsidies (as defined in the Indenture), buy or lease satellite frequencies at orbital slots, purchase tangible assets, or purchase a replacement satellite)


                     [Letterhead of the Company]

                                [Date]

First Trust National Association
180 East Fifth Street
Saint Paul, MN  55101
Attention:  Corporate Trust Administration

    Re:  Disbursement Request No. ___

Ladies and Gentlemen:

         We refer to the Satellite Escrow Agreement ("ESCROW
AGREEMENT") dated as of June 25, 1997 by and among First Trust
National Association, as Trustee and Escrow Agent, and EchoStar DBS Corporation, a Colorado corporation (the "COMPANY"). Capitalized terms used herein shall have the meaning given in the Escrow
Agreement.

         This letter constitutes a Disbursement Request under the Escrow Agreement.

         The undersigned hereby requests one or more disbursements of funds contained in the Asset Sales Sub-Account:

Individual Items:

(1)  Payments for Receiver Subsidies:                      $
                                                            ----------
(2)  Payments for the purchase or lease of satellite
     frequencies at orbital slots:                         $
                                                            ----------
(3)  Payments for the purchase of tangible assets to be
     used in the business of Echostar permitted under
     Section 4.18 of the Indenture:                        $
                                                            ----------
(4)  If the Company has sold any of its satellites after
     launch, payments for the purchase of a replacement
     satellite:                                            $
                                                            ----------
Total disbursement:                                        $
                                                            ==========

         In connection with the requested disbursement, the undersigned hereby represents, warrants and certifies as follows:

                                   B-7-1

         1. All prior disbursements from the Satellite Escrow Account and Asset Sales Sub-Account have been expended toward the items for which they were requested pursuant to prior Disbursement Requests (except that some or all of the funds disbursed within the past 30 days may not yet have been expended), or have reimbursed the Company for funds expended by the Company toward such items, without duplication. The disbursements proposed by this Disbursement Request, and all past disbursements, shall be, and shall have been, consistent with the sections of the Offering Memorandum entitled "Description of Senior Secured Notes -- Certain Covenants -- Asset Sales" and "Description of Senior Secured Notes -- Disbursement of Funds -- Escrow Accounts."

         2. Funds disbursed for making Receiver Subsidies, for the purchase or lease of satellite frequencies at orbital slots, for the purchase of tangible assets to be used in the business of EchoStar and, if the Company has sold any of its satellites after launch, for the purchase of a replacement satellite will be applied toward required payments under contracts relating to such disbursements.

         3. Supporting invoices, certificates and other documentation, in each case referencing the number of the applicable payment item described above, have been delivered to the Reporting Accountant. All such documentation is accurate and complete in all material respects.

         4. The Trustee continues to have such security interest in the collateral covered by, or purported to be covered by, the Collateral Documents, as described in the Offering Memorandum.

         5. The Notes have not, as a result of an Event of Default, been accelerated and become due and payable.

         The foregoing representations, warranties and certifications are true and correct and the Reporting Accountant and Escrow Agent are entitled to rely on the foregoing in performing their respective duties relating hereto.

         Funds transfer instructions for each payee are included on the attached schedule.

                        ECHOSTAR DBS CORPORATION


                        By:
                            ---------------------------
                            Name:
                            Title:

I certify that to the best of my knowledge after due inquiry, the foregoing representations, warranties and certifications are true and correct.

                        -------------------------------
                        Chief Financial Officer
                        [or other senior officer
                        responsible for financial
                        matters]

                                   B-7-2
cc: (w/o encls.)
    First Trust National Association, as Trustee
    180 East Fifth Street
    Saint Paul, MN  55101
    Attention:  Corporate Trust Administration


                                   B-7-3

                Exhibit B-8 TO SATELLITE ESCROW AGREEMENT

                       FORM OF DISBURSEMENT REQUEST
(for funds from the Asset Sales Sub-Account to apply to an Excess Proceeds Offer)

                       [Letterhead of the Company]

                                  [Date]


First Trust National Association
180 East Fifth Street
Saint Paul, MN  55101
Attention:  Corporate Trust Administration

    Re:  Disbursement Request No. ___

Ladies and Gentlemen:

         We refer to the Satellite Escrow Agreement ("ESCROW
AGREEMENT") dated as of June 25, 1997 by and among First Trust
National Association, as Trustee and Escrow Agent, and EchoStar DBS Corporation, a Colorado corporation (the "COMPANY"). Capitalized terms used herein shall have the meaning given in the Escrow
Agreement.

         This letter constitutes a Disbursement Request under the Escrow Agreement.

         This letter constitutes a Disbursement Request under the Escrow Agreement and is for funds from the Asset Sales Sub-Account.

         The undersigned has made an Exceeds Proceeds Offer and requests disbursement of $_______ from the Asset Sales Sub-Account to be applied to such Excess Proceeds Offer.

         In connection with the requested disbursement, the undersigned hereby represents, warrants and certifies as follows:

         1.   The disbursements proposed by this Disbursement
Request shall be applied for the use specified above.

         2. The Trustee continues to have such security interest in the collateral covered by, or purported to be covered by, the Collateral Documents, as is described in the Offering Memorandum.

         3. The Notes have not, as a result of an Event of Default, been accelerated and become due and payable.

                                   B-8-1

         4. The Indenture permits the disbursement proposed by this Disbursement Request.

         The foregoing representations, warranties and certifications are true and correct and the Escrow Agent is entitled to rely on the foregoing in performing its duties relating thereto.

         Funds transfer instructions for each payee are included on the attached schedule.

                        ECHOSTAR DBS CORPORATION


                        By:
                            ------------------------------
                            Name:
                            Title:

I certify that to the best of my knowledge after due inquiry, the foregoing representations, warranties and certifications are true and correct.


                        ----------------------------------
                        Chief Financial Officer
                        [or other senior officer
                        responsible for financial
                        matters]


cc: (w/o encls.)
    First Trust National Association, as Trustee
    180 East Fifth Street
    Saint Paul, MN  55101
    Attention:  Corporate Trust Administration



                                   B-8-2

                Exhibit B-9 TO SATELLITE ESCROW AGREEMENT

                       FORM OF DISBURSEMENT REQUEST
(for all remaining funds from the Asset Sales Sub-Account)


                       [Letterhead of the Company]

                                  [Date]


First Trust National Association
180 East Fifth Street
Saint Paul, MN  55101
Attention:  Corporate Trust Administration

    Re:  Disbursement Request No. ___

Ladies and Gentlemen:

         We refer to the Satellite Escrow Agreement ("ESCROW AGREEMENT") dated as of June 25, 1997 by and among First Trust National Association, as Trustee and Escrow Agent, EchoStar DBS Corporation, a Colorado corporation (the "COMPANY"). Capitalized terms used herein shall have the meaning given in the Escrow Agreement.

         This letter constitutes a Disbursement Request under the Escrow Agreement and is for funds from the Asset Sales Sub-Account.

         The undersigned hereby requests disbursements to the Company of all remaining funds contained in the Asset Sales
Sub-Account.

         In connection with the requested disbursement, the undersigned hereby represents, warrants and certifies as follows:

         1. Any proceeds applied or contractually committed to be applied, within 180 days of their receipt, to the making of Receiver Subsidies, the purchase or lease of satellite frequencies at orbital slots, the purchase of tangible assets to be used in the business of EchoStar or, if permitted under Section 4.10 of the Indenture, the purchase of a replacement satellite have been so applied.

                                    or

         1. The Company has determined not to proceed with the making of Receiver Subsidies, the purchase or lease of satellite frequencies at orbital slots, the purchase of tangible assets to be used in the business of EchoStar or, if permitted under Section
4.10 of the Indenture, the purchase of a replacement satellite.

         2. The Company has made an Excess Proceeds Offer as required by the Indenture and funds in the Asset Sale Sub-Account requested hereby were not required to be applied thereto.

                                   B-9-1

         3. The Trustee continues to have such security interest in the collateral covered by, or purported to be covered by, the Collateral Documents, as is described in the Offering Memorandum.

         4. The Notes have not, as a result of an Event of Default, been accelerated and become due and payable.

         The foregoing representations, warranties and certifications are true and correct and the Escrow Agent is entitled to rely on the foregoing in performing its duties relating thereto.

         Funds transfer instructions for each payee are included on the attached schedule.

                        ECHOSTAR DBS CORPORATION


                        By:
                            -----------------------------
                            Name:
                            Title:

I certify that to the best of my knowledge after due inquiry, the foregoing representations, warranties and certifications are true and correct.


                        ---------------------------------
                        Chief Financial Officer
                        [or other senior officer
                        responsible for financial
                        matters]

cc: (w/o encls.)
    First Trust National Association, as Trustee
    180 East Fifth Street
    Saint Paul, MN  55101
    Attention:  Corporate Trust Administrator


                                   B-9-2

                               Exhibit C-1

                 Form of Reporting Accountant Letter for
        Disbursement Request in form of Exhibit B-1 or Exhibit B-2


                                  [Date]

Echostar Satellite Broadcasting Corporation
90 Inverness Circle East
Englewood, CO  80112
Attn:  _______________

Dear Sirs:

         We have performed an audit of EchoStar DBS Corporation ("THE COMPANY") as of and for the year ended December 31, 199_, and have issued our report thereon dated February __, 199_. We have not audited any financial statements of the Company as of any date or for any period subsequent to December 31, 199_; although we have conducted an audit for the year ended December 31, 199_, the purpose (and, therefore, the scope) of the audit was to enable us to express our opinion on the combined and consolidated financial statements as of December 31, 199_, and for the year then ended, but not on the financial statements for any interim period within that year. Therefore, we are unable to and do not express any opinion on the unaudited combined and consolidated balance sheets as of March 31, 199_, and the unaudited combined and consolidated statements of income, stockholders' equity and cash flows for the three-month period ended March 31, 199 included in the Offering Memorandum or on the financial position, results of operations, or cash flows as of any date or for any period subsequent to December 31, 199_. [Dates to change as appropriate]

         We have received a copy of the Company's Disbursement Request sequentially numbered ___ and dated __________, 19__ and certain supporting invoices, certificates and other documentation as referred to therein. We have also received all previous sequentially numbered Disbursement Requests and supporting invoices, certificates and other documentation as referred to therein ("PAST DISBURSEMENT REQUESTS").

         At your request, we have applied the following agreed-upon procedures to the Past Disbursement Requests and the attached Schedules in conjunction with the Company's Senior Secured Notes Due 2002 (the "NOTES").

PAST DISBURSEMENT REQUESTS:

              - Agreed disbursements requested to supporting invoices, certificates and other documentation furnished to us by the Company

EXHIBIT A - USES

              -    Agreed paid to date amounts to purchase
                   orders/contracts, etc., which support amount disbursed
              - Agreed estimates to complete to budget and confirmation/contracts as appropriate

                                   C-1-1

              -    Recalculated totals

EXHIBIT A - SOURCES

              -    Agreed escrow balance with escrow agent
              - Agreed cash and cash equivalents to management schedule/general ledger
              - Agreed remaining cost to complete project to remaining funds
              - Agreed amounts stated to be due to Company under contracts for EchoStar IV from __________, 19__ to __________, 19__ to contracts
              -    Recomputed totals

         We noted no differences except as needed below, if any.

         Because the above procedures do not constitute an audit made in accordance with generally accepted auditing standards, we do not express an opinion on any of the elements referred to above. Had we performed additional procedures or had we made an audit of the financial statements of EchoStar DBS Corporation in accordance with generally accepted auditing standards as of or for any period subsequent to December 31, 199_, matters might have come to our attention that would have been reported to you. This report relates only to the elements specified above and does not extend to any financial statements of EchoStar DBS Corporation taken as a whole. [Dates to change as appropriate]

         This letter is solely for the information of, and assistance to, the initial purchasers, bond counsel and the other above-named addressees in connection with the offering of the Notes covered by the Offering Memorandum, and, without our prior consent, is not to be used, circulated, quoted or otherwise referred to within or without this group for any other purpose, including, but not limited to, the registration, purchase or sale of securities. This letter is not to be filed with or referred to in whole or in part in any document, except that reference may be made to it in the Offering Memorandum, the Satellite Escrow Agreement, the Purchase Agreement, or in any list of closing documents pertaining to the offering of the Notes covered by the Offering Memorandum.

                              Very truly yours,

                              ARTHUR ANDERSEN LLP




cc:  First Trust National Association, as Escrow Agent

                                   C-1-2

                               Exhibit C-2

                 Form of Reporting Accountant Letter for
            Disbursement Request in form of Exhibit B-4 or B-7


                                  DRAFT


_____________, 199_

Echostar Satellite Broadcasting Corporation
90 Inverness Circle East
Englewood, CO  80112
Attn: ________________

Dear Sirs:

         We have performed an audit of EchoStar DBS Corporation ("THE COMPANY") as of and for the year ended December 31, 199_, and have issued our report thereon dated February __, 199_. We have not audited any financial statements of the Company as of any date or for any period subsequent to December 31, 199_; although we have conducted an audit for the year ended December 31, 199_, the purpose (and, therefore, the scope) of the audit was to enable us to express our opinion on the combined and consolidated financial statements as of December 31, 199_, and for the year then ended, but not on the financial statements for any interim period within that year. Therefore, we are unable to and do not express any opinion on the unaudited combined and consolidated balance sheets as of March 31, 199_ and the unaudited combined and consolidated statements of income, stockholders' equity and cash flows for the three-month period ended March 31, 199_ included in the Offering Memorandum or on the financial position, results of operations, or cash flows as of any date or for any period subsequent to December 31, 199_. [Dates to change as appropriate]

         We have received a copy of the Company's Disbursement Request sequentially numbered ____ and dated __________, 19__ and certain supporting invoices, certificates and other documentation as referred to therein. We have also received all previous sequentially numbered Disbursement Requests and supporting invoices, certificates and other documentation as referred to therein ("PAST DISBURSEMENT REQUESTS").

         At your request, we have applied the following agreed upon procedures to the Past Disbursement Requests and the attached Schedules in conjunction with the Company's Senior Secured Notes
Due 2002 (the "NOTES").

PAST DISBURSEMENT REQUESTS:

              - Agreed disbursements requested to supporting invoices, certificates and other documentation furnished to us by the Company

EXHIBIT A

                                   C-2-1

              -    Agreed paid to date amounts to purchase
                   orders/contracts, etc., which support amount distributed

              - Agreed estimates to complete to budget and confirmation/contracts as appropriate

              -    Recalculated totals

         We noted no differences except as noted below, if any.

         Because the above procedures do not constitute an audit made in accordance with generally accepted auditing standards, we do not express an opinion on any of the elements referred to above. Had we performed additional procedures or had we made an audit of the financial statements of EchoStar DBS Corporation in accordance with generally accepted auditing standards as of or for any period subsequent to December 31, 199_, matters might have come to our attention that would have been reported to you. This report relates only to the elements specified above and does not extend to any financial statements of EchoStar DBS Corporation taken as a whole. [Dates to change as appropriate]

         This letter is solely for the information of, and assistance to, the initial purchasers, bond counsel and the other above-named addresses in connection with the offering of the Notes covered by the Offering Memorandum, and, without our prior consent, is not to be used, circulated, quoted or otherwise referred to within or without this group for any other purpose, including, but not limited to, the offering, purchase or sale of securities. This letter is not to be filed with or referred to in whole or in part in any document, except that reference may be made to it in the Offering Memorandum, the Satellite Escrow Agreement, the Purchase Agreement, or in any list of closing documents pertaining to the offering of the Notes covered by the Offering Memorandum.

                              Very truly yours,

                              ARTHUR ANDERSEN LLP



cc:  First Trust National Association, as Escrow Agent

                                STOCK PLEDGE AGREEMENT

         This STOCK PLEDGE AGREEMENT ("AGREEMENT") is made and entered into as of June 25, 1997 by ECHOSTAR COMMUNICATIONS CORPORATION, a Nevada corporation having its principal office at 90 Inverness Circle East, Englewood, Colorado 80112 ("PLEDGOR"), in favor of FIRST TRUST NATIONAL ASSOCIATION (the "TRUSTEE"), as trustee under the Indenture dated as of the date hereof between EchoStar DBS Corporation (the "PLEDGED COMPANY") and the Trustee ("INDENTURE").

                                W I T N E S S E T H :

         WHEREAS, capitalized terms used herein and not otherwise defined herein shall have the meanings given in the Indenture; and

         WHEREAS, Pledgor is the owner of the outstanding shares of stock (the "PLEDGED SHARES") set forth on SCHEDULE I hereto, of the company named on such
SCHEDULE I (the "PLEDGED COMPANY"); and

         WHEREAS, Pledged Company intends to issue its Senior Secured Notes due 2002 ("NOTES"), as further described in the Indenture; and

         WHEREAS, a portion of the proceeds from the sale of the Notes will be contributed to an escrow account which may, subject to certain conditions, be drawn upon by the Pledged Company to make required payments under the Satellite Contracts and Launch Contracts, as well as to make payments of Launch Insurance or In-Orbit Insurance; and

         WHEREAS, the Indenture requires that Pledgor (i) pledge to the Trustee and grant to the Trustee a security interest in the Pledged Collateral (as defined herein) and (ii) execute and deliver this Agreement in order to secure the payment of all obligations of the Pledged Company and the Guarantors (as defined in the Indenture), now existing or hereafter arising, owing to the Trustee and the holders of the Notes under the Notes, the Indenture, this Agreement, and the other Collateral Documents, whether for principal, interest, fees or expenses, and each obligation of performance under such agreements (all such obligations being herein called the "OBLIGATIONS").

                                      AGREEMENT

         NOW THEREFORE, in consideration of the premises and in order to induce the Initial Purchasers to purchase the Notes, Pledgor hereby agrees with the Trustee for its benefit as follows:

         1. PLEDGE. Pledgor hereby pledges to the Trustee, and grants to the Trustee a continuing first priority and perfected security interest in the following (the "PLEDGED COLLATERAL"):

              (a) the Pledged Shares and the certificates representing the Pledged Shares, and all proceeds of any of the Pledged Shares including all dividends, cash, instruments, subscriptions, warrants and any other rights and options and other property from time to time received, receivable or otherwise distributed or declared in respect of or in exchange for, any or all of the Pledged Shares; and

              (b) all additional shares of stock of, or equity interest in, the Pledged Company from time to time acquired by Pledgor in any manner, and the certificates representing such additional shares (any such additional shares shall constitute part of the Pledged Shares under and as defined in this Agreement), and all proceeds of any of such additional Pledged Shares, including all dividends, cash, instruments, subscriptions, warrants and any other rights and options and other property from time to time received, receivable or otherwise distributed or declared in respect of or in exchange for, any or all of such additional Pledged Shares.

         2. SECURITY FOR OBLIGATIONS. This Agreement secures the payment and performance of all of the Obligations.

         3. DELIVERY OF PLEDGED COLLATERAL. All certificates or instruments representing or evidencing the Pledged Collateral shall be delivered to and held by or on behalf of the Trustee and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Trustee.

         4. REPRESENTATIONS AND WARRANTIES. Pledgor represents and warrants as follows:

              (a) The Pledged Shares have been duly authorized and validly issued and are fully paid and non-assessable.

              (b) Pledgor is the legal and beneficial owner of the Pledged Collateral, free and clear of any Lien on the Pledged Collateral.

              (c) Upon the delivery to the Trustee of the Pledged Collateral, the pledge of the Pledged Collateral pursuant to this Agreement creates a valid and perfected first priority security interest in such Pledged Collateral securing the payment and performance of the Obligations for the benefit of the Trustee, provided the Pledged Collateral is held in the possession of the Trustee.

              (d) No authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either (i) for the pledge by Pledgor of the Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by Pledgor or (ii) for the exercise by the Trustee of the voting or other rights provided for in this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement (except as may be required in connection with such disposition by laws affecting the offering and sale of securities and except as may be required by the Federal Communications Commission ("FCC") under certain circumstances).

              (e) Pledgor has full power and authority to enter into this Agreement and has the right to vote, pledge and grant a security interest in the Pledged Shares as provided by this Agreement.

              (f) This Agreement has been duly authorized, executed and delivered by Pledgor and constitutes a legal, valid and binding obligation of Pledgor, enforceable against Pledgor in accordance with its terms, except as such enforceability may be limited by the effect of the Communications Act of 1934, as amended (the "COMMUNICATIONS ACT"), any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws or regulations affecting creditors' rights generally or general principles of equity.

              (g) The Pledged Shares constitute, as of the date hereof, all of the authorized, issued and outstanding capital stock of the Pledged Company.

              (h) Except for the Pledged Shares, there are no other instruments, certificates, securities or other writings, or any chattel paper, evidencing or representing any ownership interest in the Pledged Company.

         5. FURTHER ASSISTANCE. Pledgor agrees that at any time and from time to time, at the expense of Pledgor, Pledgor will promptly execute and deliver, or cause to be executed and delivered, all stock powers, proxies, assignments, instruments and documents and take all further action, as is reasonably necessary, at the Trustee's request, in order to perfect any security interest granted or purported to be granted hereby or to enable the Trustee to exercise and enforce its rights and remedies hereunder with respect to the Pledged Collateral and to carry out the provisions and purposes hereof.

         6.   VOTING RIGHTS; DIVIDENDS; ETC.

              (a) So long as no Event of Default shall have occurred and be continuing, Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Shares or any part thereof and the Trustee shall not hold or share any such rights or the power to exercise such rights.

              (b) So long as no Event of Default shall have occurred and be continuing, Pledgor shall be entitled to receive all cash dividends paid from time to time in respect of the Pledged Shares.

              (c)  Except as otherwise provided in the Indenture, any and all
(i) dividends or other distributions and interest or principal paid or payable in the form of instruments and other property (other than cash dividends permitted under Section 6(b)) received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral, (ii) dividends and other distributions paid or payable in cash received, receivable or otherwise distributed in respect of any Pledged Shares in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and (iii) cash paid, payable or otherwise distributed in redemption of, or in exchange for, any Pledged Shares, shall in each case be delivered forthwith to the Trustee to hold as Pledged Collateral and shall, if received by Pledgor, be received in trust for the benefit of the Trustee, be segregated from the other property or funds of Pledgor, and be forthwith delivered to the Trustee as

Pledged Collateral in the same form as so received (with any necessary endorsement).

              (d) The Trustee shall execute and deliver (or cause to be executed and delivered) to Pledgor all such proxies and other instruments as Pledgor may reasonably request for the purpose of enabling Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to Section 6(a).

              (e) All dividends or other distributions and all interest and principal payments which are received by Pledgor contrary to the provisions of this Section 6 shall be received in trust for the benefit of the Trustee, shall be segregated from other funds of Pledgor and shall be forthwith paid over to the Trustee as Pledged Collateral in the same form as so received (with any necessary endorsement).

              (f) Upon the occurrence and during the continuance of an Event of Default, all rights of Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 6(a) shall cease, and, subject to FCC approval if required, all such rights shall become vested in the Trustee which shall thereupon have the sole right to exercise such voting and other consensual rights. Notwithstanding the foregoing or any other provision of this Agreement, any foreclosure on, sale, transfer or other disposition of, or the vesting or exercise of any right to vote or consent with respect to, any of the Pledged Collateral as provided herein or any other action taken or proposed to be taken by the Trustee hereunder which would affect the operational, voting, or other control of Pledgor or the Pledged Company, shall be effected pursuant to Section 310(d) of the Communications Act of 1934, as amended, and to the applicable rules and regulations thereunder.

              (g) Except as otherwise provided in the Indenture, upon the occurrence and during the continuance of an Event of Default, all cash dividends or other distributions payable in respect of the Pledged Shares shall be paid directly to the Trustee and, if received by Pledgor, shall be received in trust for the benefit of the Trustee, shall be segregated from other funds of Pledgor, and shall be forthwith paid over to the Trustee as Pledged Collateral in the same form as so received (with any necessary endorsements) and Pledgor's right to receive such cash dividends pursuant to Section 6(b) hereof shall immediately cease.

         7.   TRANSFER AND OTHER LIENS; ADDITIONAL SHARES.

              (a) Pledgor agrees that it will not (i) sell or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral without the prior written consent of the Trustee, (ii) create or permit to exist any Lien upon or with respect to any of the Pledged Collateral, except for the security interest granted under this Agreement or (iii) enter into any agreement or understanding that purports to or may restrict or inhibit the Trustee's rights or remedies hereunder, including the Trustee's right to sell or otherwise dispose of the Pledged Collateral.

              (b) Pledgor agrees that it will pledge and deliver to the Trustee hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional shares of stock, notes or other securities of the Pledged Company of which Pledgor may become the beneficial owner after the date hereof.

         8. TRUSTEE APPOINTED ATTORNEY-IN-FACT. Pledgor hereby appoints the Trustee as Pledgor's attorney-in-fact, with full authority in the place and stead of Pledgor and in the name of Pledgor or otherwise, from time to time in the Trustee's discretion to take any action and to execute any instrument which the Trustee may deem necessary or advisable to further perfect and protect the security interest granted hereby, including to receive, endorse and collect all instruments made payable to Pledgor representing any dividend, interest or principal payment or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same. Notwithstanding the foregoing, the Trustee agrees to comply with all requirements of the Communications Act including Section 310(d), and the applicable rules and regulations thereunder, particularly, but not limited to, as such requirements relate to actions taken or proposed to be taken by the Trustee which would affect the operational, voting or other control of Pledgor or any Pledged Company.

         9. TRUSTEE MAY PERFORM. If Pledgor fails to perform any agreement contained herein, the Trustee may itself perform, or cause performance of, such agreement, subject to FCC approval if required, and the reasonable expenses of the Trustee incurred in connection therewith shall be payable by Pledgor pursuant to Section 13.

         10. NO ASSUMPTION OF DUTIES; REASONABLE CARE. The rights and powers granted to the Trustee hereunder are being granted in order to preserve and protect the Trustee's security interest in and to the Pledged Collateral granted hereby and shall not be interpreted to, and shall not, impose any duties on the Trustee in connection therewith. The Trustee shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equal to that which the Trustee accords its own property, it being understood that the Trustee shall not have any responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether or not the Trustee has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral.

         11. SUBSEQUENT CHANGES AFFECTING PLEDGED COLLATERAL. Pledgor represents to the Trustee that Pledgor has made its own arrangements for keeping informed of changes or potential changes affecting the Pledged Collateral (including rights to convert, rights to subscribe, payment of dividends, reorganization or other exchanges, tender offers and voting rights), and Pledgor agrees that the Trustee shall have no responsibility or liability for informing Pledgor of any such changes or potential changes or for taking any action or omitting to take any action with respect thereto. Pledgor covenants that it will not, without the prior written consent of the Trustee, sell or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral or create or permit to exist any Lien upon or with respect to any of the Pledged Collateral.

         12. REMEDIES UPON DEFAULT. If any Event of Default shall have occurred and be continuing, the Trustee shall, in addition to all other rights given by law or by this Agreement or the Indenture, or otherwise, have all of the rights and remedies with respect to the Pledged Collateral of a secured party under the Uniform Commercial Code ("CODE") in effect in the State of New York at that time and the Trustee may (subject to FCC approval if required), without notice (unless required by the Communications Act) and at its option, transfer or register, and Pledgor shall register or cause to be registered upon request therefor by the Trustee, the Pledged Collateral or any part thereof on the books of the Pledged Company into the name of the Trustee or the Trustee's nominee(s), indicating that such Pledged Collateral is subject to the security interest hereunder. In addition, with respect to any Pledged Collateral which shall then be in or shall thereafter come into the possession or custody of the Trustee, the Trustee (subject to compliance with the requirements of the Communications
Act of 1934, as amended, including Section 310(d) and the rules and regulations issued thereunder) may sell or cause the same to be sold at any broker's board or at any public or private sale, in one or more sales or lots, at such price or prices as the Trustee may deem best, for cash or on credit or for future delivery or subject to financing or other contingencies, without assumption of any credit risk, all in accordance with the terms and provisions of this Agreement and the Indenture. The purchaser of any or all Pledged Collateral so sold shall thereafter hold the same absolutely, free from any claim, encumbrance or right of any kind whatsoever. Unless any of the Pledged Collateral threatens to decline speedily in value or is or becomes of a type sold on a recognized market, the Trustee will give Pledgor reasonable notice of the time and place of any public sale thereof, or of the time after which any private sale or other intended disposition is to be made. Any sale of the Pledged Collateral conducted in conformity with reasonable commercial practices of banks, insurance companies, commercial finance companies, or other financial institutions disposing of property similar to the Pledged Collateral shall be deemed to be commercially reasonable. Any requirements of reaonable notice shall be met if such notice is mailed to Pledgor as provided in Section 15 below, at least forty-five
(45) days before the time of the sale or disposition. Any other requirement of notice, demand or advertisement for sale is, to the extent permitted by law, waived. The Trustee may, in its own name or in the name of a designee or nominee, buy any of the Pledged Collateral at any public sale and, if permitted by applicable law, at any private sale. All expenses (including court costs and reasonable attorneys' fees, expenses and disbursements) of, or incident to, the enforcement of any of the provisions hereof shall be recoverable from the proceeds of the sale or other disposition of the Pledged Collateral. In view of the fact that federal and state securities laws may impose certain restrictions on the method by which a sale of the Pledged Collateral may be effected after an Event of Default, Pledgor agrees that upon the occurrence or existence of any Event of Default, the Trustee may, from time to time, attempt to sell all or part of the Pledged Collateral by means of a private placement, restricting the prospective purchasers to those who will represent and agree that they are purchasing for investment only and not for distribution. In so doing, the Trustee may solicit offers to buy the Pledged Collateral, or any part of it, for cash, from a limited number of investors who might be interested in purchasing the Pledged Collateral, and if the Trustee solicits such offers from not less than four (4) such investors that are not affiliated with the Trustee, then the acceptance by the Trustee of the highest offer obtained therefrom shall (subject to compliance with the Communications Act of 1934, as amended, including Section 310(d), and the rules and regulations issued thereunder) be deemed to be a commercially reasonable method of disposition of the Pledged Collateral.

         13. EXPENSES. Pledgor shall, upon demand, pay to the Trustee the amount of any and all reasonable expenses, including the reasonable fees, expenses and disbursements of its counsel (including allocated costs of inside counsel), of any investment banking firm, business broker or other selling agent and of any other experts and agents retained by the Trustee, which the Trustee may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral, (iii) the exercise or enforcement of any of the rights of the Trustee hereunder or (iv) the failure by Pledgor to perform or observe any of the provisions hereof.

         14.  FCC MATTERS.

              (a) If an Event of Default shall have occurred and be continuing, Pledgor shall take any action which the Trustee may request in the exercise of its rights and remedies under this Agreement to transfer and assign to the Trustee, or to such one or more third parties as the Trustee may designate, or to a combination of the foregoing, the Pledged Collateral. To enforce the provisions of this Section 14, the Trustee is hereby empowered to seek from the FCC an involuntary transfer of control of the Pledged Company for the purpose of seeking a BONA FIDE purchaser to whom control will ultimately be transferred. Pledgor hereby agrees to authorize such an involuntary transfer of control upon the request of the Trustee, to a receiver or other holder, subject to FCC approval. Upon the occurrence and continuation of an Event of Default, Pledgor shall use its best efforts to assist in obtaining approval of the FCC, if required, for any action or transactions contemplated by this Agreement, including the preparation, execution and filing with the FCC of Pledgor's portion of any application or applications for consent to transfer of control necessary or appropriate under the FCC's rules and regulations for approval of the transfer or assignment of any portion of the Pledged Collateral.

              (b) Pledgor acknowledges that FCC authorization for the transfer of control of the permits, licenses or other authorizations of the Pledged Company or its subsidiaries is integral to the Trustee's realization of the value of the Pledged Collateral for the benefit of the holders of the Notes, that there is no remedy at law for failure by Pledgor to comply with the provisions of this Section 14 and that such failure would not be adequately compensable in damages, and therefore agrees that the agreements of Pledgor contained in this Section 14 may be specifically enforced.

              (c) Notwithstanding anything to the contrary contained in this Agreement, the Trustee shall not, without first obtaining approval of the FCC, take any action pursuant to this Agreement which would constitute or result in any assignment of an FCC permit, license or other authorization or transfer of control of Pledgor or the Pledged Company if such assignment of an FCC permit, license or other authorization or transfer of control would require, under then existing law (including the written rules and regulations of the FCC), the prior approval of the FCC; nor shall any rights hereunder be deemed vested in the Trustee if such vesting would be deemed to result in an assignment of an FCC permit, license or other authorization or transfer of control of Pledgor or the Pledged Company, if any such assignment or transfer would require the prior approval of the FCC, unless and until such approval is obtained.

              (d) Pledgor consents to the transfer of control or assignment of the Pledged Collateral to a receiver, trustee, transferee, or similar official or to any purchaser of the Pledged Collateral pursuant to any public or private sale, judicial sale, foreclosure or exercise of other remedies available to the Trustee as permitted by applicable law.

              (e) Notwithstanding anything to the contrary contained in this Agreement, prior to the occurrence of an Event of Default and compliance with all applicable laws by the Trustee, this Agreement and the transactions contemplated hereby do not, will not, and are not intended to, constitute, create or have the effect of constituting or creating, directly or indirectly, actual or practical ownership of Pledgor or the Pledged Company by the Trustee or control, affirmative or negative, direct or indirect, of Pledgor or the Pledged Company, over the management or any other aspect of the operation of Pledgor or the Pledged Company, which ownership and control remain exclusively and at all such times in Pledgor and the Pledged Company.

              (f) There shall be no communication between the Pledgor and the Trustee whereby the Trustee shall influence the management and/or operation of any and all facilities subject to Title III of the Communications Act.

         15. SECURITY INTEREST ABSOLUTE. All rights of the Trustee and security interests hereunder, and all obligations of Pledgor hereunder, shall be absolute and unconditional irrespective of, and unaffected by:

              (a) any lack of validity or enforceability of the Indenture or any of the other Collateral Documents;

              (b) any change in the time, manner or place or payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the terms and conditions of the Indenture or any of the other Collateral Documents;

              (c) any exchange, surrender, release or nonperfection of any other collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Obligations; or

              (d) any other circumstance which might otherwise constitute a defense available to, or a discharge of, Pledgor in respect of the Obligations or of this Agreement.

         16.  MISCELLANEOUS PROVISIONS.

              (a) NOTICES. All notices, approvals, consents or other communications required or desired to be given hereunder shall be in the form and manner, and delivered to each of the parties hereto at their respective addresses, set forth in the Indenture.

              (b) HEADINGS. The headings in this Agreement are for purposes of reference only and shall not affect the meaning or construction of any provision of this Agreement.

              (c) SEVERABILITY. The provisions of this Agreement are severable, and if any clause or provision shall be held invalid, illegal or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Agreement in any jurisdiction.

              (d) AMENDMENTS, WAIVERS AND CONSENTS. Any amendment or waiver of any provision of this Agreement and any consent to any departure by Pledgor from any provision of this Agreement shall be effective only if made or given in compliance with all of the terms and provisions of the Indenture.

              (e) INTERPRETATION OF AGREEMENT. Time is of the essence in each provision of this Agreement of which time is an element.

              (f) CONTINUING SECURITY INTEREST. This Agreement shall create a continuing security interest in the Pledged Collateral and shall (i) remain in full force and effect until payment and performance in full of the Obligations,
(ii) be binding upon Pledgor, its successors and assigns, and (iii) inure, together with the rights and remedies of the Trustee hereunder, to the benefit of the Trustee and its successors, transferees and assigns.

              (g) REINSTATEMENT. To the extent permitted by law, this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any amount received by the Trustee in respect of the Obligations is rescinded or must otherwise be restored or returned by the Trustee, upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Pledgor or upon the appointment of any receiver, intervenor, conservator, trustee or similar official for Pledgor or any substantial part of its assets, or otherwise, all as though such payments had not been made.

              (h) SURVIVAL OF PROVISIONS. All representations, warranties and covenants of Pledgor contained herein shall survive the execution and delivery of this Agreement, and shall terminate only upon the full and final payment and performance of the Obligations secured hereby.

              (i) AUTHORITY OF THE TRUSTEE. The Trustee shall have and be entitled to exercise all powers hereunder which are specifically granted to the Trustee by the terms hereof, together with such powers as are reasonably incident thereto. The Trustee may perform any of its duties hereunder or in connection with the Pledged Collateral by or through agents or employees and shall be entitled to retain counsel and to act in reliance upon the advice of counsel concerning all such matters. Neither the Trustee nor any director, officer, employee, attorney or agent of the Trustee shall be liable to Pledgor for any action taken or omitted to be taken by it or them hereunder, except for its or their own gross negligence or willful misconduct, nor shall the Trustee be responsible for the validity, effectiveness or sufficiency of this Agreement or of any document or security furnished pursuant hereto. The Trustee and its directors, officers, employees, attorneys and agents shall be entitled to rely on any communication, instrument or document reasonably believed by it or them to be genuine and correct and to have been signed or sent by the proper person or persons. Pledgor agrees to indemnify and hold harmless the Trustee and any other Person from and against any and all costs, expenses (including reasonable fees, expenses and disbursements of attorneys and paralegals (including, without duplication, reasonable charges of inside counsel)), claims and liabilities incurred by the Trustee or such Person hereunder, unless such claim or liability shall be due to willful misconduct or gross negligence on the part of the Trustee or such Person.

              (j) RELEASE: TERMINATION OF AGREEMENT. Subject to the provisions of Section 16(g) hereof, this Agreement shall terminate upon full and final payment and performance of all the Obligations. At such time, the Trustee shall, at the request and expense of Pledgor, reassign and redeliver to Pledgor all of the Pledged Collateral hereunder which has not been sold, disposed of, retained or applied by the Trustee in accordance with the terms hereof. Such reassignment and redelivery shall be without warranty by or recourse to the Trustee except as to the absence of any prior assignments by the Trustee of its interest in the Pledged Collateral, and shall be at the expense of Pledgor.

              (k) COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which, when so executed and delivered, shall be deemed an original but all of which shall together constitute one and the same agreement.

              (l)  WAIVERS.  PLEDGOR HEREBY IRREVOCABLY AND UNCONDITIONALLY:

                   (i) EXCEPT FOR NOTICES SPECIFICALLY PROVIDED FOR IN THIS AGREEMENT, WAIVES ALL RIGHTS OF NOTICE AND HEARING OF ANY KIND PRIOR TO THE EXERCISE BY THE TRUSTEE OF ITS RIGHTS FROM AND AFTER AN EVENT OF DEFAULT TO REPOSSESS THE PLEDGED COLLATERAL WITH JUDICIAL PROCESS OR TO REPLEVY, ATTACH OR LEVY UPON THE PLEDGED COLLATERAL. PLEDGOR WAIVES THE POSTING OF ANY BOND OTHERWISE REQUIRED OF THE TRUSTEE IN CONNECTION WITH ANY JUDICIAL PROCESS OR PROCEEDING TO OBTAIN POSSESSION OF, REPLEVY, ATTACH OR LEVY UPON THE PLEDGED COLLATERAL, TO ENFORCE ANY JUDGMENT OR OTHER SECURITY FOR THE OBLIGATIONS, TO ENFORCE ANY JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF SUCH PARTY OR TO ENFORCE BY SPECIFIC PERFORMANCE, TEMPORARY RESTRAINING ORDER, OR PRELIMINARY OR PERMANENT INJUNCTION, THIS AGREEMENT;

                   (ii) WAIVES THE RIGHT TO ASSERT ANY SETOFF, COUNTERCLAIM OR CROSS-CLAIM IN RESPECT OF, AND ALL STATUTES OF LIMITATIONS WHICH MAY BE RELEVANT TO, SUCH ACTION OR PROCEEDING;

                   (iii) WAIVES DILIGENCE, DEMAND, PRESENTMENT AND PROTEST AND ANY NOTICES THEREOF AS WELL AS NOTICE OF NONPAYMENT; AND

                   (iv) WAIVES PRESENTMENT AND DEMAND FOR PAYMENT OF ANY OF THE OBLIGATIONS, PROTEST AND NOTICE OF DISHONOR OR DEFAULT WITH RESPECT TO ANY OF THE OBLIGATIONS.

              (m) GOVERNING LAW. The validity, interpretation and enforcement of this Agreement shall be governed by the laws of the State of New York without giving effect to the conflict of law principles thereof.

         IN WITNESS WHEREOF, Pledgor and the Trustee have each caused this Stock Pledge Agreement to be duly executed and delivered as of the date first above written.

PLEDGOR:                               ECHOSTAR COMMUNICATIONS
                                        CORPORATION, a Colorado
                                        corporation


                                       By: /s/ DAVID K. MOSKOWITZ
                                          ------------------------------------
                                           Name:  David K. Moskowitz
                                           Title: Senior Vice
                                                  President and
                                                  General Counsel



TRUSTEE:                               FIRST TRUST NATIONAL
                                        ASSOCIATION, as Trustee


                                       By: /s/ RICHARD PROKOSCH
                                          ------------------------------------
                                           Name:   Richard Prokosch
                                           Title:  Trust Officer

                                      SCHEDULE I

                                    PLEDGED SHARES




PLEDGED COMPANY            CERTIFICATE NO.        NO. OF SHARES
---------------            --------------         -------------

EchoStar DBS Corporation,         1                    1000
a Colorado corporation

                          ESCROW SECURITY AGREEMENT




                                   Between


                       FIRST TRUST NATIONAL ASSOCIATION

                                  ("Trustee")


                                      and


                           ECHOSTAR DBS CORPORATION

                                  ("Grantor")





                                 June 25, 1997

     This ESCROW SECURITY AGREEMENT ("AGREEMENT"), dated as of June 25, 1997, by and between FIRST TRUST NATIONAL ASSOCIATION, as secured party and as trustee for the benefit of the holders of the Notes (as defined below) under the Indenture (as defined below) (the "TRUSTEE"), and EchoStar DBS Corporation, a Colorado corporation ("GRANTOR").

                                    RECITALS

     A. Pursuant to that certain Indenture dated as of June 25, 1997 by and between Grantor and the Trustee, as trustee (the "INDENTURE"), Grantor has issued its Senior Secured Notes due 2002 ("NOTES").

     B. Pursuant to an Interest Escrow Agreement, the Grantor will be entitled, subject to certain conditions, to draw upon certain proceeds from the sale of the Notes to pay the first five semi-annual interest payments on the Notes.

     C. Pursuant to a Satellite Escrow Agreement, the Grantor will be entitled, subject to certain conditions, to draw upon certain proceeds from the sale of the Notes to make required payments under the Satellite Contracts and Launch Contracts, as well as to make payments of Launch Insurance or In-Orbit Insurance.

     D. The Indenture requires that Grantor execute and deliver this Agreement.

                                    AGREEMENT

     In consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Grantor hereby agrees with the Trustee as follows:

     1. DEFINITIONS. Unless otherwise defined, all terms used herein shall have the meanings given in the Indenture. The following terms shall have the respective meanings given:

          "COLLATERAL DOCUMENTS" has the meaning given in the Indenture.

          "INTEREST ESCROW AGREEMENT" means the Interest Escrow Agreement dated as of the date hereof among First Trust National Association, as Escrow Agent, the Trustee and Grantor.

          "FCC" means the United States Federal Communications Commission.

          "GOVERNMENTAL AUTHORITIES" means any national, state or local government (whether domestic or foreign), any political subdivision thereof or any other governmental or quasi-governmental, judicial, public or statutory instrumentality, authority, body, agency, bureau or entity, or any arbitrator with authority to bind a party at law.

          "PERSON" means any natural person, corporation, partnership, firm, association, Governmental Authority, or any other entity whether acting in an individual, fiduciary or other capacity.

          "SATELLITE ESCROW AGREEMENT" means the Satellite Escrow Agreement dated as of the date hereof among First Trust National Association, as Escrow Agent, the Trustee and Grantor.

     2.   ASSIGNMENT, PLEDGE AND GRANT OF SECURITY INTEREST.

          (a) To secure the timely payment and performance of the Obligations (as defined below), Grantor does hereby assign as collateral, grant a security interest in, and pledge, to the Trustee, on behalf of the holders of the Notes, all the estate, right, title and interest of Grantor, whether now owned or hereafter acquired, in, to and under:

               (i) the Interest Escrow Account (as defined in the Interest Escrow Agreement) and the Satellite Escrow Account (as defined in the Satellite Escrow Agreement) (collectively, the "ESCROW ACCOUNTS") and all funds contained in the Escrow Accounts, including all investments of such funds.

               (ii) the Interest Escrow Agreement and the Satellite Escrow Agreement, in each case as amended or modified from time to time
(collectively, the "ASSIGNED AGREEMENTS").

               (iii) the proceeds of all of the foregoing (all of the collateral described in clauses (i) and (ii) being herein collectively referred to as the "COLLATERAL"), including (A) all rights of Grantor to receive moneys due and to become due under or pursuant to the Collateral, (B) all rights of Grantor to receive return of any premiums for or proceeds of any insurance, indemnity, warranty or guaranty with respect to the Collateral or to receive condemnation proceeds, (C) all claims of Grantor for damages arising out of or for breach of or default under the Assigned Agreements or any other Collateral, (D) all rights of Grantor under the Assigned Agreements, including any rights to perform thereunder and to compel performance and otherwise exercise all remedies thereunder and (E) to the extent not included in the foregoing, all proceeds receivable or received when any and all of the foregoing Collateral is sold, collected, exchanged or otherwise disposed, whether voluntarily or involuntarily.

          (b) Anything herein contained to the contrary notwithstanding, Grantor shall remain liable under the Assigned Agreements, to perform all of the obligations undertaken by it thereunder, all in accordance with and pursuant to the terms and provisions thereof, and the Trustee shall have no obligation or liability under any of such Assigned Agreements by reason of or arising out of this Agreement, nor shall the Trustee be required or obligated in any manner to perform or fulfill any obligations of Grantor thereunder or to make any payment, or to make any inquiry as to the nature or sufficiency of any payment received by it, or present or file any claim, or take any action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

          (c) Subject to the terms of the Indenture, upon the occurrence and during the continuance of an Event of Default, Grantor does hereby constitute the Trustee, acting for and on behalf of the Noteholders, the true and lawful attorney of Grantor, irrevocably, with full power (in the name of Grantor or otherwise) to ask, require, demand, receive, compound and give acquittance for any and all moneys and claims for moneys due and to become due under or arising out of the Assigned Agreements or any of the other Collateral, including any insurance policies, to elect remedies thereunder, to endorse any checks or other instruments or orders in connection therewith and to file any claims or take any action or institute any proceedings in connection therewith which the Trustee may deem to be necessary or advisable; provided, however, that the Trustee shall give Grantor notice of any action taken by it as such attorney-in-fact promptly after taking any such action.

     (d) If any default by Grantor under any of the Assigned Agreements shall occur, the Trustee shall, at its option, be permitted (but shall not be obligated) to remedy any such default by giving written notice of such intent to Grantor and to the parties to the Assigned Agreements. Any curing by the Trustee of Grantor's default under any of the Assigned Agreements shall not be construed as an assumption by the Trustee of any obligations, covenants or agreements of Grantor under such Assigned Agreements, and the Trustee shall not incur any liability to Grantor or any other Person as a result of any actions undertaken by the Trustee in curing or attempting to cure any such default. This Agreement shall not be deemed to release or to affect in any way the obligations of Grantor under the Assigned Agreements.

     3. OBLIGATIONS SECURED. This Agreement secures the payment and performance of all obligations of Grantor, now existing or hereafter arising, under the Indenture (such obligations being herein called the "OBLIGATIONS").

     4. EVENTS OF DEFAULT. The occurrence of an Event of Default under and as defined in the Indenture, whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body, shall constitute an Event of Default hereunder.

     5.   REMEDIES.

          (a) If any Event of Default has occurred and is continuing, the Trustee may, (i) declare the Notes to be due and payable immediately in accordance with the provisions of the Indenture, (ii) proceed to protect and enforce the rights vested in it by this Agreement, including the right to cause all revenues hereby pledged as security and all other moneys pledged hereunder to be paid directly to it, and to enforce its rights hereunder to such payments and all other rights hereunder by such appropriate judicial proceedings as it shall deem most effective to protect and enforce any of such rights, either at law or in equity or otherwise, whether for specific enforcement of any covenant or agreement contained in the Assigned
Agreements, or in aid of the exercise of any power therein or herein granted, or for any foreclosure hereunder and sale under a judgment or decree in any judicial proceeding, or to enforce any other legal or equitable right vested in it by this Agreement or by law; (iii) cause any action at law or suit in equity or other proceeding to be instituted and prosecuted to collect or enforce any Obligations or rights included in the Collateral, or to foreclose or enforce any other agreement or other instrument by or under or pursuant to which such Obligations are issued or secured, subject in each case to the provisions and requirements thereof; (iv) sell or otherwise dispose of any or all of the Collateral or cause the Collateral to be sold or otherwise disposed of in one or more sales or transactions, at such prices as the Trustee may deem best, and for cash or on credit or for future delivery, without assumption of any credit risk, at any broker's board or at public or private sale, without demand of performance or notice of intention to sell or of time or place of sale
(except such notice as is required by applicable statute, rule or regulation, including any applicable FCC regulation, and cannot be waived), it being agreed that the Trustee may be a purchaser on behalf of the holders of Notes at any suc sale and that the Trustee or anyone else who may be the purchaser of any or all of the Collateral so sold shall thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any equity of redemption, of Grantor, any such demand, notice or right and equity being hereby expressly waived and released to the extent permitted by law;
(v) incur expenses, including attorneys' fees, consultants' fees, and other costs appropriate to the exercise of any right or power under this Agreement;
(vi) perform any obligation of Grantor hereunder or under any other agreement of Grantor, and make payments, purchase, contest or compromise any Lien, and pay taxes and expenses, without, however, any obligation so to do; (viii) take possession of the Collateral, control and manage the Collateral, collect all income from the Collateral and apply the same to reimburse the Trustee and the holders of Notes for any cost or expenses incurred hereunder or under the Indenture and to the payment or performance of Grantor's obligations hereunder or under the Indenture, and apply the balance to the Notes as provided in the Indenture and any remaining excess balance to whomsoever is legally entitled thereto; (viii) secure the appointment of a receiver of the assets of Grantor or any part thereof and/or the Collateral or any party thereof; or (ix) exercise any other or additional rights or remedies granted to a secured party under the Uniform Commercial Code. If, pursuant to applicable law, rule or regulation prior notice of any such action is required to be given to Grantor, Grantor hereby acknowledges that the minimum time required by such applicable law, rule or regulation or if no minimum is specified, ten (10) business days, shall be deemed a reasonable notice period.

          (b) All costs and expenses (including reasonable attorneys' fees and expenses) incurred by the Trustee in connection with any such suit or proceeding, or in connection with the performance by the Trustee of any of Grantor's agreements contained in any exercise of its rights or remedies hereunder, including the Assigned Agreements pursuant to the terms of this Agreement, together with interest thereon (to the extent permitted by law) computed at a rate per annum equal to the interest rate on the Notes from the date on which such costs or expenses are incurred to the date of payment thereof, shall constitute additional indebtedness secured by this Agreement and shall be paid by Grantor to the Trustee on behalf of the Noteholders on demand.

     6.   REMEDIES CUMULATIVE; DELAY NOT WAIVER.

          (a) No right, power or remedy herein conferred upon or reserved to the Trustee is intended to be exclusive of any other right, power or remedy, and every such right, power and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right, power and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy. Resort to any or all security now or hereafter held by the Trustee, may be taken concurrently or successively and in one or several consolidated or independent judicial actions or lawfully taken nonjudicial proceedings, or both.

          (b) No delay or omission of the Trustee to exercise any right or power accruing upon the occurrence and during the continuance of any Event of Default as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Event of

Default or an acquiescence therein; and every power and remedy given by this Agreement may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee.

     7.   COVENANTS.  Grantor covenants as follows:

          (a) Grantor will not directly or indirectly create, incur, assume or suffer to exist any Liens (except for Permitted Liens) on or with respect to any property or assets constituting a part of the Collateral and Grantor will at its own cost and expense promptly take such action as may be necessary to discharge any such Liens (other than Permitted Liens) on or with respect to any properties or assets constituting a part of the Collateral.

          (b) Any action or proceeding to enforce this Agreement or the Assigned Agreements may be taken by the Trustee either in Grantor's name or in the Trustee's name, as the Trustee may deem necessary.

          (c) Grantor shall not modify, amend, terminate, waiver or supplement any provision of any of the Assigned Agreements if any such modification, amendment, termination, waiver or supplement would adversely affect the interest of the Trustee on behalf of the holders of the Notes in a degree greater than the manner in which it adversely affects Grantor.

          (d) Grantor shall pay, before the imposition of any fine, penalty, interest or cost attached thereto, all taxes, assessments and other governmental or non-governmental charges or levies now or hereafter assessed or levied against the Collateral or upon the security interest provided for herein (except for Liens for taxes and assessments not then delinquent or which Grantor may, pursuant to the definition of "Permitted Liens" in the Indenture, permit to remain unpaid or any charge being contested in good faith for which an adequate reserve has been established), as well as pay, or cause to be paid, all claims for labor, materials or supplies which, if unpaid, might become a prior Lien (other than a Permitted Lien) thereon.

          (e) Grantor shall keep the Collateral, or cause the same to be kept, in good condition consistent with reasonable and prudent business practices.

     8. REPRESENTATIONS AND WARRANTIES. Grantor represents and warrants as follows:

          (a) Each of the Assigned Agreements in effect on the date hereof has been duly authorized, executed and delivered by all parties thereto and is in full force and effect and is binding upon and enforceable against all parties thereto in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the general principles of equity. There exists no default under any of the Assignment Agreements by Grantor, or to the best of Grantor's knowledge, by the other parties thereto.

          (b) No effective financing statement or other instrument similar in effect covering all or any part of Grantor's interest in the Collateral is on file in any recording office, except such as may have been filed pursuant to this Agreement or pursuant to the documents evidencing Permitted Liens. The provisions of this Agreement are effective to create in favor of the Trustee a valid security interest in the Collateral (to the extent that the Grantor has rights therein) and, upon the filing of UCC-1 Financing Statements in the filing offices identified on SCHEDULE I in respect of such portions of the Collateral in which a security interest may be perfected as a result of such filing, the Trustee will have a valid and perfected security interest in the Collateral, to the extent that the Grantor has rights therein (other than proceeds, to the extent Section 9-306 of the Uniform Commercial Code as in effect in the relevant jurisdiction(s) is not complied with respect to such proceeds), subject to no other Liens except Permitted Liens (as defined in the Indenture), and first priority except to the extent of Permitted Liens described in the Indenture.

          (c) Grantor is lawfully possessed of ownership of the Collateral (provided that Grantor's rights in certain permits and licenses may, under applicable law, not be characterized as ownership interests). Grantor has full power and lawful authority to grant and assign the Collateral hereunder. Grantor will, so long as any Obligations shall be outstanding, warrant and defend its title to the Collateral against the claims and demands of all Persons whomsoever.

          (d) Grantor has not assigned any of its rights under any of the Assigned Agreements except as provided in this Agreement. Grantor will not make any other assignment of its rights under any of the Assigned Agreements.

          (e)  All subsidiaries of Grantor are listed in Paragraph 1 of
SCHEDULE II; all names of Grantor's predecessors-in-interest are listed in Paragraph 2 of SCHEDULE II; and all names under which Grantor does business are listed in Paragraph 3 of SCHEDULE II.

          (f) Grantor's place of business, or if Grantor has more than one place of business, Grantor's chief executive office, is set forth in Paragraph 4 of SCHEDULE II.

          (g) Except for the filing or recording of the UCC Financing Statements described in Section 8(b) and the notice requirements contained in any applicable FCC regulation and except as otherwise described in Section 11, no authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either
(i) for the grant by Grantor of the security interest in the Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by Grantor, or (ii) for the perfection of such security interest or the exercise by the Trustee of the rights and remedies provided for in this Agreement.

          (h) The execution, delivery and performance by Grantor of this Agreement and the consummation of the transactions contemplated hereby (including the creation of the Liens granted hereunder) will not (i) violate Grantor's constituent organizational documents, (ii) violate any order, judgment or decree of any Governmental Authorities binding on Grantor or any property or assets of Grantor, (iii) violate or conflict with any law, rule, regulation, or Permit applicable to Grantor or any of its properties, (iv) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any agreement, indenture, mortgage, deed of trust, equipment lease, instrument or other document to which Grantor is a party or pursuant to which any of its properties or assets are bound, (v) result in or require the creation or imposition of any Lien upon any material properties or assets of Grantor (other than the creation of the Liens granted hereunder), or (vi) require any approval or consent of Grantor's owners.

     9.   FURTHER ASSURANCES.

          (a) Grantor agrees that from time to time, at the expense of Grantor, Grantor will promptly (i) execute and file such financing or continuation statements, or amendments thereto, and such other instruments, endorsements or notices, and take such other actions, as may be reasonably necessary or as the Trustee may reasonably request, in order to perfect and preserve the assignments and security interests granted or purported to be granted hereby; and (ii) if any Collateral shall be located outside the United States, but on the Earth, while title therein is vested in Grantor, ensure that prior to such time as such Collateral leaves the United States, all necessary steps are taken to perfect the Trustee's security interest therein pursuant to local law. Notwithstanding any other provision of this Agreement, the Grantor shall not be required to perfect the Trustee's security interest in jurisdictions located outside the United States, but on the Earth, except that the Grantor shall exercise reasonable efforts to perfect the Trustee's security interest in jurisdictions where the Grantor has major warehouses.

          (b) Grantor hereby authorizes the Trustee to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of Grantor where permitted by law. Copies of any such statement or amendment thereto shall promptly be delivered to Grantor.

          (c) Grantor shall pay all filing, registration and recording fees or refiling, re-registration and re-recording fees, and all expenses incident to the execution and acknowledgment of this Agreement, any assurance, and all federal, state, county and municipal stamp taxes and other taxes, duties, imports, assessments and charges arising out of or in connection with the execution and delivery of this Agreement, any agreement supplemental hereto and any instruments of further assurance.

     10. PLACE OF PERFECTION. Grantor shall give the Trustee at least thirty (30) business days' notice before it changes the location of its chief executive office, or its name, identity or structure, and shall at the expense of Grantor execute and deliver such instruments and documents as are required to maintain the priority and perfection of the security interest granted hereby. Grantor shall not change the location of its principal place of business or chief executive office to any location outside of the United States unless the Trustee is reasonably satisfied (based upon advice of legal counsel) that the security interest created under this Agreement will not be adversely affected or impaired.

     11.  MISCELLANEOUS.

          (a) NOTICES. All notices and other communications required or permitted to be given or made under this Agreement shall be in writing and shall be deemed to have been duly given and received, regardless of when and whether received, either: (a) on the day of hand delivery; or (b) on the third business day after the day sent, when sent by United States certified mail, postage and certification fee prepaid, return receipt requested, addressed as follows:

              To the Trustee:

              First Trust National Association
              180 East Fifth Street
              Saint Paul, MN 55101

              Attn: Corporate Trust Administration

              To Grantor:

              c/o EchoStar DBS Corporation
              90 Inverness Circle East
              Englewood, CO 80112
              Attn: David K. Moskowitz

or at such other address as the specified entity most recently may have designated in writing in accordance with this section to the others.

          (b) HEADINGS. The headings in this Agreement are for purposes of reference only and shall not affect the meaning or construction of any provision of this Agreement.

          (c) SEVERABILITY. The provisions of this Agreement are severable, and if any clause or provision shall be held invalid, illegal or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Agreement in any jurisdiction.

          (d) AMENDMENTS, WAIVERS AND CONSENTS. Any amendment or waiver of any provision of this Agreement and any consent to any departure by Grantor from any provision of this Agreement shall be effective only if made or given in compliance with all of the terms and provisions of the Indenture.

          (e) INTERPRETATION OF AGREEMENT. Time is of the essence in each provision of this Agreement of which time is an element.

          (f) CONTINUING SECURITY INTEREST. This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until payment and performance in full of the Obligations,
(ii) be binding upon Grantor, its successors and assigns, and (iii) inure, together with the rights and remedies of the Trustee hereunder, to the benefit of the Trustee and its successors, transferees and assigns.

          (g) REINSTATEMENT. To the extent permitted by law, this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any amount received by the Trustee in respect of the Obligations is rescinded or must otherwise be restored or returned by the Trustee, upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Grantor or upon the appointment of any receiver, intervenor, conservator, trustee or similar official for Grantor or any substantial part of its assets, or otherwise, all as though such payments had not been made.

          (h) SURVIVAL OF PROVISIONS. All representations, warranties and covenants of Grantor contained herein shall survive the execution and delivery of this Agreement, and shall terminate only upon the full and final payment and performance by Grantor of the Obligations secured hereby.

          (i) AUTHORITY OF THE TRUSTEE. The Trustee shall have and be entitled to exercise all powers hereunder which are specifically granted to the Trustee by the terms hereof, together with such powers as are reasonably incident thereto. The Trustee may perform any of its duties hereunder or in connection with the Collateral by or through agents or employees and shall be entitled to retain counsel and to act in reliance upon the advice of counsel concerning all such matters. Neither the Trustee nor any director, officer, employee, attorney or agent of the Trustee shall be liable to Grantor for any action taken or omitted to be taken by it or them hereunder, except for its or their own gross negligence or willful misconduct, not shall the Trustee be responsible for the validity, effectiveness or sufficiency of this Agreement or of any document or security furnished pursuant hereto. The Trustee and its directors, officers, employees, attorneys and agents shall be entitled to rely on any communication, instrument or document reasonably believed by it or them to be genuine and correct and to have been signed or sent by the proper person or persons. Grantor agrees to indemnify and hold harmless the Trustee and any other Person from and against any and all costs, expenses (including reasonable fees, expenses and disbursements of attorneys and paralegals (including, without duplication, reasonable charges of inside counsel)), claims and liabilities incurred by the Trustee or such Person hereunder, unless such claim or liability shall be due to willful misconduct or gross negligence on the part of the Trustee or such Person.

          (j) RELEASE; TERMINATION OF AGREEMENT. Subject to the provisions of Section 11(g), this Agreement shall terminate upon full and final payment and performance of all the Obligations. At such time, the Trustee shall, at the request and expense of Grantor, promptly reassign and redeliver to Grantor all of the Collateral hereunder which has not been sold, disposed of, retained or applied by the Trustee in accordance with the terms hereof. Such reassignment and redelivery shall be without warranty by or recourse to the Trustee, except as to the absence of any prior assignments by the Trustee of its interest in the Collateral, and shall be at the expense of Grantor.

          (k) COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which, when so executed and delivered, shall be deemed an original but all of which shall together constitute one and the same agreement.

          (l)  WAIVERS.  GRANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY:

               (i) EXCEPT AS EXPRESSLY PROVIDED IN SECTION 5(a), WAIVES ALL RIGHTS OF NOTICE AND HEARING OF ANY KIND PRIOR TO THE EXERCISE BY THE TRUSTEE OF ITS RIGHTS FROM AND AFTER AN EVENT OF DEFAULT TO REPOSSESS THE COLLATERAL WITH JUDICIAL PROCESS OR TO REPLEVY, ATTACH OR LEVY UPON THE COLLATERAL. GRANTOR WAIVES THE POSTING OF ANY BOND OTHERWISE REQUIRED OF THE TRUSTEE IN CONNECTION WITH ANY JUDICIAL PROCESS OR PROCEEDING TO OBTAIN POSSESSION OF, REPLEVY, ATTACH OR LEVY UPON COLLATERAL, TO ENFORCE ANY JUDGMENT OR OTHER SECURITY FOR THE OBLIGATIONS, TO ENFORCE ANY JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF SUCH PARTY OR TO ENFORCE BY SPECIFIC PERFORMANCE, TEMPORARY RESTRAINING ORDER, PRELIMINARY OR PERMANENT INJUNCTION, THIS AGREEMENT;

               (ii) WAIVES THE RIGHT TO ASSERT ANY SETOFF, COUNTERCLAIM OR CROSS-CLAIM IN RESPECT OF, AND ALL STATUTES OF LIMITATIONS WHICH MAY BE RELEVANT TO, SUCH ACTION OR PROCEEDING;

               (iii) WAIVES DILIGENCE, DEMAND, PRESENTMENT AND PROTEST AND ANY NOTICES THEREOF AS WELL AS NOTICE OF NONPAYMENT; AND

               (iv) WAIVES PRESENTMENT AND DEMAND FOR PAYMENT OF ANY OF THE OBLIGATIONS, PROTEST AND NOTICE OF DISHONOR OR DEFAULT WITH RESPECT TO ANY OF THE OBLIGATIONS.

          (m) GOVERNING LAW. The validity, interpretation and enforcement of this Agreement shall be governed by the laws of the State of New York without giving effect to the conflict of law principles thereof.

     IN WITNESS WHEREOF, Grantor and the Trustee have caused this Escrow Security Agreement to be duly executed as of the day and year first above written.

                                  ECHOSTAR DBS CORPORATION,
                                     a Colorado corporation


                                  By: /S/ DAVID K. MOSKOWITZ
                                     --------------------------------
                          Name:   David K. Moskowitz
                                  Title:  Senior Vice President,
                                          General Counsel and
                                          Secretary

                                  FIRST TRUST NATIONAL
                                     ASSOCIATION, as Trustee


                                  By: /S/ RICHARD PROKOSCH
                                     --------------------------------
                                      Name:   Richard Prokosch
                                      Title:  Trust Officer

                                  SCHEDULE I

                            UCC-1 FILING LOCATIONS


1. Secretary of State of Colorado
2. Secretary of State of Minnesota

                                  SCHEDULE II

                            MISCELLANEOUS DISCLOSURES


(1) SUBSIDIARIES (SECTION 8(e)):


    DirectSat Corporation
    Dish, Ltd.
    E-Sat, Inc. (80% owned by Dish, Ltd.)
    Echo Acceptance Corporation
    Echonet Business Network, Inc.
    Echosphere Corporation
    Echosphere de Mexico, S. de R.L. de C.V.
    EchoStar Capacity Corporation
    EchoStar Indonesia, Inc.
    EchoStar International Corporation
    EchoStar International (Mauritius) Limited
    EchoStar Manufacturing and Distribution Private Limited (India)
    EchoStar North America Corporation
    EchoStar Real Estate Corporation
    EchoStar Satellite Broadcasting Corporation
    EchoStar Satellite Corporation
    FlexTracker Sdn. Bhd.
    Houston Tracker Systems, Inc.
    HT Ventures, Inc.
    Lenson Heath USA, Ltd. (a partnership)
    Satellite Source, Inc.
    Satrec Mauritius Limited (40% owned by EchoStar International Corporation)


(2) PREDECESSORS-IN-INTEREST (SECTION 8(e)):

    None

(3) DBA'S (SECTION 8(e)):

    None

(4) PLACE OF BUSINESS OR CHIEF EXECUTIVE OFFICE (SECTION 8(f)):

    90 Inverness Circle East
    Englewood, Colorado 80112

                  -------------------------------------------------


                     SECURITY AGREEMENT and COLLATERAL ASSIGNMENT


                                        Among

                           FIRST TRUST NATIONAL ASSOCIATION
                                     ("Trustee"),

                              ECHOSTAR SPACE CORPORATION
                                     ("Grantor")

                                         and

                               ECHOSTAR DBS CORPORATION
                                     ("Grantor")



                                    June 25, 1997


                  -------------------------------------------------

         This SECURITY AGREEMENT and COLLATERAL ASSIGNMENT ("AGREEMENT"), dated as of June 25, 1997 between and among FIRST TRUST NATIONAL ASSOCIATION, as secured party and as trustee for the benefit of the holders of the Notes (as defined below) under the Indenture (as defined below) (the "TRUSTEE"), EchoStar Space Corporation, a Colorado corporation ("ECHOSTAR SPACE"), and EchoStar DBS Corporation, a Colorado corporation (the "ISSUER," and together with EchoStar Space, the "GRANTORS").

                                    RECITALS

         A. Pursuant to that certain Indenture dated as of June 25, 1997 by and between the Issuer and the Trustee, as trustee (the "INDENTURE"), the Issuer has issued its Senior Secured Notes due 2002 ("NOTES").

         B. Pursuant to a Satellite Escrow Agreement, the Issuer will be entitled, subject to certain conditions, to draw certain proceeds from the sale of the Notes for construction, launch or insurance of EchoStar IV (as defined below).

         C. The Grantors are each wholly-owned subsidiaries of EchoStar Communications Corporation ("ECHOSTAR").

         D. The Indenture requires that Grantor execute and deliver this Agreement.

                                   AGREEMENT

         In consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Grantor hereby agrees with the Trustee as follows:

         1. DEFINITIONS. Unless otherwise defined, all terms used herein which are defined in the Indenture shall have their respective meanings therein. The following terms shall have the respective meanings given:

         "COLLATERAL DOCUMENTS" has the meaning given in the Indenture.

         "ECHOSTAR IV" means the communications satellite of the Issuer described in the Offering Memorandum dated June 20, 1997 relating to the sale of the Notes, as EchoStar IV.

         "FCC" means the United States Federal Communications Commission.

         "GOVERNMENTAL AUTHORITIES" means any national, state or local government (whether domestic or foreign), any political subdivision thereof or any other governmental or quasi-governmental, judicial, public or statutory instrumentality, authority, body, agency, bureau or entity, or any arbitrator with authority to bind a party at law.

         "LAUNCH CONTRACT" means the launch services contract for the launch of EchoStar IV.

         "PERSON" means any natural person, corporation, partnership, firm, association, Governmental Authority, or any other entity whether acting in an individual, fiduciary or other capacity.

         "SATELLITE CONTRACT" means the satellite construction contract for the construction of EchoStar IV.

         "SATELLITE ESCROW AGREEMENT" means the Satellite Escrow Agreement dated as of June 25, 1997 among First Trust National Association, as Escrow Agent and Trustee, and the Issuer.

         "TT&C AGREEMENT" means the tracking, telemetry and control services agreement to be entered into between the Issuer and AT&T Corp. or another recognized provider of tracking, telemetry and control services and any other tracking, telemetry and control agreement entered into by one or more Grantors at any time in connection with EchoStar IV.

         2.   ASSIGNMENT, PLEDGE AND GRANT OF SECURITY INTEREST.

         (a) To secure the timely payment and performance of the Obligations (as defined below), each Grantor does hereby assign as collateral, grant a security interest in, and pledge, to the Trustee, on behalf of the holders of the Notes, all the estate, right, title and interest of such Grantor, whether now owned or hereafter acquired, in, to and under:

              (i) the following agreements and documents, as amended from time to time (individually, an "ASSIGNED AGREEMENT," collectively, the "ASSIGNED AGREEMENTS") and all of Grantor's rights thereunder:

                   (A)  the Satellite Contract;

                   (B)  the Launch Contract;

                   (C)  the TT&C Agreement;

                   (D) all casualty insurance policies maintained or required to be maintained under the Indenture with respect to EchoStar IV or other tangible property included in the Collateral, including the Launch Insurance and all in-orbit insurance and all loss proceeds and other amounts payable to Grantor thereunder, and all eminent domain proceeds;

                   (E) any lease or sublease agreements or easement agreements relating to ground stations, or any part thereof, or any ancillary facilities, to which Grantor may be or become a party, and in each case which are used in the telemetry, tracking and control of EchoStar IV; and

                   (F) all amendments, supplements, substitutions and renewals to any of the aforesaid agreements.

              (ii) the proceeds of all of the foregoing (all of the collateral described in clause (i) being herein collectively referred to as the "COLLATERAL"), including (A) all rights of Grantor to receive moneys due and to become due under or pursuant to the Collateral, (B) all rights of Grantor to receive return of any premiums for or proceeds of any insurance, indemnity, warranty or guaranty with respect to the Collateral or to receive condemnation proceeds, (C) all claims of Grantor for damages arising out of or for breach of or default under the Assigned Agreements or any other Collateral, (D) all rights of Grantor under the Assigned Agreements, including rights to perform thereunder and to compel performance and otherwise exercise all remedies thereunder and (E) to the extent not included in the foregoing, all proceeds receivable or received when any and all of the foregoing Collateral is sold, collected, exchanged or otherwise disposed, whether voluntarily or involuntarily.

         (b) Notwithstanding the foregoing grant, (i) the Trustee shall be deemed to have released, without further action whatsoever, its security interest in any asset the sale of which is not prohibited by the Indenture, upon the sale of such asset, and (ii) the Trustee shall execute such documents and instruments as shall be reasonably requested by any of the Grantors to effectuate the foregoing clause (i).

         (c) In order to effectuate the foregoing, each of the Grantors have heretofore represented and warranted or concurrently herewith represent and warrant that they have delivered true and correct copies of each of the Launch Contract, Satellite Contract and the contract for Launch Insurance and there have been no amendments, alterations, modifications or waivers thereto or in the exhibits or schedules thereto that have not been delivered therewith.

         (d) Anything herein contained to the contrary notwithstanding, each of the Grantors shall remain liable under each of the Assigned Agreements, to perform all of the obligations undertaken by it thereunder, all in accordance with and pursuant to the terms and provisions thereof, and the Trustee shall have no obligation or liability under any of such Assigned Agreements by reason of or arising out of this Agreement, nor shall the Trustee be required or obligated in any manner to perform or fulfill any obligations of any Grantor thereunder or to make any payment, or to make any inquiry as to the nature or sufficiency of any payment received by it, or present or file any claim, or take any action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

         (e) Subject to the terms of the Indenture, upon the occurrence and during the continuance of an Event of Default, each of the Grantors does hereby constitute the Trustee, acting for and on behalf of the Noteholders, the true and lawful attorney of such Grantor, irrevocably, with full power (in the name of such Grantor or otherwise) to ask, require, demand, receive, compound and give acquittance for any and all moneys and claims for moneys due and to become due under or arising out of the Assigned Agreements or any of the other Collateral, including any insurance policies, to elect remedies thereunder, to endorse any checks or other instruments or orders in connection therewith and to file any claims or take any action or institute any proceedings in connection therewith which the Trustee may deem to be necessary or advisable; provided, however, that the Trustee shall give any Grantor notice of any action taken by it as such Grantor's attorney-in-fact promptly after taking any such action.

         (f)  If any default by any Grantor under any of the Assigned
Agreements shall occur, the Trustee shall, at its option, be permitted (but shall not be obligated) to remedy any such default by giving written notice of such intent to the applicable Grantor and to the parties to each Assigned Agreement in default. Any curing by the Trustee of any Grantor's default under any of the Assigned Agreements shall not be construed as an assumption by the Trustee of any obligations, covenants or agreements of such Grantor under such Assigned Agreements, and the Trustee shall not incur any liability to such Grantor or any other Person as a result of any actions undertaken by the Trustee in curing or attempting to cure any such default. This Agreement shall not be deemed to release or to affect in any way the obligations of any Grantor under the Assigned Agreements assigned by such Grantor.

         3. OBLIGATIONS SECURED. This Agreement secures (i) the payment and performance of all obligations of the Issuer, now existing or hereafter arising, under the Indenture and (ii) the payment and performance of any Supplemental Indenture (such obligations being herein called the "OBLIGATIONS").

         4. EVENTS OF DEFAULT. The occurrence of an Event of Default under and as defined in the Indenture, whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body, shall constitute an Event of Default hereunder.

         5.   REMEDIES.

         (a) If any Event of Default has occurred and is continuing, the Trustee may, subject to any applicable requirement of obtaining prior approval from the FCC, and any applicable restrictions of the Communications Act and the FCC Rules (i) declare the Notes to be due and payable immediately in accordance with the provisions of the Indenture; (ii) proceed to protect and enforce the rights vested in it by this Agreement, including the right to cause all revenues hereby pledged as security and all other moneys pledged hereunder to be paid directly to it, and to enforce its rights hereunder to such payments and all other rights hereunder by such appropriate judicial proceedings as it shall deem most effective to protect and enforce any of such rights, either at law or in equity or otherwise, whether for specific enforcement of any covenant or agreement contained in any of the Assigned Agreements, or in aid of the exercise of any power therein or herein granted, or for any foreclosure hereunder and sale under a judgment or decree in any judicial proceeding, or to enforce any other legal or equitable right vested in it by this Agreement or by law; (iii) cause any action at law or suit in equity or other proceeding to be instituted and prosecuted to collect or enforce any Obligations or rights included in the Collateral, or to foreclose or enforce any other agreement or other instrument by or under or pursuant to which such Obligations are issued or secured, subject in each case to the provisions and requirements thereof; (iv) sell or otherwise dispose of any or all of the Collateral or cause the Collateral to be sold or otherwise disposed of in one or more sales or transactions, at such prices as the Trustee may deem best, and for cash or on credit or for future delivery, without assumption of any credit risk, at any broker's board or at public or private sale, without demand of performance or notice of intention to sell or of time or place of sale (except such notice as is required by applicable statute, rule or regulation, ncluding any applicable FCC regulation and cannot be waived), it being agreed that the Trustee may be a purchaser on behalf of the holders of Notes at any such sale and that the Trustee or anyone else who may be the purchaser of any or all of the Collateral so sold shall thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any equity of redemption, of any Grantor, any such demand, notice or right and equity being hereby expressly waived and released to the extent permitted by law; (v) incur expenses, including attorneys' fees, consultants' fees, and other costs appropriate to the exercise of any right or power under this Agreement; (vi) perform any obligation of any Grantor hereunder or under any other agreement of such Grantor, and make payments, purchase, contest or compromise any Lien, and pay taxes and expenses, without, however, any obligation so to do; (viii) take possession of the Collateral and render it usable, and repair and renovate the same, without, however, any obligation so to do, and enter upon any location where the same may be located for that purpose, control, manage, operate, rent and lease the Collateral, collect all rents and income from the Collateral and apply the same to reimburse the Trustee and the holders of Notes for any cost or expenses incurred hereunder or under the Indenture and to the payment or performance of any of any Grantor's obligations hereunder or under the Indenture, and apply the balance to the Notes as provided in the Indenture and any remaining excess balance to whomsoever is legally entitled thereto; (viii) secure the appointment of a receiver of the assets of any Grantor or any part thereof and/or the Collateral or any part thereof; or (ix) exercise any other or additional rights or remedies granted to a secured party under the Uniform Commercial Code. If, pursuant to applicable law, rule or regulation prior notice of any such action is required to be given to any Grantor, such Grantor hereby acknowledges that the minimum tme required by such applicable law, rule or regulation or if no minimum is specified, fifteen
(15) business days, shall be deemed a reasonable notice period.

         (b) All costs and expenses (including reasonable attorneys' fees and expenses) incurred by the Trustee in connection with any such suit or proceeding, or in connection with the performance by the Trustee of any of any Grantor's agreements contained in any exercise of its rights or remedies hereunder, including any of the Assigned Agreements pursuant to the terms of this Agreement, together with interest thereon (to the extent permitted by law) computed at a rate per annum equal to the interest rate on the Notes from the date on which such costs or expenses are incurred to the date of payment thereof, shall constitute additional indebtedness secured by this Agreement and shall be paid by such Grantor to the Trustee on behalf of the Noteholders on demand.

         6.   REMEDIES CUMULATIVE; DELAY NOT WAIVER.

         (a) No right, power or remedy herein conferred upon or reserved to the Trustee is intended to be exclusive of any other right, power or remedy, and every such right, power and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right, power and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy. Resort to any or all security now or hereafter held by the Trustee, may be taken concurrently or successively and in one or several consolidated or independent judicial actions or lawfully taken nonjudicial proceedings, or both.

         (b) No delay or omission of the Trustee to exercise any right or power accruing upon the occurrence and during the continuance of any Event of Default as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and every power and remedy given by this Agreement may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee.

         7.   COVENANTS. Each Grantor covenants as follows:

         (a) Grantor will not directly or indirectly create, incur, assume or suffer to exist any Liens (except for Permitted Liens) on or with respect to any property or assets constituting a part of the Collateral and Grantor will at its own cost and expense promptly take such action as may be necessary to discharge any such Liens (other than Permitted Liens) on or with respect to any properties or assets constituting a part of the Collateral assigned by such Grantor.

         (b) Any action or proceeding to enforce this Agreement or any Assigned Agreement may be taken by the Trustee either in Grantor's name or in the Trustee's name, as the Trustee may deem necessary.

         (c) Grantor shall not modify, amend, terminate, waiver or supplement any provision of any Assigned Agreement, if any such modification, amendment, termination, waiver or supplement would adversely affect the interest of the Trustee on behalf of the holders of the Notes in a degree greater than the manner in which it adversely affects Grantor.

         (d) Grantor shall pay, before the imposition of any fine, penalty, interest or cost attached thereto, all taxes, assessments and other governmental or non-governmental charges or levies now or hereafter assessed or levied against the Collateral or upon the security interest provided for herein (except for Liens for taxes and assessments not then delinquent or which Grantor may, pursuant to the definition of "Permitted Liens" in the Indenture, permit to remain unpaid or any charge being contested in good faith for which an adequate reserve has been established), as well as pay, or cause to be paid, all claims for labor, materials or supplies which, if unpaid, might become a prior Lien (other than a Permitted Lien) thereon.

         (e) Grantor shall keep the Collateral, or cause the same to be kept, in good operating condition consistent with reasonable and prudent business practices.

         8. REPRESENTATIONS AND WARRANTIES. Each Grantor represents and warrants as follows:

         (a) Each Assigned Agreement in which Grantor has rights in effect on the date hereof has been duly authorized, executed and delivered by all parties thereto and is in full force and effect and is binding upon and enforceable against all parties thereto in accordance with its terms, subject to applicable communications bankruptcy, insolvency, reorganization, moratorium and other laws affecting the rights of creditors generally, and to the exercise of judicial discretion in accordance with general principles of equity. There exists no default under any such Assigned Agreement by Grantor, or to the best of Grantor's knowledge, by the other parties thereto.

         (b) No effective financing statement or other instrument similar in effect covering all or any part of Grantor's interest in the Collateral is on file in any recording office, except such as may have been filed pursuant to this Agreement or pursuant to the documents evidencing Permitted Liens. The provisions of this Agreement are effective to create in favor of the Trustee a valid security interest in the Collateral (to the extent that the Grantor has rights therein) and, upon the filing of UCC-1 Financing Statements in the filing offices identified on SCHEDULE I in respect of such portions of the Collateral in which a security interest may be perfected as a result of such filing, the Trustee will have a valid and perfected security interest in the Collateral, to the extent that the Grantor has rights therein (other than proceeds, to the extent Section 9-306 of the Uniform Commercial Code as in effect in the relevant jurisdiction(s) is not complied with in respect to such proceeds), subject to no other Liens except Permitted Liens (as defined in the Indenture), and first priority except to the extent of Permitted Liens described in the Indenture.

         (c) Grantor is lawfully possessed of ownership of the Collateral (provided that Grantor's rights in certain permits and licenses may, under applicable law, not be characterized as ownership interests) and has full right, title and interest in all rights purported to be granted to it under the Assigned Agreements. Grantor has full power and lawful authority to grant and assign the Collateral (as collateral) hereunder. Grantor will, so long as any Obligations shall be outstanding, warrant and defend its title to the Collateral against the claims and demands of all Persons whomsoever.

         (d) Grantor has not assigned any of its rights under the Assigned Agreements except as provided in this Agreement. Grantor will not make any other assignment of its rights under the Assigned Agreements.

         (e) Grantor shall use its best efforts to obtain any required consents necessary to effect the collateral assignment of the Satellite Contract, the Launch Contract and the contract for Launch Insurance, in each case within 60 days after the date hereof and substantially in the form of EXHIBIT A hereto.

         (f) All subsidiaries of Grantor are listed in Paragraph 1 of SCHEDULE II; all names of Grantor's predecessors-in-interest are listed in Paragraph 2 of
SCHEDULE II; and all names under which Grantor does business are listed in Paragraph 3 of SCHEDULE II.

         (g) Grantor's place of business, or if Grantor has more than one place of business, Grantor's chief executive office, is set forth in Paragraph 4 of SCHEDULE II.

         (h)  Except for the filing or recording of the UCC Financing
Statements described in Section 8(b) and the notice requirements contained in any applicable FCC regulation and except as otherwise described in Section 11, no authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either (i) for the grant by Grantor of the security interest in the Collateral pursuant to this Agreement or for the execution, delivery or performance of this

Agreement by Grantor, or (ii) for the perfection of such security interest or the exercise by the Trustee of the rights and remedies provided for in this Agreement.

         (i) The execution, delivery and performance by Grantor of this Agreement and the consummation of the transactions contemplated hereby (including the creation of the Liens granted hereunder) will not (i) violate Grantor's constituent organizational documents, (ii) violate any order, judgment or decree of any Governmental Authorities binding on Grantor or any property or assets of Grantor, (iii) violate or conflict with any law, rule, regulation, or Permit applicable to Grantor or any of its properties, (iv) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any agreement, indenture, mortgage, deed of trust, equipment lease, instrument or other document to which Grantor is a party or pursuant to which any of its properties or assets are bound, (v) result in or require the creation or imposition of any Lien upon any material properties or assets of Grantor (other than the creation of the Liens granted hereunder), or (vi) require any approval or consent of Grantor's owners; PROVIDED, HOWEVER, that the exercise of security interests and/or of powers granted the Trustee upon the Event of Default is subject to the requirements and limitations of the Communications Act and the FCC Rules including, without limitation, the requirement of obtaining prior FCC approval to any transfer of control, as the term "control" is used in the Communications Act and construed by the FCC, and the restrictions on alien ownership and control established by the Communications Act and the FCC Rules.

         9.   FURTHER ASSURANCES.

         (a) Each Grantor agrees that from time to time, at its expense, it will promptly (i) execute and file such financing or continuation statements, or amendments thereto, and such other instruments, endorsements or notices, and take such other actions, as may be reasonably necessary or as the Trustee may reasonably request, in order to perfect and preserve the assignments and security interests granted or purported to be granted by such Grantor hereby; and (ii) if any Collateral shall be located outside the United States, but on the Earth, while title therein is vested in it, ensure that prior to such time as such Collateral leaves the United States, all necessary steps are taken to perfect the Trustee's security interest therein pursuant to local law. Notwithstanding any other provision of this Agreement, neither Grantor shall be required to perfect the Trustee's security interest in jurisdictions located outside the United States, but on the Earth, except that each Grantor shall exercise reasonable efforts to perfect the Trustee's security interest in jurisdictions where such Grantor has major warehouses.

         (b) Each Grantor hereby authorizes the Trustee to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without its signature where permitted by law. Copies of any such statement or amendment thereto shall promptly be delivered to the applicable Grantor.

         (c) Each Grantor shall pay all filing, registration and recording fees or refiling, re-registration and re-recording fees, and all expenses incident to the execution and acknowledgment of this Agreement, any assurance, and all federal, state, county and municipal stamp taxes and other taxes, duties, imports, assessments and charges arising out of or in connection with the execution and delivery of this Agreement, any agreement supplemental hereto and any instruments of further assurance.

         10. PLACE OF PERFECTION. Each Grantor shall give the Trustee at least thirty (30) business days' notice before it changes the location of its chief executive office, or its name, identity or structure, and shall, at its expense, execute and deliver such instruments and documents as are required to maintain the priority and perfection of the security interest granted hereby. Neither Grantor shall change the location of its principal place of business or chief executive office to any location outside of the United States unless the Trustee is reasonably satisfied (based upon advice of legal counsel) that the security interest created under this Agreement will not be adversely affected or impaired.

         11.  FCC MATTERS.

         (a) If an Event of Default shall have occurred and be continuing, Grantor shall take any action which the Trustee may request in the exercise of the Trustee's rights and remedies under this Agreement to transfer and assign to the Trustee, or to such one or more third parties as the Trustee may designate, or to a combination of the foregoing, the Collateral; PROVIDED, HOWEVER, that the Trustee shall provide at least ten days' prior written notice to the FCC and to the Pledgor before taking any action which may result in repossession of any Pledged Collateral where required by FCC rules and regulations and not waivable by Pledgor. To enforce the provisions of this Section 11, the Trustee is hereby empowered to seek from the FCC any approvals required by the Communications Act or the FCC rules and regulations including, but not limited to, approval of an involuntary transfer of control of any FCC license for the purpose of seeking a BONA FIDE purchaser to whom control of such license will ultimately be transferred. Each Grantor hereby agrees to authorize such an involuntary transfer of control of such FCC license upon the request of the Trustee. Upon the occurrence and continuation of an Event of Default, each Grantor shall use its best efforts to assist in obtaining approval of the FCC, if required, for any action or transactions contemplated by this Agreement, including the preparation, execution and filing with the FCC of such Grantor's portion of any application or applications for consent to transfer of control necessary or appropriate under the FCC's rules and regulations for approval of the transfer or assignment of any portion of the Collateral.

         (b) Each Grantor acknowledges that any necessary FCC approvals and FCC authorization for the transfer of control of the licenses of such Grantor are integral to the Trustee's realization of the value of the Collateral for the benefit of the holders of the Notes, that there is no remedy at law for failure by such Grantor to comply with the provisions of this Section 11 and that such failure would not be adequately compensable in damages, and therefore each Grantor agrees that its agreements contained in this Section 11 may be specifically enforced.

         (c) Notwithstanding anything to the contrary contained in this Agreement, the Trustee shall not, without first obtaining approval of the FCC, take any action pursuant to this Agreement, including, but not limited to, any action which would constitute or result in any assignment of an FCC license or transfer of control of any Grantor if such action would require, under then existing law (including the written rules and regulations of the FCC), the prior approval of the FCC; nor shall any rights hereunder be deemed vested in the Trustee if such vesting would require prior FCC approval or would be deemed to result in an assignment of an FCC license or transfer of control of any Grantor, if such assignment or transfer would require the prior approval of the FCC, unless and until such approval is obtained.

         (d) Each Grantor consents to the transfer of control or assignment of the Collateral to a receiver, trustee, transferee, or similar official or to any purchaser of the Collateral pursuant to any public or private sale, judicial sale, foreclosure or exercise of other remedies available to the Trustee as permitted by applicable law; PROVIDED, HOWEVER, that the Trustee shall provide at least ten days' prior written notice to the FCC and to the Pledgor before taking any action which may result in repossession of any Pledged Collateral where required by FCC rules and regulations and not waivable by Pledgor.

         (e) Notwithstanding anything to the contrary contained in this Agreement, prior to the occurrence of an Event of Default and compliance with all applicable laws by the Trustee, this Agreement and the transactions contemplated hereby do not, will not, and are not intended to, constitute, create or have the effect of constituting or creating, directly or indirectly, actual or practical ownership of any Grantor by the Trustee or control, affirmative or negative, direct or indirect, of any Grantor, over the management or any other aspect of the operation of such Grantor, which ownership and control remain exclusively and at all times in such Grantor. Notwithstanding any other provision of this Agreement, any foreclosure on, sale, transfer or other disposition of, or the exercise of any right to vote or consent with respect to, any of the Collateral as provided herein or any other action taken or proposed to be taken by the Trustee hereunder which would affect the operational, voting, or other control of any Grantor or any of the Subsidiaries, shall be effected pursuant to Section 310(d) of the Communications Act of 1934, as amended, and to the applicable rules and regulations thereunder.

         (f) There shall be no communications between the Pledgor and the Trustee whereby the Trustee shall influence the management and/or operation of any and all facilities subject to Title III of the Communications Act.

         12.  MISCELLANEOUS.

         (a) NOTICES. All notices and other communications required or permitted to be given or made under this Agreement shall be in writing and shall be deemed to have been duly given and received, regardless of when and whether received, either: (a) on the day of hand delivery; or (b) on the third business day after the day sent, when sent by United States certified mail, postage and certification fee prepaid, return receipt requested, addressed as follows:

         To the Trustee:

         First Trust National Association
         180 East Fifth Street
         Saint Paul, MN 55101
         Attn: Corporate Trust Administration

         To Grantors:

         EchoStar DBS Corporation
         90 Inverness Circle East
         Englewood, CO 80112
         Attn: David K. Moskowitz

         and

         EchoStar Space Corporation
         90 Inverness Circle East
         Englewood, CO 80112
         Attn: David K. Moskowitz

or at such other address as the specified entity most recently may have designated in writing in accordance with this section to the others.

         (b) HEADINGS. The headings in this Agreement are for purposes of reference only and shall not affect the meaning or construction of any provision of this Agreement.

         (c) SEVERABILITY. The provisions of this Agreement are severable, and if any clause or provision shall be held invalid, illegal or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Agreement in any jurisdiction.

         (d) AMENDMENTS, WAIVERS AND CONSENTS. Any amendment or waiver of any provision of this Agreement and any consent to any departure by any Grantor from any provision of this Agreement shall be effective only if made or given in compliance with all of the terms and provisions of the Indenture.

         (e) INTERPRETATION OF AGREEMENT. Time is of the essence in each provision of this Agreement of which time is an element.

         (f) CONTINUING SECURITY INTEREST. This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until payment and performance in full of the Obligations, (ii) be binding upon each Grantor, its successors and assigns, and (iii) inure, together with the rights and remedies of the Trustee hereunder, to the benefit of the Trustee and its successors, transferees and assigns.

         (g) REINSTATEMENT. To the extent permitted by law, this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any amount received by the Trustee in respect of the Obligations is rescinded or must otherwise be restored or returned by the Trustee, upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Grantor or upon the appointment of any receiver, intervenor, conservator, trustee or similar official for any Grantor or any substantial part of its assets, or otherwise, all as though such payments had not been made.

         (h) SURVIVAL OF PROVISIONS. All representations, warranties and covenants of any Grantor contained herein shall survive the execution and delivery of this Agreement, and shall terminate only upon the full and final payment and performance by such Grantor of the Obligations secured hereby.

         (i) AUTHORITY OF THE TRUSTEE. Subject to any applicable requirement of prior FCC approval and any applicable restrictions established by the Communications Act and the FCC Rules, the Trustee shall have and be entitled to exercise all powers hereunder which are specifically granted to the Trustee by the terms hereof, together with such powers as are reasonably incident thereto. The Trustee may perform any of its duties hereunder or in connection with the Collateral by or through agents or employees and shall be entitled to retain counsel and to act in reliance upon the advice of counsel concerning all such matters. Neither the Trustee nor any director, officer, employee, attorney or agent of the Trustee shall be liable to any Grantor for any action taken or omitted to be taken by it or them hereunder, except for its or their own gross negligence or willful misconduct, not shall the Trustee be responsible for the validity, effectiveness or sufficiency of this Agreement or of any document or security furnished pursuant hereto. The Trustee and its directors, officers, employees, attorneys and agents shall be entitled to rely on any communication, instrument or document reasonably believed by it or them to be genuine and correct and to have been signed or sent by the proper person or persons. Each Grantor agrees to indemnify and hold harmless the Trustee and any other Person from and against any and all costs, expenses (including reasonable fees, expenses and disbursements of attorneys and paralegals (including, without duplication, reasonable charges of inside counsel)), claims and liabilities incurred by the Trustee or such Person hereunder, unless such claim or liability shall be due to willful misconduct or gross negligence on the part of the Trustee or such Person.

         (j)  RELEASE; TERMINATION OF AGREEMENT.  Subject to the provisions of
Section 12(g), this Agreement shall terminate upon full and final payment and performance of all the Obligations. At such time, the Trustee shall, at the request and expense of any Grantor, promptly reassign and redeliver to such Grantor all of the Collateral hereunder which has not been sold, disposed of, retained or applied by the Trustee in accordance with the terms hereof. Such reassignment and redelivery shall be without warranty by or recourse to the Trustee, except as to the absence of any prior assignments by the Trustee of its interest in the Collateral, and shall be at the expense of Grantor.

         (k) COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which, when so executed and delivered, shall be deemed an original but all of which shall together constitute one and the same agreement.

         (l)  WAIVERS.  EACH GRANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY:

              (i) EXCEPT AS EXPRESSLY PROVIDED IN SECTIONS 5(a) AND 11(a), WAIVES ALL RIGHTS OF NOTICE AND HEARING OF ANY

KIND PRIOR TO THE EXERCISE BY THE TRUSTEE OF ITS RIGHTS FROM AND AFTER AN EVENT OF DEFAULT TO REPOSSESS THE COLLATERAL WITH JUDICIAL PROCESS OR TO REPLEVY, ATTACH OR LEVY UPON THE COLLATERAL. GRANTOR WAIVES THE POSTING OF ANY BOND OTHERWISE REQUIRED OF THE TRUSTEE IN CONNECTION WITH ANY JUDICIAL PROCESS OR PROCEEDING TO OBTAIN POSSESSION OF, REPLEVY, ATTACH OR LEVY UPON COLLATERAL, TO ENFORCE ANY JUDGMENT OR OTHER SECURITY FOR THE OBLIGATIONS, TO ENFORCE ANY JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF SUCH PARTY OR TO ENFORCE BY SPECIFIC PERFORMANCE, TEMPORARY RESTRAINING ORDER, PRELIMINARY OR PERMANENT INJUNCTION, THIS AGREEMENT;

              (ii) WAIVES THE RIGHT TO ASSERT ANY SETOFF, COUNTERCLAIM OR CROSS-CLAIM IN RESPECT OF, AND ALL STATUTES OF LIMITATIONS WHICH MAY BE RELEVANT TO, SUCH ACTION OR PROCEEDING;

             (iii) WAIVES DILIGENCE, DEMAND, PRESENTMENT AND PROTEST AND
ANY NOTICES THEREOF AS WELL AS NOTICE OF NONPAYMENT EXCEPT FOR NOTICES REQUIRED UNDER THE COMMUNICATIONS ACT AND/OR THE FCC RULES WHICH ARE NOT WAIVABLE BY PLEDGOR; AND

              (iv) WAIVES PRESENTMENT AND DEMAND FOR PAYMENT OF ANY OF THE OBLIGATIONS, PROTEST AND NOTICE OF DISHONOR OR DEFAULT WITH RESPECT TO ANY OF THE OBLIGATIONS.

         (m) GOVERNING LAW. The validity, interpretation and enforcement of this Agreement shall be governed by the laws of the State of New York without giving effect to the conflict of law principles thereof.

         IN WITNESS WHEREOF, Grantors and the Trustee have caused this Security Agreement and Collateral Assignment to be duly executed as of the day and year first above written.


                                   ECHOSTAR SPACE CORPORATION,
                                    a Colorado corporation


                                   By: /s/ DAVID K. MOSKOWITZ
                                       -------------------------------------
                                       Name:  David K. Moskowitz
                                       Title: Senior Vice President, General
                                              Counsel and Secretary


                                   ECHOSTAR DBS CORPORATION,
                                    a Colorado corporation



                                   By: /s/ DAVID K. MOSKOWITZ
                                       -------------------------------------
                                       Name:  David K. Moskowitz
                                       Title: Senior Vice President, General
                                              Counsel and Secretary


                                   FIRST TRUST NATIONAL
                                    ASSOCIATION, as Trustee


                                       ------------------------------------
                                       By: /s/ RICHARD PROKOSCH

                                       Name:  Richard Prokosch
                                       Title: Senior Vice President, General
                                              Counsel and Secretary

                                      SCHEDULE I

                                UCC-1 FILING LOCATIONS

1.  Secretary of State of the State of Colorado

2.  Secretary of State of the State of Maryland

3.  Secretary of State of the State of Delaware

4   Secretary of State of the State of New York

5.  Secretary of State of the State of New Jersey

6.  Secretary of State of the State of California

                                     SCHEDULE II

                              MISCELLANEOUS DISCLOSURES


(1) SUBSIDIARIES (Section 8(f)):

    DirectSat Corporation
    Dish, Ltd.
    E-Sat, Inc. (80% owned by Dish, Ltd.)
    Echo Acceptance Corporation
    Echonet Business Network, Inc.
    Echosphere Corporation
    Echosphere de Mexico, S. de R.L. de C.V.
    EchoStar Capacity Corporation
    EchoStar Indonesia, Inc.
    EchoStar International Corporation
    EchoStar International (Mauritius) Limited
    EchoStar Manufacturing and Distribution Private Limited (India)
    EchoStar North America Corporation
    EchoStar Real Estate Corporation
    EchoStar Satellite Broadcasting Corporation
    EchoStar Satellite Corporation
    FlexTracker Sdn. Bhd.
    Houston Tracker Systems, Inc.
    HT Ventures, Inc.
    Lenson Heath USA, Ltd. (a partnership)
    Satellite Source, Inc.
    Satrec Mauritius Limited (40% owned by EchoStar International Corporation)

(2) PREDECESSORS-IN-INTEREST (Section 8(f)):

    None

(3) DBA'S (Section 8(f)):

    None

(4) PLACE OF BUSINESS OR CHIEF EXECUTIVE OFFICE (Section 8(g)):

    90 Inverness Circle East
    Englewood, Colorado  80112

                                      EXHIBIT A

                                CONSENT AND AGREEMENT


         This CONSENT AND AGREEMENT (this "CONSENT AND AGREEMENT") is executed by the Undersigned (as defined below) for the benefit of FIRST TRUST NATIONAL ASSOCIATION (the "TRUSTEE"), as Trustee under a certain Indenture ("INDENTURE") between the Trustee and EchoStar DBS Corporation, a Colorado corporation (the "ISSUER") and secured party under a Security Agreement of even date therewith ("SECURITY AGREEMENT") and is acknowledged and agreed to by the Company (as defined below).

The "UNDERSIGNED" is ____________________________________________________,

a _____________________________________________________________________.


                                       RECITALS

         A. The Undersigned and the Company have entered into the following agreement (including the amendments, if any, listed as items (2) and beyond, and as such agreement may have been amended from time to time, the "CONTRACT"):

         (1) _____________________ between the Undersigned and __________________ (the "COMPANY") dated as of _______________.

         B. Pursuant to the Security Agreement, the Company has assigned its interest under the Contract to the Trustee as collateral for the Company's obligations with respect to the Senior Secured Notes of the Issuer ("NOTES") and certain other obligations, all as set forth in the Indenture.

         NOW THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy is hereby acknowledged, the Undersigned agrees as follows:

         1. The Undersigned acknowledges and consents to the collateral assignment referred to in Recital B, constituting any consent required under the Contract.

         2. The Undersigned acknowledges and, upon an Event of Default under the Indenture, consents to the foreclosure upon the Contract by the Trustee or its designee, successor or assignee, and subject to the Undersigned's consent, which consent shall not be unreasonably withheld, the consequent replacement of the Company under the Contract by the Trustee, its designee, successor or assignee, or another purchaser or assignee. For purposes of this Paragraph 2, the failure to provide such consent shall presumptively be deemed to be unreasonable where (a) all reasonable requirements imposed by the Undersigned as a result of any rule, regulation or law to which it is bound have been satisfied and (b) any successor to the Company under the Contract (i) expressly assumes the Company's obligations thereunder for the benefit of the Undersigned, (ii) succeeds to substantially all of the right, title, and interest in and to all assets of the Company reasonably necessary for such successor to perform its obligations under the Contract and (iii) is at least as creditworthy as the Company at the time it originally executed the Contract; provided, however, that any replacement of the Company under the contract as permitted hereunder shall be effective only following written notice to the Undersigned of such foreclosure (the "FORECLOSURE NOTICE").
Upon such succession and assumption by a party other than the Trustee, the Trustee shall be released from any further liability under the Contract.

         3. Following the delivery to the Underwriter of the Foreclosure Notice, the Trustee shall be entitled to exercise all rights and to cure any defaults of the Company under the Contract pursuant to the terms thereof. Upon receipt of notice from the Trustee, the Undersigned agrees to accept such exercise and cure by the Trustee and to render all or any part of the performance due by the Undersigned under the Contract to the Trustee. The Undersigned agrees to make all payments to be made by it under the Contract directly to the Trustee upon receipt of the Trustee's written instructions.

         4. The Undersigned shall not terminate the Contract by reason of any default by the Company without first giving the Trustee at least 30 days prior written notice of its intention to terminate the Contract and permitting the Trustee to cure such default during such 30-day period or, in the event that the Trustee is prohibited by applicable law from curing such default during such 30-day period, such longer period as shall be reasonably necessary. During any such period for cure, the Undersigned shall be entitled to suspend its activities or reschedule any launch as provided in Paragraph __ of the Contract.

         5. In the event that the Contract is rejected by a trustee or debtor-in-possession in any bankruptcy or insolvency proceeding and if, within forty-five (45) days after such rejection, the Trustee or its successors or assigns shall so request, the Undersigned will execute and deliver to the Trustee a new Contract, which Contract shall be on the terms and conditions as the original Contract for the remaining term of the Contract before giving effect to such termination, subject to the proviso contained in paragraph 4 above.

         6. In any event that the Contract is rejected by a trustee or debtor-in-possession in any bankruptcy or insolvency proceeding and if, within forty-five (45) days after such rejection, the Trustee or its successors or assigns so request, the Undersigned shall after all final obligation of the Company and the Trustee have been cured, executed and deliver to the Trustee Undersigned will cooperate with the Trustee or its successor or assign in preparing and executing a new contract with terms substantially identical to the Contract, except relating solely to EchoStar IV, and for purposes of this Consent and Agreement, the term "Contract" shall refer to such new contract.
The parties acknowledge and agree that, upon a foreclosure upon the Contract by the Trustee, the Company will retain, and this Consent and Agreement shall not affect, the Company's rights and obligations under the original Contract with respect to launches other than EchoStar IV.

         7. The Undersigned agrees to provide the Trustee with all written notices relating to any material breach by the Company under the Contract, provided that the Undersigned has been provided with an address to which such notices shall be sent.

         8.   The Undersigned represents and warrants that:

           i. As of the date hereof, the Contract is in full force and effect and has not been amended, supplemented or modified except pursuant to the amendments listed in Paragraph A; and

          ii. This Consent and Agreement shall be binding upon and benefit the successors and assigns of the Undersigned, the Company, the Trustee and their respective successors, transferees and assigns. No termination, amendment, variation or waiver of any provisions of this Consent and Agreement shall be effective unless in writing and signed by the party to be bound thereby. This Consent and Agreement shall be governed by the laws of the State of New York.

         iii. This Consent and Agreement may be executed in one or more duplicate counterparts, and when executed and delivered by all the parties listed below, shall constitute a single binding agreement.

         IN WITNESS WHEREOF, the Undersigned by its officer thereunto duly authorized, has duly executed this Consent and Agreement on the date set forth below.


Dated:           , 1997              ------------------------------
      -----------

                                     By: --------------------------
                                         Name:
                                         Title:

Accepted and agreed to:


[INSERT NAME OF COMPANY]



By:
    -------------------------------
    Name:
    Title:

------------------------------------------------------------------------------



                         SATELLITE SECURITY AGREEMENT




                                   Between


                       FIRST TRUST NATIONAL ASSOCIATION
                                 ("Trustee")


                                     and


                           ECHOSTAR DBS CORPORATION
                                 ("Grantor")



                                June 25, 1997


------------------------------------------------------------------------------

     This SECURITY AGREEMENT ("AGREEMENT"), dated as of June 25, 1997, by and between FIRST TRUST NATIONAL ASSOCIATION, as secured party and as trustee for the benefit of the holders of the Notes (as defined below) under the Indenture (as defined below) (the "TRUSTEE"), and EchoStar DBS Corporation, a Colorado corporation ("GRANTOR").

                                   RECITALS

     A. Pursuant to that certain Indenture dated as of June 25, 1997 by and between Grantor, as issuer, and the Trustee, as trustee (the "INDENTURE"), the Grantor has issued its Senior Secured Notes due 2002 ("NOTES").

     B. Pursuant to a Satellite Escrow Agreement, the Grantor will be entitled, subject to certain conditions, to draw certain proceeds from the sale of the Notes for construction, launch or insurance of EchoStar IV (as defined below).

     C. The Grantor is a wholly-owned subsidiary of EchoStar Communications Corporation ("ECHOSTAR").

     D. The Indenture requires that Grantor execute and deliver this Agreement.

                                  AGREEMENT

     In consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Grantor hereby agrees with the Trustee as follows:

     1. DEFINITIONS. Unless otherwise defined, all terms used herein which are defined in the Indenture shall have their respective meanings therein.
The following terms shall have the respective meanings given:

     "COLLATERAL DOCUMENTS" has the meaning given in the Indenture.

     "ECHOSTAR IV" means the communications satellite of the Grantor described in the Offering Memorandum dated June 20, 1997 relating to the sale of the Notes, as EchoStar IV.

     "FCC" means the United States Federal Communications Commission.

     "GOVERNMENTAL AUTHORITIES" means any national, state or local government (whether domestic or foreign), any political subdivision thereof or any other governmental or quasi-governmental, judicial, public or statutory instrumentality, authority, body, agency, bureau or entity, or any arbitrator with authority to bind a party at law.

     "PERSON" means any natural person, corporation, partnership, firm, association, Governmental Authority, or any other entity whether acting in an individual, fiduciary or other capacity.

     "SATELLITE ESCROW AGREEMENT" means the Satellite Escrow Agreement dated as of June 25, 1997 among First Trust National Association, as Escrow Agent and Trustee, and Grantor.

     2.    ASSIGNMENT, PLEDGE AND GRANT OF SECURITY INTEREST.

     (a) To secure the timely payment and performance of the Obligations (as defined below), Grantor does hereby assign as collateral, grant a security interest in, and pledge, to the Trustee, on behalf of the holders of the Notes, all the estate, right, title and interest of Grantor, whether now owned or hereafter acquired, in, to and under:

          (i)  EchoStar IV

          (ii) the proceeds of the foregoing (the collateral described in clause (i) being herein collectively referred to as the "COLLATERAL"), including (A) all rights of Grantor to receive moneys due and to become due under or pursuant to the Collateral, (B) all rights of Grantor to receive return of any premiums for or proceeds of any insurance, indemnity, warranty or guaranty with respect to the Collateral or to receive condemnation proceeds and (C) to the extent not included in the foregoing, all proceeds receivable or received when any and all of the foregoing Collateral is sold, collected, exchanged or otherwise disposed, whether voluntarily or involuntarily.

     (b) Notwithstanding the foregoing grant, (i) the Trustee shall be deemed to have released, without further action whatsoever, its security interest in any asset the sale of which is not prohibited by the Indenture, upon the sale of such asset, and (ii) the Trustee shall execute such documents and instruments as shall be reasonably requested by Grantor to effectuate the foregoing clause (i).

     (c) Subject to the terms of the Indenture, upon the occurrence and during the continuance of an Event of Default, Grantor does hereby constitute the Trustee, acting for and on behalf of the Noteholders, the true and lawful attorney of Grantor, irrevocably, with full power (in the name of Grantor or otherwise) to ask, require, demand, receive, compound and give acquittance for any and all moneys and claims for moneys due and to become due under or arising out of the Collateral, including any insurance policies, to elect remedies thereunder, to endorse any checks or other instruments or orders in connection therewith and to file any claims or take any action or institute any proceedings in connection therewith which the Trustee may deem to be necessary or advisable; provided, however, that the Trustee shall give Grantor notice of any action taken by it as such attorney-in-fact promptly after taking any such action.

     3. OBLIGATIONS SECURED. This Agreement secures the payment and performance of all obligations of the Grantor, now existing or hereafter arising, under the Indenture (such obligations being herein called the "OBLIGATIONS").

     4. EVENTS OF DEFAULT. The occurrence of an Event of Default under and as defined in the Indenture, whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body, shall constitute an Event of Default hereunder.

     5.    REMEDIES.

     (a) If any Event of Default has occurred and is continuing, the Trustee may, subject to any applicable requirement of obtaining prior approval from the FCC, and any applicable restrictions of the Communications Act and the FCC Rules (i) declare the

Notes to be due and payable immediately in accordance with the provisions of the Indenture; (ii) proceed to protect and enforce the rights vested in it by this Agreement, including the right to cause all revenues hereby pledged as security and all other moneys pledged hereunder to be paid directly to it, and to enforce its rights hereunder to such payments and all other rights hereunder by such appropriate judicial proceedings as it shall deem most effective to protect and enforce any of such rights, either at law or in equity or otherwise, whether in aid of the exercise of any power therein or herein granted, or for any foreclosure hereunder and sale under a judgment or decree in any judicial proceeding, or to enforce any other legal or equitable right vested in it by this Agreement or by law; (iii) cause any action at law or suit in equity or other proceeding to be instituted and prosecuted to collect or enforce any Obligations or rights included in the Collateral, or to foreclose or enforce any other agreement or other instrument by or under or pursuant to which such Obligations are issued or secured, subject in each case to the provisions and requirements thereof; (iv) sell or otherwise dispose of any or all of the Collateral or cause the Collateral to be sold or otherwise disposed of in one or more sales or transactions, at such prices as the Trustee may deem best, and for cash or on credit or for future delivery, without assumption of any credit risk, at any broker's board or at public or private sale, without demand of performance or notice of intention to sell or of time or place of sale (except such notice as is required by applicable statute, rule or regulation, including any applicable FCC regulation and cannot be waived), it being agreed that the Trustee may bea purchaser on behalf of the holders of Notes at any such sale and that the Trustee or anyone else who may be the purchaser of any or all of the Collateral so sold shall thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any equity of redemption, of Grantor, any such demand, notice or right and equity being hereby expressly waived and released to the extent permitted by law; (v) incur expenses, including attorneys' fees, consultants' fees, and other costs appropriate to the exercise of any right or power under this Agreement; (vi) perform any obligation of Grantor hereunder or under any other agreement of Grantor, and make payments, purchase, contest or compromise any Lien, and pay taxes and expenses, without, however, any obligation so to do; (viii) take possession of the Collateral and render it usable, and repair and renovate the same, without, however, any obligation so to do, and enter upon any location where the same may be located for that purpose, control, manage, operate, rent and lease the Collateral, collect all rents and income from the Collateral and apply the same to reimburse the Trustee and the holders of Notes for any cost or expenses incurred hereunder or under the Indenture and to the payment or performance of Grantor's obligations hereunder or under the Indenture, and apply the balance to the Notes as provided in the Indenture and any remaining excess balance to whomsoever is legally entitled thereto; (viii) secure the appointment of a receiver of the assets of Grantor or any part thereof and/or the Collateral or any part thereof; or (ix) exercise any other or additional rights or remedies granted to a secured party under the Uniform Commercial Code. If, pursuant to applicable law, rule or regulation prior notice of any such action is required to be given to Grantor, Grantor hereby acknowledges that the minimum time required by such applicable law, rule or regulation or if no minimum is specified, ten (10) business days, shall be deemed a reasonablenotice period.

     (b) All costs and expenses (including reasonable attorneys' fees and expenses) incurred by the Trustee in connection with any such suit or proceeding, or in connection with the performance by the Trustee of any of Grantor's agreements contained in any exercise of its rights or remedies hereunder, together with interest thereon (to the extent permitted by law) computed at a rate per annum equal to the interest rate on the Notes from the date on which such costs or expenses are incurred to the date of payment thereof, shall constitute additional indebtedness secured by this Agreement and shall be paid by Grantor to the Trustee on behalf of the Noteholders on demand.

     6.    REMEDIES CUMULATIVE; DELAY NOT WAIVER.

     (a) No right, power or remedy herein conferred upon or reserved to the Trustee is intended to be exclusive of any other right, power or remedy, and every such right, power and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right, power and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy. Resort to any or all security now or hereafter held by the Trustee, may be taken concurrently or successively and in one or several consolidated or independent judicial actions or lawfully taken nonjudicial proceedings, or both.

     (b) No delay or omission of the Trustee to exercise any right or power accruing upon the occurrence and during the continuance of any Event of Default as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and every power and remedy given by this Agreement may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee.

     7.    COVENANTS. Grantor covenants as follows:

     (a) Grantor will not directly or indirectly create, incur, assume or suffer to exist any Liens (except for Permitted Liens) on or with respect to any property or assets constituting a part of the Collateral and Grantor will at its own cost and expense promptly take such action as may be necessary to discharge any such Liens (other than Permitted Liens) on or with respect to any properties or assets constituting a part of the Collateral.

     (b) Any action or proceeding to enforce this Agreement may be taken by the Trustee either in Grantor's name or in the Trustee's name, as the Trustee may deem necessary.

     (c) Grantor shall pay, before the imposition of any fine, penalty, interest or cost attached thereto, all taxes, assessments and other governmental or non-governmental charges or levies now or hereafter assessed or levied against the Collateral or upon the security interest provided for herein (except for Liens for taxes and assessments not then delinquent or which Grantor may, pursuant to the definition of "Permitted Liens" in the Indenture, permit to remain unpaid or any charge being contested in good faith for which an adequate reserve has been established), as well as pay, or cause to be paid, all claims for labor, materials or supplies which, if unpaid, might become a prior Lien (other than a Permitted Lien) thereon.

     (d) Grantor shall keep the Collateral and all systems relating to operations of EchoStar IV, or cause the same to be kept, in good operating condition consistent with reasonable and prudent business practices which, in the case of EchoStar IV, shall be evidenced by the manufacturer's operating manuals and practices of any service company retained by Grantor, all applicable permits and applicable material legal requirements, and make or cause to be made all possible repairs (structural and nonstructural, extraordinary or ordinary) necessary to keep the Collateral and EchoStar IV systems in such condition. Grantor shall be deemed in compliance with the requirements concerning the operation of EchoStar IV under this section so long as Grantor and AT&T (or its affiliates) or another recognized provider of telemetry, tracking and control services are parties to an effective agreement under which AT&T (or its affiliates) or another recognized provider of telemetry, tracking and control services provides telemetry, tracking and control services for EchoStar IV (so long as EchoStar IV is operational).

     8. REPRESENTATIONS AND WARRANTIES. Grantor represents and warrants as follows:

     (a) No effective financing statement or other instrument similar in effect covering all or any part of Grantor's interest in the Collateral is on file in any recording office, except such as may have been filed pursuant to this Agreement or pursuant to the documents evidencing Permitted Liens. The provisions of this Agreement are effective to create in favor of the Trustee a valid security interest in the Collateral (to the extent that the Grantor has rights therein) and, upon the filing of UCC-1 Financing Statements in the filing offices identified on SCHEDULE I in respect of such portions of the Collateral in which a security interest may be perfected as a result of such filing, the Trustee will have a valid and perfected security interest in the Collateral, to the extent that the Grantor has rights therein (other than proceeds, to the extent Section 9-306 of the Uniform Commercial Code as in effect in the relevant jurisdiction(s) is not complied with in respect to such proceeds), subject to no other Liens except Permitted Liens (as defined in the Indenture), and first priority except to the extent of Permitted Liens described in the Indenture.

     (b) Grantor is lawfully possessed of ownership of the Collateral (provided that Grantor's rights in certain permits and licenses may, under applicable law, not be characterized as ownership interests). Grantor has full power and lawful authority to grant and assign the Collateral (as collateral) hereunder. Grantor will, so long as any Obligations shall be outstanding, warrant and defend its title to the Collateral against the claims and demands of all Persons whomsoever.

     (c) All subsidiaries of Grantor are listed in Paragraph 1 of SCHEDULE II; all names of Grantor's predecessors-in-interest are listed in Paragraph 2 of SCHEDULE II; and all names under which Grantor does business are listed in Paragraph 3 of SCHEDULE II.

     (d) Grantor's place of business, or if Grantor has more than one place of business, Grantor's chief executive office, is set forth in Paragraph 4 of
SCHEDULE II.

     (e) Except for the filing or recording of the UCC Financing Statements described in Section 8(b) and the notice requirements contained in any applicable FCC regulation and except as otherwise described in Section 11, no authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either (i) for the grant by Grantor of the security interest in the Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by Grantor, or (ii) for the perfection of such security interest or the exercise by the Trustee of the rights and remedies provided for in this Agreement.

     (f) The execution, delivery and performance by Grantor of this Agreement and the consummation of the transactions contemplated hereby (including the creation of the Liens granted hereunder) will not (i) violate Grantor's constituent organizational documents, (ii) violate any order, judgment or decree of any Governmental Authorities binding on Grantor or any property or assets of Grantor, (iii) violate or conflict with any law, rule, regulation, or Permit applicable to Grantor or any of its properties, (iv) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any agreement, indenture, mortgage, deed of trust, equipment lease, instrument or other document to which Grantor is a party or pursuant to which any of its properties or assets are bound, (v) result in or require the creation or imposition of any Lien upon any material properties or assets of Grantor (other than the creation of the Liens granted hereunder), or (vi) require any approval or consent of Grantor's owners; PROVIDED, HOWEVER, that the exercise of security interests and/or of powers granted the Trustee upon the Event of Default is subject to the requirements and limitations of the Communications Act and the FCC Rules including, without limitation, the requirement of obtaining prior FCC approval to any transfer of control, as the term "control" is used in the Communications Act and construed by the FCC, and the restrictions on alien ownership and control established by the Communications Act and the FCC Rules.

     9.    FURTHER ASSURANCES.

     (a) Grantor agrees that from time to time, at the expense of Grantor, Grantor will promptly (i) execute and file such financing or continuation statements, or amendments thereto, and such other instruments, endorsements or notices, and take such other actions, as may be reasonably necessary or as the Trustee may reasonably request, in order to perfect and preserve the assignments and security interests granted or purported to be granted hereby; and (ii) if any Collateral shall be located outside the United States, but on the Earth, while title therein is vested in Grantor, ensure that prior to such time as such Collateral leaves the United States, all necessary steps are taken to perfect the Trustee's security interest therein pursuant to local law. Notwithstanding any other provision of this Agreement, the Grantor shall not be required to perfect the Trustee's security interest in jurisdictions located outside the United States, but on the Earth, except that the Grantor shall exercise reasonable efforts to perfect the Trustee's security interest in jurisdictions where the Grantor has major warehouses.

     (b) Grantor hereby authorizes the Trustee to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of Grantor where permitted by law. Copies of any such statement or amendment thereto shall promptly be delivered to Grantor.

     (c) Grantor shall pay all filing, registration and recording fees or refiling, re-registration and re-recording fees, and all expenses incident to the execution and acknowledgment of this Agreement, any assurance, and all federal, state, county and municipal stamp taxes and other taxes, duties, imports, assessments and charges arising out of or in connection with the execution and delivery of this Agreement, any agreement supplemental hereto and any instruments of further assurance.

     10. PLACE OF PERFECTION. Grantor shall give the Trustee at least thirty (30) business days' notice before it changes the location of its chief executive office, or its name, identity or structure, and shall at the expense of Grantor execute and deliver such instruments and documents as are required to maintain the priority and perfection of the security interest granted hereby. Grantor shall not change the location of its principal place of business or chief executive office to any location outside of the United States unless the Trustee is reasonably satisfied (based upon advice of legal counsel) that the security interest created under this Agreement will not be adversely affected or impaired.

     11.   FCC MATTERS.

     (a) If an Event of Default shall have occurred and be continuing, Grantor shall take any action which the Trustee may request in the exercise of the Trustee's rights and remedies under this Agreement to transfer and assign to the Trustee, or to such one or more third parties as the Trustee may designate, or to a combination of the foregoing, the Collateral; PROVIDED, HOWEVER, that the Trustee shall provide at least ten days' prior written notice to the FCC and to the Pledgor before taking any action which may result in repossession of any Pledged Collateral where required by FCC rules and regulations and not waivable by Pledgor. To enforce the provisions of this Section 11, the Trustee is hereby empowered to seek from the FCC any approvals required by the Communications Act or the FCC rules and regulations, including, but not limited to, approval of an involuntary transfer of control of any FCC license for the purpose of seeking a BONA FIDE purchaser to whom control of such license will ultimately be transferred. Grantor hereby agrees to authorize such an involuntary transfer of control of such FCC license upon the request of the Trustee. Upon the occurrence and continuation of an Event of Default, Grantor shall use its best efforts to assist in obtaining approval of the FCC, if required, for any action or transactions contemplated by this Agreement, including the preparation, execution and filing with the FCC of Grantor's portion of any application or applications for consent to transfer of control necessary or appropriate under the FCC's rules and regulations for approval of the transfer or assignment of any portion of the Collateral.

     (b) Grantor acknowledges that any necessary FCC approvals and FCC authorization for the transfer of control of the licenses of Grantor are integral to the Trustee's realization of the value of the Collateral for the benefit of the holders of the Notes, that there is no remedy at law for failure by Grantor to comply with the provisions of this Section 11 and that such failure would not be adequately compensable in damages, and therefore agrees that the agreements of Grantor contained in this Section 11 may be specifically enforced.

     (c) Notwithstanding anything to the contrary contained in this Agreement, the Trustee shall not, without first obtaining approval of the FCC, take any action pursuant to this Agreement, including, but not limited to, any action which would constitute or result in any assignment of an FCC license or transfer of control of Grantor if such action would require, under then existing law (including the written rules and regulations of the FCC), the prior approval of the FCC; nor shall any rights hereunder be deemed vested in the Trustee if such vesting would require prior FCC approval or would be deemed to result in an assignment of an FCC license or transfer of control of Grantor, if such assignment or transfer would require the prior approval of the FCC, unless and until such approval is obtained.

     (d) Grantor consents to the transfer of control or assignment of the Collateral to a receiver, trustee, transferee, or similar official or to any purchaser of the Collateral pursuant to any public or private sale, judicial sale, foreclosure or exercise of other remedies available to the Trustee as permitted by applicable law; PROVIDED, HOWEVER, that the Trustee shall provide at least ten days' prior written notice to the FCC and to the

Pledgor before taking any action which may result in repossession of any Pledged Collateral where required by FCC rules and regulations and not waivable by Pledgor.

     (e) Notwithstanding anything to the contrary contained in this Agreement, prior to the occurrence of an Event of Default and compliance with all applicable laws by the Trustee, this Agreement and the transactions contemplated hereby do not, will not, and are not intended to, constitute, create or have the effect of constituting or creating, directly or indirectly, actual or practical ownership of Grantor by the Trustee or control, affirmative or negative, direct or indirect, of Grantor, over the management or any other aspect of the operation of Grantor, which ownership and control remain exclusively and at all times in Grantor. Notwithstanding any other provision of this Agreement, any foreclosure on, sale, transfer or other disposition of, or the exercise of any right to vote or consent with respect to, any of the Collateral as provided herein or any other action taken or proposed to be taken by the Trustee hereunder which would affect the operational, voting, or other control of Grantor or any of the Subsidiaries, shall be effected pursuant to Section 310(d) of the Communications Act of 1934, as amended, and to the applicable rules and regulations thereunder.

     (f) There shall be no communications between the Pledgor and the Trustee whereby the Trustee shall influence the management and/or operation of any and all facilities subject to Title III of the Communications Act.

     12.   MISCELLANEOUS.

     (a) NOTICES. All notices and other communications required or permitted to be given or made under this Agreement shall be in writing and shall be deemed to have been duly given and received, regardless of when and whether received, either: (a) on the day of hand delivery; or (b) on the third business day after the day sent, when sent by United States certified mail, postage and certification fee prepaid, return receipt requested, addressed as follows:

     To the Trustee:

     First Trust National Association
     180 East Fifth Street
     Saint Paul, MN 55101
     Attn: Corporate Trust Administration

     To Grantor:

     c/o EchoStar DBS Corporation
     90 Inverness Circle East
     Englewood, CO 80112
     Attn: David K. Moskowitz

or at such other address as the specified entity most recently may have designated in writing in accordance with this section to the others.

     (b) HEADINGS. The headings in this Agreement are for purposes of reference only and shall not affect the meaning or construction of any provision of this Agreement.

     (c) SEVERABILITY. The provisions of this Agreement are severable, and if any clause or provision shall be held invalid, illegal or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Agreement in any jurisdiction.

     (d) AMENDMENTS, WAIVERS AND CONSENTS. Any amendment or waiver of any provision of this Agreement and any consent to any departure by Grantor from any provision of this Agreement shall be effective only if made or given in compliance with all of the terms and provisions of the Indenture.

     (e) INTERPRETATION OF AGREEMENT. Time is of the essence in each provision of this Agreement of which time is an element.

     (f) CONTINUING SECURITY INTEREST. This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until payment and performance in full of the Obligations,
(ii) be binding upon Grantor, its successors and assigns, and (iii) inure, together with the rights and remedies of the Trustee hereunder, to the benefit of the Trustee and its successors, transferees and assigns.

     (g) REINSTATEMENT. To the extent permitted by law, this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any amount received by the Trustee in respect of the Obligations is rescinded or must otherwise be restored or returned by the Trustee, upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Grantor or upon the appointment of any receiver, intervenor, conservator, trustee or similar official for Grantor or any substantial part of its assets, or otherwise, all as though such payments had not been made.

     (h) SURVIVAL OF PROVISIONS. All representations, warranties and covenants of Grantor contained herein shall survive the execution and delivery of this Agreement, and shall terminate only upon the full and final payment and performance by Grantor of the Obligations secured hereby.

     (i) AUTHORITY OF THE TRUSTEE. Subject to any applicable requirement of prior FCC approval and any applicable restrictions established by the Communications Act and the FCC Rules, the Trustee shall have and be entitled to exercise all powers hereunder which are specifically granted to the Trustee by the terms hereof, together with such powers as are reasonably incident thereto. The Trustee may perform any of its duties hereunder or in connection with the Collateral by or through agents or employees and shall be entitled to retain counsel and to act in reliance upon the advice of counsel concerning all such matters. Neither the Trustee nor any director, officer, employee, attorney or agent of the Trustee shall be liable to Grantor for any action taken or omitted to be taken by it or them hereunder, except for its or their own gross negligence or willful misconduct, not shall the Trustee be responsible for the validity, effectiveness or sufficiency of this Agreement or of any document or security furnished pursuant hereto. The Trustee and its directors, officers, employees, attorneys and agents shall be entitled to rely on any communication, instrument or document reasonably believed by it or them to be genuine and correct and to have been signed or sent by the proper person or persons. Grantor agrees to indemnify and hold harmless the Trustee and any other Person from and against any and all costs, expenses (including reasonable fees, expenses and disbursements of attorneys and paralegals (including, without duplication, reasonable charges of inside counsel)), claims and liabilities incurred by the Trustee or such Person hereunder, unless such claim or liability shall be due to willful misconduct or gross negligence on the part of the Trustee or such Person.

     (j)  RELEASE; TERMINATION OF AGREEMENT.  Subject to the provisions of
Section 12(g), this Agreement shall terminate upon full and final payment and performance of all the Obligations. At such time, the Trustee shall, at the request and expense of Grantor, promptly reassign and redeliver to Grantor all of the Collateral hereunder which has not been sold, disposed of, retained or applied by the Trustee in accordance with the terms hereof. Such reassignment and redelivery shall be without warranty by or recourse to the Trustee, except as to the absence of any prior assignments by the Trustee of its interest in the Collateral, and shall be at the expense of Grantor.

     (k) COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which, when so executed and delivered, shall be deemed an original but all of which shall together constitute one and the same agreement.

     (l)  WAIVERS.  GRANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY:

          (i) EXCEPT AS EXPRESSLY PROVIDED IN SECTIONS 5(a) AND 11(a), WAIVES ALL RIGHTS OF NOTICE AND HEARING OF ANY KIND PRIOR TO THE EXERCISE BY THE TRUSTEE OF ITS RIGHTS FROM AND AFTER AN EVENT OF DEFAULT TO REPOSSESS THE COLLATERAL WITH JUDICIAL PROCESS OR TO REPLEVY, ATTACH OR LEVY UPON THE COLLATERAL. GRANTOR WAIVES THE POSTING OF ANY BOND OTHERWISE REQUIRED OF THE TRUSTEE IN CONNECTION WITH ANY JUDICIAL PROCESS OR PROCEEDING TO OBTAIN POSSESSION OF, REPLEVY, ATTACH OR LEVY UPON COLLATERAL, TO ENFORCE ANY JUDGMENT OR OTHER SECURITY FOR THE OBLIGATIONS, TO ENFORCE ANY JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF SUCH PARTY OR TO ENFORCE BY SPECIFIC PERFORMANCE, TEMPORARY RESTRAINING ORDER, PRELIMINARY OR PERMANENT INJUNCTION, THIS AGREEMENT;

          (ii) WAIVES THE RIGHT TO ASSERT ANY SETOFF, COUNTERCLAIM OR CROSS-CLAIM IN RESPECT OF, AND ALL STATUTES OF LIMITATIONS WHICH MAY BE RELEVANT TO, SUCH ACTION OR PROCEEDING;

          (iii) WAIVES DILIGENCE, DEMAND, PRESENTMENT AND PROTEST AND ANY NOTICES THEREOF AS WELL AS NOTICE OF NONPAYMENT EXCEPT FOR NOTICES REQUIRED UNDER THE COMMUNICATIONS ACT AND/OR THE FCC RULES WHICH ARE NOT WAIVABLE BY PLEDGOR; AND

          (iv) WAIVES PRESENTMENT AND DEMAND FOR PAYMENT OF ANY OF THE OBLIGATIONS, PROTEST AND NOTICE OF DISHONOR OR DEFAULT WITH RESPECT TO ANY OF THE OBLIGATIONS.

     (m) GOVERNING LAW. The validity, interpretation and enforcement of this Agreement shall be governed by the laws of the State of New York without giving effect to the conflict of law principles thereof.

     IN WITNESS WHEREOF, Grantor and the Trustee have caused this Security Agreement to be duly executed as of the day and year first above written.

                                       ECHOSTAR DBS CORPORATION,
                                         a Colorado corporation


                                       By:  /s/ DAVID K. MOSKOWITZ
                                            -------------------------------
                                            Name:  David K. Moscowitz
                                            Title: Senior Vice President
                                                   and General Counsel


                                       FIRST TRUST NATIONAL
                                        ASSOCIATION, as Trustee


                                       By:  /s/ RICHARD PROKOSCH
                                            -------------------------------
                                            Name:  Richard Prokosch
                                            Title: Trust Officer

                                  SCHEDULE I

                            UCC-1 FILING LOCATIONS


1.  Secretary of State of the State of Colorado

2.  Secretary of State of the State of Minnesota

                                  SCHEDULE II

                           MISCELLANEOUS DISCLOSURES


(1) SUBSIDIARIES (SECTION 8(c)):

    DirectSat Corporation
    Dish, Ltd.
    E-Sat, Inc. (80% owned by Dish, Ltd.)
    Echo Acceptance Corporation
    Echonet Business Network, Inc.
    Echosphere Corporation
    Echosphere de Mexico, S. de R.L. de C.V.
    EchoStar Capacity Corporation
    EchoStar Indonesia, Inc.
    EchoStar International Corporation
    EchoStar International (Mauritius) Limited
    EchoStar Manufacturing and Distribution Private Limited (India)
    EchoStar North America Corporation
    EchoStar Real Estate Corporation
    EchoStar Satellite Broadcasting Corporation
    EchoStar Satellite Corporation
    FlexTracker Sdn. Bhd.
    Houston Tracker Systems, Inc.
    HT Ventures, Inc.
    Lenson Heath USA, Ltd. (a partnership)
    Satellite Source, Inc.
    Satrec Mauritius Limited (40% owned by EchoStar International Corporation)

(2) PREDECESSORS-IN-INTEREST (SECTION 8(c)):

    None

(3) DBA'S (SECTION 8(c)):

    None

(4) PLACE OF BUSINESS OR CHIEF EXECUTIVE OFFICE (SECTION 8(d)):

    90 Inverness Circle East
    Englewood, Colorado  80112

                   SECURITY INTEREST PLEDGE AGREEMENT




                                  Between


                       FIRST TRUST NATIONAL ASSOCIATION

                                 ("Trustee")


                                     and


                            ECHOSTAR DBS CORPORATION

                                  ("Grantor")





                                   June 25, 1997

         This SECURITY INTEREST PLEDGE AGREEMENT ("AGREEMENT"), dated as of
June 25, 1997, by and between FIRST TRUST NATIONAL ASSOCIATION, as secured party and as trustee for the benefit of the holders of the Notes (as defined below) under the Indenture (as defined below) (the "TRUSTEE"), and EchoStar DBS Corporation, a Colorado corporation ("GRANTOR").

                                       RECITALS

         A. Pursuant to that certain Indenture dated as of June 25, 1997 by and between Grantor and the Trustee, as trustee (the "INDENTURE"), Grantor has issued its Senior Secured Notes due 2002 ("NOTES").

         B. Pursuant to an Interest Escrow Agreement, subject to certain conditions, certain proceeds of the sale of the Notes will be drawn upon to pay the first five semi-annual interest payments on the Notes.

         C. Pursuant to a Satellite Escrow Agreement, the Grantor will be entitled, subject to certain conditions, to draw upon certain proceeds from the sale of the Notes to make required payments under the Satellite Contracts and Launch Contracts, as well as to make payments of Launch Insurance or In-Orbit Insurance.

         D. The Indenture requires that Grantor execute and deliver this Agreement.

                                      AGREEMENT

         In consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Grantor hereby agrees with the Trustee as follows:

         1. DEFINITIONS. Unless otherwise defined, all terms used herein shall have the meanings given in the Indenture. The following terms shall have the respective meanings given:

              "COLLATERAL DOCUMENTS" has the meaning given in the Indenture.

              "INTEREST ESCROW AGREEMENT" means the Interest Escrow Agreement dated as of the date hereof among First Trust National Association, as Escrow Agent, the Trustee and Grantor.
              "FCC" means the United States Federal Communications Commission.

              "GOVERNMENTAL AUTHORITIES" means any national, state or local government (whether domestic or foreign), any political subdivision thereof or any other governmental or quasi-governmental, judicial, public or statutory instrumentality, authority, body, agency, bureau or entity, or any arbitrator with authority to bind a party at law.

              "PERSON" means any natural person, corporation, partnership, firm, association, Governmental Authority, or any other entity whether acting in an individual, fiduciary or other capacity.

              "SATELLITE ESCROW AGREEMENT" means the Satellite Escrow Agreement dated as of the date hereof among First Trust National Association, as Escrow Agent, the Trustee and Grantor.

         2.   ASSIGNMENT, PLEDGE AND GRANT OF SECURITY INTEREST.

              (a) To secure the timely payment and performance of the Obligations (as defined below), Grantor does hereby assign as collateral, grant a security interest in, and pledge, to the Trustee, on behalf of the holders of the Notes, all the estate, right, title and interest of Grantor, whether now owned or hereafter acquired, in, to and under:

                   (i) a first priority interest in the proceeds (as set forth below) of sale of Grantor's permit or other authorization from the FCC for the 148E WL orbital slot frequency assignment.

                   (ii) the proceeds of all of the foregoing (all of the collateral described in clauses (i) and (ii) being herein collectively referred to as the "COLLATERAL"), including (A) all rights of Grantor to receive moneys due and to become due under or pursuant to the Collateral, (B) all rights of Grantor to receive return of any premiums for or proceeds of any insurance, indemnity, warranty or guaranty with respect to the Collateral and (C) to the extent not included in the foregoing, all proceeds receivable or received when any and all of the foregoing Collateral is sold, collected, exchanged or otherwise disposed, whether voluntarily or involuntarily.

              (b) Subject to the terms of the Indenture, upon the occurrence and during the continuance of an Event of Default, Grantor does hereby constitute the Trustee, acting for and on behalf of the Noteholders, the true and lawful attorney of Grantor, irrevocably, with full power (in the name of Grantor or otherwise) to ask, require, demand, receive, compound and give acquittance for any and all moneys and claims for moneys due and to become due under or arising out of any Collateral, including any insurance policies, to elect remedies thereunder, to endorse any checks or other instruments or orders in connection therewith and to file any claims or take any action or institute any proceedings in connection therewith which the Trustee may deem to be necessary or advisable; provided, however, that the Trustee shall give Grantor notice of any action taken by it as such attorney-in-fact promptly after taking any such action. Such appointment as attorney-in-fact must be exercised consistently with the Communications Act of 1934, as amended and the rules, regulations and policies of the FCC (collectively, the "Communications Act"), including, but not limited to, compliance with the FCC's rules concerning the execution and filing of applications, reports and documents, or other instruments with the FCC. The Grantor agrees to cooperate in making any required filings with the FCC.

         3. OBLIGATIONS SECURED. This Agreement secures the payment and performance of all obligations of Grantor, now existing or hereafter arising, under the Indenture (such obligations being herein called the "OBLIGATIONS").

         4. EVENTS OF DEFAULT. The occurrence of an Event of Default under and as defined in the Indenture, whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body, shall constitute an Event of Default hereunder.

         5.   REMEDIES.

              (a) If any Event of Default has occurred and is continuing, the Trustee may, (i) declare the Notes to be due and payable immediately in accordance with the provisions of the Indenture, (ii) proceed to protect and enforce the rights vested in it by this Agreement, including the right to cause all revenues hereby pledged as security and all other moneys pledged hereunder to be paid directly to it, and to enforce its rights hereunder to such payments and all other rights hereunder by such appropriate judicial proceedings as it shall deem most effective to protect and enforce any of such rights, either at law or in equity or otherwise, or in aid of the exercise of any power therein or herein granted, or for any foreclosure hereunder and sale under a judgment or decree in any judicial proceeding, or to enforce any other legal or equitable right vested in it by this Agreement or by law; (iii) cause any action at law or suit in equity or other proceeding to be instituted and prosecuted to collect or enforce any Obligations or rights included in the Collateral, or to foreclose or enforce any other agreement or other instrument by or under or pursuant to which such Obligations are issued or secured, subject in each case to the provisions and requirements thereof; (iv) sell or otherwise dispose of any or all of the Collateral or cause the Collateral to be sold or otherwise disposed of in one or more sales or transactions, at such prices as the Trustee may deem best, and for cash or on credit or for future delivery, without assumption of any credit risk, at any broker's board or at public or private sale, without demand of performance or notice of intention to sell or of time or place of sale (except such notice or the obtaining of prior approval as is required by applicable statute, rule or regulation, including pursuant to the Communications Act, and cannot be waived), it being agreed that the Trustee may be a purchaser on behalf of the holders of Notes at any such sale and that the Trustee or anyone else who may be the puchaser of any or all of the Collateral so sold shall thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any equity of redemption, of Grantor, any such demand, notice or right and equity being hereby expressly waived and released to the extent permitted by law; (v) incur expenses, including attorneys' fees, consultants' fees, and other costs appropriate to the exercise of any right or power under this Agreement;
(vi) perform any obligation of Grantor hereunder or under any other agreement of Grantor, and make payments, purchase, contest or compromise any Lien, and pay taxes and expenses, without, however, any obligation so to do; (viii) take possession of the Collateral, control and manage the Collateral, collect all income from the Collateral and apply the same to reimburse the Trustee and the holders of Notes for any cost or expenses incurred hereunder or under the Indenture and to the payment or performance of Grantor's obligations hereunder or under the Indenture, and apply the balance to the Notes as provided in the Indenture and any remaining excess balance to whomsoever is legally entitled thereto; (viii) secure the appointment of a receiver of the assets of Grantor or any part thereof and/or the Collateral or any party thereof; or (ix) exercise any other or additional rights or remedies granted to a secured party under the Uniform Commercial Code. If, pursuant to applicable law, rule or regulation prior notice of any such action is required to be given to Grantor, Grantor hereby acknowledges that the minimum time required by such applicable law, rule or regulation or if no minimum is specified, ten (10) business days, shall be deemed a reasonable notice period.

              (b) All costs and expenses (including reasonable attorneys' fees and expenses) incurred by the Trustee in connection with any such suit or proceeding, or in connection with the performance by the Trustee of any of Grantor's agreements contained in any exercise of its rights or remedies hereunder pursuant to the terms of this Agreement, together with interest thereon (to the extent permitted by law) computed at a rate per annum equal to the interest rate on the Notes from the date on which such costs or expenses are incurred to the date of payment thereof, shall constitute additional indebtedness secured by this Agreement and shall be paid by Grantor to the Trustee on behalf of the Noteholders on demand.

              (c) Notwithstanding anything to the contrary contained herein, neither the Grantor nor the Trustee shall, without first obtaining the approval of the FCC, take any action pursuant to this Agreement which would constitute or result in any assignment of a license, permit, certification, or authorization granted by the FCC (the "FCC Permit") to the Grantor or any change of control of the Grantor or of the Grantor's operations, if such assignment of the FCC Permit or change of control would require, under then existing law (including the Communications Act), the prior approval of the FCC.

         6.   REMEDIES CUMULATIVE; DELAY NOT WAIVER.

              (a) No right, power or remedy herein conferred upon or reserved to the Trustee is intended to be exclusive of any other right, power or remedy, and every such right, power and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right, power and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy. Resort to any or all security now or hereafter held by the Trustee, may be taken concurrently or successively and in one or several consolidated or independent judicial actions or lawfully taken nonjudicial proceedings, or both.

              (b) No delay or omission of the Trustee to exercise any right or power accruing upon the occurrence and during the continuance of any Event of Default as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and every power and remedy given by this Agreement may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee.

         7.   COVENANTS.  Grantor covenants as follows:

              (a) Grantor will not directly or indirectly create, incur, assume or suffer to exist any Liens (except for Permitted Liens) on or with respect to any property or assets constituting a part of the Collateral and Grantor will at its own cost and expense promptly take such action as may be necessary to discharge any such Liens (other than Permitted Liens) on or with respect to any properties or assets constituting a part of the Collateral.

              (b) Any action or proceeding to enforce this Agreement may be taken by the Trustee either in Grantor's name or in the Trustee's name, as the Trustee may deem necessary.

              (c) Grantor shall pay, before the imposition of any fine, penalty, interest or cost attached thereto, all taxes, assessments and other governmental or non-governmental charges or levies now or hereafter assessed or levied against the Collateral or upon the security interest provided for herein (except for Liens for taxes and assessments not then delinquent or which Grantor may, pursuant to the definition of "Permitted Liens" in the Indenture, permit to remain unpaid or any charge being contested in good faith for which an adequate reserve has been established), as well as pay, or cause to be paid, all claims for labor, materials or supplies which, if unpaid, might become a prior Lien (other than a Permitted Lien) thereon.

              (d) Grantor shall keep the Collateral, or cause the same to be kept, in good condition consistent with reasonable and prudent business practices.

         8. REPRESENTATIONS AND WARRANTIES. Grantor represents and warrants as follows:

              (a) No effective financing statement or other instrument similar in effect covering all or any part of Grantor's interest in the Collateral is on file in any recording office, except such as may have been filed pursuant to this Agreement or pursuant to the documents evidencing Permitted Liens. The provisions of this Agreement are effective to create in favor of the Trustee a valid security interest in the Collateral (to the extent that the Grantor has rights therein) and, upon the filing of UCC-1 Financing Statements in the filing offices identified on SCHEDULE I in respect of such portions of the Collateral in which a security interest may be perfected as a result of such filing, the Trustee will have a valid and perfected security interest in the Collateral, to the extent that the Grantor has rights therein (other than proceeds, to the extent Section 9-306 of the Uniform Commercial Code as in effect in the relevant jurisdiction(s) is not complied with respect to such proceeds), subject to no other Liens except Permitted Liens (as defined in the Indenture), and first priority except to the extent of Permitted Liens described in the Indenture.

              (b) Grantor is lawfully possessed of ownership of the Collateral (provided that Grantor's rights in certain permits and licenses, including the permit or other authorization from the FCC for the 148E orbital slot frequency assignments) may, under applicable law, not be characterized as ownership interests). Grantor has full power and lawful authority to grant and assign the Collateral hereunder. Grantor will, so long as any Obligations shall be outstanding, warrant and defend its title to the Collateral against the claims and demands of all Persons whomsoever.

              (c)  All subsidiaries of Grantor are listed in Paragraph 1 of
SCHEDULE II; all names of Grantor's predecessors-in-interest are listed in Paragraph 2 of SCHEDULE II; and all names under which Grantor does business are listed in Paragraph 3 of SCHEDULE II.

              (d) Grantor's place of business, or if Grantor has more than one place of business, Grantor's chief executive office, is set forth in Paragraph 4 of SCHEDULE II.

              (e) Except for the filing or recording of the UCC Financing Statements described in Section 8(a) and the notice and prior consent requirements contained in the Communications Act and except as otherwise described in Section 11, no authorization, approval, or other action by, and no notice to or filing with, any Governmental Authority or regulatory body is required either (i) for the grant by Grantor of the security interest in the Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by Grantor, or (ii) for the perfection of such security interest or the exercise by the Trustee of the rights and remedies provided for in this Agreement.

              (f) The execution, delivery and performance by Grantor of this Agreement and the consummation of the transactions contemplated hereby (including the creation of the Liens granted hereunder) will not (i) violate Grantor's constituent organizational documents, (ii) violate any order, judgment or decree of any Governmental Authorities binding on Grantor or any property or assets of Grantor, (iii) violate or conflict with any law, rule, regulation, or Permit applicable to Grantor or any of its properties, (iv) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any agreement, indenture, mortgage, deed of trust, equipment lease, instrument or other document to which Grantor is a party or pursuant to which any of its properties or assets are bound, (v) result in or require the creation or imposition of any Lien upon any material properties or assets of Grantor (other than the creation of the Liens granted hereunder), or (vi) require any approval or consent of Grantor's owners.

         9.   FURTHER ASSURANCES.

              (a) Grantor agrees that from time to time, at the expense of Grantor, Grantor will promptly (i) execute and file such financing or continuation statements, or amendments thereto, and such other instruments, endorsements or notices, and take such other actions, as may be reasonably necessary or as the Trustee may reasonably request, in order to perfect and preserve the assignments and security interests granted or purported to be granted hereby; and (ii) if any Collateral shall be located outside the United States, but on the Earth, while title therein is vested in Grantor, ensure that prior to such time as such Collateral leaves the United States, all necessary steps are taken to perfect the Trustee's security interest therein pursuant to local law. Notwithstanding any other provision of this Agreement, the Grantor shall not be required to perfect the Trustee's security interest in jurisdictions located outside the United States, but on the Earth, except that the Grantor shall exercise reasonable efforts to perfect the Trustee's security interest in jurisdictions where the Grantor has major warehouses.

              (b) Grantor hereby authorizes the Trustee to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of Grantor where permitted by law. Copies of any such statement or amendment thereto shall promptly be delivered to Grantor.

              (c) Grantor shall pay all filing, registration and recording fees or refiling, re-registration and re-recording fees, and all expenses incident to the execution and acknowledgment of this Agreement, any assurance, and all federal, state, county and municipal stamp taxes and other taxes, duties, imports, assessments and charges arising out of or in connection with the execution and delivery of this Agreement, any agreement supplemental hereto and any instruments of further assurance.

         10. PLACE OF PERFECTION. Grantor shall give the Trustee at least thirty (30) business days' notice before it changes the location of its chief executive office, or its name, identity or structure, and shall at the expense of Grantor execute and deliver such instruments and documents as are required to maintain the priority and perfection of the security interest granted hereby. Grantor shall not change the location of its principal place of business or chief executive office to any location outside of the United States unless the Trustee is reasonably satisfied (based upon advice of legal counsel) that the security interest created under this Agreement will not be adversely affected or impaired.

         11.  MISCELLANEOUS.

              (a) NOTICES. All notices and other communications required or permitted to be given or made under this Agreement shall be in writing and shall be deemed to have been duly given and received, regardless of when and whether received, either: (a) on the day of hand delivery; or (b) on the third business day after the day sent, when sent by United States certified mail, postage and certification fee prepaid, return receipt requested, addressed as follows:


              To the Trustee:

              First Trust National Association
              180 East Fifth Street
              Saint Paul, MN 55101
              Attn: Corporate Trust Administration

              To Grantor:

              c/o EchoStar DBS Corporation
              90 Inverness Circle East
              Englewood, CO 80112
              Attn: David K. Moskowitz
or at such other address as the specified entity most recently may have designated in writing in accordance with this section to the others.

              (b) HEADINGS. The headings in this Agreement are for purposes of reference only and shall not affect the meaning or construction of any provision of this Agreement.

              (c) SEVERABILITY. The provisions of this Agreement are severable, and if any clause or provision shall be held invalid, illegal or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Agreement in any jurisdiction.

              (d) AMENDMENTS, WAIVERS AND CONSENTS. Any amendment or waiver of any provision of this Agreement and any consent to any departure by Grantor from any provision of this Agreement shall be effective only if made or given in compliance with all of the terms and provisions of the Indenture.

              (e) INTERPRETATION OF AGREEMENT. Time is of the essence in each provision of this Agreement of which time is an element.

              (f) CONTINUING SECURITY INTEREST. This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until payment and performance in full of the Obligations, (ii) be binding upon Grantor, its successors and assigns, and (iii) inure, together with the rights and remedies of the Trustee hereunder, to the benefit of the Trustee and its successors, transferees and assigns.

              (g) REINSTATEMENT. To the extent permitted by law, this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any amount received by the Trustee in respect of the Obligations is rescinded or must otherwise be restored or returned by the Trustee, upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Grantor or upon the appointment of any receiver, intervenor, conservator, trustee or similar official for Grantor or any substantial part of its assets, or otherwise, all as though such payments had not been made.

              (h) SURVIVAL OF PROVISIONS. All representations, warranties and covenants of Grantor contained herein shall survive the execution and delivery of this Agreement, and shall terminate only upon the full and final payment and performance by Grantor of the Obligations secured hereby.

              (i) AUTHORITY OF THE TRUSTEE. The Trustee shall have and be entitled to exercise all powers hereunder which are specifically granted to the Trustee by the terms hereof, together with such powers as are reasonably incident thereto. The Trustee may perform any of its duties hereunder or in connection with the Collateral by or through agents or employees and shall be entitled to retain counsel and to act in reliance upon the advice of counsel concerning all such matters. Neither the Trustee nor any director, officer, employee, attorney or agent of the Trustee shall be liable to Grantor for any action taken or omitted to be taken by it or them hereunder, except for its or their own gross negligence or willful misconduct, not shall the Trustee be responsible for the validity, effectiveness or sufficiency of this Agreement or of any document or security furnished pursuant hereto. The Trustee and its directors, officers, employees, attorneys and agents shall be entitled to rely on any communication, instrument or document reasonably believed by it or them to be genuine and correct and to have been signed or sent by the proper person or persons. Grantor agrees to indemnify and hold harmless the Trustee and any other Person from and against any and all costs, expenses (including reasonable fees, expenses and disbursements of attorneys and paralegals (including, without duplication, reasonable charges of inside counsel)), claims and liabilities incurred by the Trustee or such Person hereunder, unless such claim or liability shall be due to willful misconduct or gross negligence on the part of the Trustee or such Person.

              (j) RELEASE; TERMINATION OF AGREEMENT. Subject to the provisions of Section 11(g), this Agreement shall terminate upon full and final payment and performance of all the Obligations. At such time, the Trustee shall, at the request and expense of Grantor, promptly reassign and redeliver to Grantor all of the Collateral hereunder which has not been sold, disposed of, retained or applied by the Trustee in accordance with the terms hereof. Such reassignment and redelivery shall be without warranty by or recourse to the Trustee, except as to the absence of any prior assignments by the Trustee of its interest in the Collateral, and shall be at the expense of Grantor.

              (k) COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which, when so executed and delivered, shall be deemed an original but all of which shall together constitute one and the same agreement.

              (l)  WAIVERS.  GRANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY:

                   (i) EXCEPT AS EXPRESSLY PROVIDED IN SECTION 5(a), WAIVES ALL RIGHTS OF NOTICE AND HEARING OF ANY KIND PRIOR TO THE EXERCISE BY THE TRUSTEE OF ITS RIGHTS FROM AND AFTER AN EVENT OF DEFAULT TO REPOSSESS THE COLLATERAL WITH JUDICIAL PROCESS OR TO REPLEVY, ATTACH OR LEVY UPON THE COLLATERAL. GRANTOR WAIVES THE POSTING OF ANY BOND OTHERWISE REQUIRED OF THE TRUSTEE IN CONNECTION WITH ANY JUDICIAL PROCESS OR PROCEEDING TO OBTAIN POSSESSION OF, REPLEVY, ATTACH OR LEVY UPON COLLATERAL, TO ENFORCE ANY JUDGMENT OR OTHER SECURITY FOR THE OBLIGATIONS, TO ENFORCE ANY JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF SUCH PARTY OR TO ENFORCE BY SPECIFIC PERFORMANCE, TEMPORARY RESTRAINING ORDER, PRELIMINARY OR PERMANENT INJUNCTION, THIS AGREEMENT;

                   (ii) WAIVES THE RIGHT TO ASSERT ANY SETOFF, COUNTERCLAIM OR CROSS-CLAIM IN RESPECT OF, AND ALL STATUTES OF LIMITATIONS WHICH MAY BE RELEVANT TO, SUCH ACTION OR PROCEEDING;

                   (iii) WAIVES DILIGENCE, DEMAND, PRESENTMENT AND PROTEST AND ANY NOTICES THEREOF AS WELL AS NOTICE OF NONPAYMENT; AND

                   (iv) WAIVES PRESENTMENT AND DEMAND FOR PAYMENT OF ANY OF THE OBLIGATIONS, PROTEST AND NOTICE OF DISHONOR OR DEFAULT WITH RESPECT TO ANY OF THE OBLIGATIONS.

              (m) GOVERNING LAW. The validity, interpretation and enforcement of this Agreement shall be governed by the laws of the State of New York without giving effect to the conflict of law principles thereof.

         IN WITNESS WHEREOF, Grantor and the Trustee have caused this Security Agreement to be duly executed as of the day and year first above written.

                                       ECHOSTAR DBS CORPORATION,
                                        a Colorado corporation


                                       By: /s/ DAVID K. MOSKOWITZ
                                          ------------------------------------
                                          Name:  David K. Moskowitz
                                          Title: Senior Vice President,
                                                  General Counsel and Secretary


                                       FIRST TRUST NATIONAL
                                        ASSOCIATION, as Trustee

                                       By: /s/ RICHARD PROKOSCH
                                          ------------------------------------
                                          Name:  Richard Prokosch
                                          Title: Trust Officer

                                      SCHEDULE I

                                UCC-1 FILING LOCATIONS




1. Secretary of State of Colorado
2. Secretary of State of Minnesota

                                     SCHEDULE II

                              MISCELLANEOUS DISCLOSURES
                              -------------------------

(1) SUBSIDIARIES (SECTION 8(c)):

    DirectSat Corporation
    Dish, Ltd.
    E-Sat, Inc. (80% owned by Dish, Ltd.)
    Echo Acceptance Corporation
    Echonet Business Network, Inc.
    Echosphere Corporation
    Echosphere de Mexico, S. de R.L. de C.V.
    EchoStar Capacity Corporation
    EchoStar Indonesia, Inc.
    EchoStar International Corporation
    EchoStar International (Mauritius) Limited
    EchoStar Manufacturing and Distribution Private Limited (India)
    EchoStar North America Corporation
    EchoStar Real Estate Corporation
    EchoStar Satellite Broadcasting Corporation
    EchoStar Satellite Corporation
    FlexTracker Sdn. Bhd.
    Houston Tracker Systems, Inc.
    HT Ventures, Inc.
    Lenson Heath USA, Ltd. (a partnership)
    Satellite Source, Inc.
    Satrec Mauritius Limited (40% owned by EchoStar International Corporation)

(2) PREDECESSORS-IN-INTEREST (SECTION 8(c)):

         None

(3) DBA'S (SECTION 8(c)):

         None

(4) PLACE OF BUSINESS OR CHIEF EXECUTIVE OFFICE (SECTION 8(d):

         90 Inverness Circle East
         Englewood, Colorado 80112






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